UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cloud Peak Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CLOUD PEAK ENERGY INC.

505 South Gillette Avenue

Gillette, Wyoming 82716

March 28, 2016

Dear Fellow Stockholder:

It is our pleasure to invite you to attend Cloud Peak Energy Inc.’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The 2016 Annual Meeting will be held on Wednesday, May 11, 2016 at 9:00 a.m. Mountain Time, at the Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718.

In connection with the 2016 Annual Meeting, the attached Notice of Annual Meeting and Proxy Statement describe the business items we plan to address at the meeting. We also will present a brief report on our business and respond to your questions at the meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting, Proxy Statement and annual report on Form 10-K for the year ended December 31, 2015 to you online with paper copies available, free of charge, upon request. On or about March 28, 2016, we began mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our stockholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Your vote is very important so we encourage you to review the information contained in the proxy materials and submit your proxy, regardless of the number of shares you own. It is important that beneficial owners instruct their brokers on how they want to vote their shares. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online.

We look forward to seeing you on May 11th.

Sincerely,

Keith Bailey Chairman of the Board	Colin Marshall President, Chief Executive Officer and Director

CLOUD PEAK ENERGY INC.

505 South Gillette Avenue, Gillette, Wyoming 82716

March 28, 2016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2016

As a stockholder of Cloud Peak Energy Inc., a Delaware corporation, you are hereby given notice of, and invited to attend in person or by proxy, Cloud Peak Energy Inc.’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The 2016 Annual Meeting will be held at the Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718, on Wednesday, May 11, 2016, at 9:00 a.m. Mountain Time, for the following purposes:

1.              To elect two Class I members of the Board of Directors of Cloud Peak Energy Inc. (the “Board”) named in the Proxy Statement, each for a term of three years;

2.              To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2016 fiscal year;

3.              To approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”);

4.              To approve the First Amendment to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (as amended and restated effective March 12, 2016) (the “Restated 2009 LTIP”) to increase the number of shares authorized for issuance thereunder;

5.              To re-approve the material terms of the Restated 2009 LTIP, as amended by the First Amendment, in accordance with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code;

6.              To approve an amendment to the Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. (the “Certificate of Incorporation”) to eliminate the classification of the Board over a three-year period; and

7.              To transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

The Board has fixed the close of business on March 18, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the 2016 Annual Meeting and any adjournment or postponement thereof.

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about March 28, 2016, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, submit your proxy, and request paper copies of the proxy materials. We believe this process expedites stockholders’ receipt of the proxy materials, lowers the cost of our 2016 Annual Meeting through lower printing and distribution costs, and reduces the environmental impact associated with printing a large volume of proxy materials. Your vote is important. We urge you to review the Proxy Statement carefully and to submit your proxy or voting instructions as soon as possible so that your shares will be represented at the meeting.

Thank you for your continued interest and support.

By Order of the Board of Directors,

Bryan Pechersky Executive Vice President, General Counsel, and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2016

This Notice of Annual Meeting, the Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) (which we are distributing in lieu of a separate annual report to stockholders), are available on our website at www.cloudpeakenergy.com, in the “SEC Filings” subsection of the “Investor Relations” section. Additionally, you may access the Notice of Annual Meeting, the Proxy Statement and the Form 10-K at www.proxyvote.com.

PROXY STATEMENT TABLE OF CONTENTS

i

ii

Description of Proposal	72
Description of the Section 162(m) Material Terms	73
Eligibility to Participate	73
Maximum Amount of Compensation	73
Business Criteria	73
Other Material LTIP Provisions	74
Grants to Certain Persons	74
Board Recommendation on Proposal	74
NEW PLAN BENEFITS	75
EQUITY COMPENSATION PLAN INFORMATION	76
PROPOSAL VI
BOARD DECLASSIFICATION AMENDMENT TO CERTIFICATE OF INCORPORATION	77
Description of Proposal	77
Board Recommendation on Proposal	78
OTHER BUSINESS	79
PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS	80
Proposals for Inclusion in Our Proxy Statement	80
Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)	80
Proposals Not for Inclusion in Our Proxy Statement	80
DIRECTIONS TO ANNUAL MEETING LOCATION	81
APPENDIX A — FIRST AMENDMENT TO THE CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE MARCH 12, 2016) (PROPOSAL IV)	A-1
APPENDIX B — CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CLOUD PEAK ENERGY INC. (PROPOSAL VI)	B-1

iii

CLOUD PEAK ENERGY INC.

505 South Gillette Avenue

Gillette, Wyoming 82716

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2016

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Cloud Peak Energy Inc. (the “Board”) for use at Cloud Peak Energy Inc.’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). In this Proxy Statement, references to “Cloud Peak Energy,” the “company,” “we,” “us,” “our” and similar expressions refer to Cloud Peak Energy Inc., unless the context of a particular reference provides otherwise. Although we refer to our website and other websites in this Proxy Statement, the information contained on our website or other websites is not a part of this Proxy Statement.

GENERAL INFORMATION

2016 Annual Meeting Date and Location

Our 2016 Annual Meeting will be held on Wednesday, May 11, 2016, at 9:00 a.m. Mountain Time, at the Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718, or at such other time and place to which the meeting may be adjourned or postponed. References in this Proxy Statement to the 2016 Annual Meeting also refer to any adjournments, postponements or changes in time or location of the meeting, to the extent applicable.

Delivery of Proxy Materials

Mailing Date and Delivery of Proxy Materials

On or about March 28, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders containing instructions on how to access the proxy materials and submit your proxy online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2016 Annual Meeting.

Stockholders Sharing an Address

Registered Stockholders—Each registered stockholder (meaning you own shares in your own name on the books of our transfer agent, Computershare Trust Company, N.A.) will receive one Notice of Availability, regardless of whether you have the same address as another registered stockholder.

Street Name Stockholders—If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), applicable rules permit brokerage firms and our company, under certain circumstances, to send one Notice of Availability to multiple stockholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided to a broker, you must contact that broker to revoke your consent. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.

Voting

Stockholders Entitled to Vote

The record date for determining the common stockholders entitled to notice of and to vote at the 2016 Annual Meeting was the close of business on March 18, 2016, at which time we had issued and outstanding 61,263,291 shares of common stock, which were held by 74 holders of record. Please refer to “Security Ownership of Management and Principal Stockholders” for information about common stock beneficially owned by our directors, executive officers and principal stockholders as of the date indicated in such section. Stockholders of record are entitled to one vote for each share of common stock owned as of the record date. The officer of the company who is in charge of the stock ledger of Cloud Peak Energy will prepare, at least ten days prior to the 2016 Annual Meeting, a complete list of the stockholders entitled to vote at the meeting. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting during ordinary business hours at our principal executive offices located at 505 South Gillette Avenue, Gillette, Wyoming 82716. The list will also be available at the 2016 Annual Meeting for inspection by any stockholder who is present.

Voting of Proxies by Management Proxy Holders

The Board has appointed Mr. Bryan Pechersky, our Executive Vice President, General Counsel and Corporate Secretary, and Mr. Heath Hill, our Executive Vice President and Chief Financial Officer, as the management proxy holders for the 2016 Annual Meeting. If you submit a proxy for your shares, your shares will be voted by the management proxy holders in accordance with your properly submitted instructions. For stockholders who submit a proxy without indicating how to vote their shares, the proxy will be voted as the Board recommends, which is:

•                  Proposal I (Election of Directors)—FOR the election of each of the persons named under “Proposal I—Election of Directors” as nominees for election as Class I directors;

•                  Proposal II (Ratification of the Appointment of Independent Auditors)—FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (independent auditors) for fiscal year 2016;

•                  Proposal III (Advisory Vote to Approve the Compensation of Named Executive Officers)—FOR the approval, on an advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the SEC;

•                  Proposal IV (Approval of Share Increase Amendment to Restated 2009 LTIP)—FOR the approval of the First Amendment to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (as amended and restated effective March 12, 2016) (the “Restated 2009 LTIP”) to increase the number of shares authorized for issuance thereunder;

•                  Proposal V (Re-Approval of the Section 162(m) Material Terms of the Restated 2009 LTIP)—FOR the re-approval of the material terms of the Restated 2009 LTIP, as amended by the First Amendment, in accordance with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code; and

•                  Proposal VI (Board Declassification Amendment to Certificate of Incorporation)—FOR the approval of an amendment to the Cloud Peak Energy Inc. Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate Board classification over a three-year period.

As of the date of this Proxy Statement, the Board is not aware of any other business or nominee to be presented or voted upon at the 2016 Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the proxies confer upon the management proxy holders discretionary authority to vote the proxies in accordance with their best judgment in the interest of the company.

Quorum; Required Votes; Majority Voting Policy for Directors

Quorum — The holders of a majority of the voting power of the issued and outstanding stock of the company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2016 Annual Meeting. Each vote represented at the meeting in person or by proxy will be counted toward a quorum. Abstentions and “broker non-votes” are counted as present at the 2016 Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the meeting may be adjourned or postponed from time to time until a quorum is obtained.

Broker Non-Votes — Under the rules of the New York Stock Exchange (“NYSE”), brokers holding shares of record for a customer have the discretionary authority to vote on certain proposals if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares to be voted. However, there are also certain proposals for which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a “broker non-vote” results. The impact of broker non-votes on the proposals to be voted on at the 2016 Annual Meeting is set forth in the table below. It is important that beneficial owners instruct their brokers on how they want to vote their shares.

Majority Voting Policy for Directors — We have adopted a majority voting policy with respect to the election of directors to the Board. In accordance with our Bylaws, in order for a nominee to be elected as a director, a director nominee must receive more votes cast for than against his or her election. This policy does not apply, and directors must be elected by a plurality of the votes cast, if we have received a stockholder nominee for director or notice of an intention to nominate a competing candidate, including through the proxy access process provided by our Bylaws, and such stockholder nomination has not been withdrawn by the tenth day before we mail our Notice of Availability to stockholders. The Board shall nominate for election as director only a candidate who agrees to tender, promptly following the annual meeting at which he or she is to be elected, an irrevocable resignation that will become effective upon (i) the failure to receive the required vote at the annual meeting at which the director faces election, and (ii) Board acceptance of such resignation based on any factors deemed relevant by the Board. Our nominees for director at the 2016 Annual Meeting have each signed such a resignation letter. The foregoing summary is qualified by the terms of our majority voting policy, which are included in our Bylaws.

Proposal	Required Vote for Approval	Broker Discretionary Voting and Impact of Broker Non-Votes	Impact of Abstentions
Proposal I (Election of Directors)	See “Majority Voting Policy for Directors” above.	Brokers do not have discretionary authority to vote on this proposal. Broker non-votes are not considered votes cast and do not affect the outcome.	Abstentions are not considered votes cast and do not affect the outcome.

Proposal II (Ratification of the Appointment of Independent Auditors)	The holders of a majority of the voting power of the issued and outstanding stock of Cloud Peak Energy present in person or represented by proxy and entitled to vote must vote for the ratification.	Brokers have discretionary authority in the absence of timely instructions from their customers to vote on this proposal. As a result, there will be no broker non-votes with respect to this proposal.	Abstentions are treated as present or represented and entitled to vote and will have the same effect as a vote against this proposal.

Proposal	Required Vote for Approval	Broker Discretionary Voting and Impact of Broker Non-Votes	Impact of Abstentions
Proposal III (Advisory Vote to Approve the Compensation of Named Executive Officers)

The holders of a majority of the voting power of the issued and outstanding stock of Cloud Peak Energy present in person or represented by proxy and entitled to vote must vote for approval.

This advisory vote is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.

		Brokers do not have discretionary authority to vote on this proposal. Broker non-votes are not considered to be entitled to vote and do not affect the outcome.	Abstentions are treated as present or represented and entitled to vote and will have the same effect as a vote against this proposal.

Proposal IV (Restated 2009 LTIP Share Increase Amendment)

The holders of a majority of the votes cast must vote for approval.

If this proposal is approved by stockholders, the proposed share increase will go into effect. The share increase will not go into effect if this proposal is not approved by stockholders.

		Brokers do not have discretionary authority to vote on this proposal. Broker non-votes are not considered votes cast and do not affect the outcome.	Abstentions are treated as votes cast and will have the same effect as a vote against this proposal (in accordance with applicable NYSE standards).

Proposal V (Re-Approval of Section 162(m) Material Terms of Restated 2009 LTIP, as amended by the First Amendment)	The holders of a majority of the votes cast must vote for approval.	Brokers do not have discretionary authority to vote on this proposal. Broker non-votes are not considered votes cast and do not affect the outcome.	Abstentions are not considered votes cast and do not affect the outcome of this proposal (in accordance with regulations under Section 162(m) of the Internal Revenue Code, which applies Delaware law).

Proposal VI (Board Declassification Amendment to Certificate of Incorporation)

The holders of at least two-thirds of the voting power of the issued and outstanding stock of Cloud Peak Energy entitled to vote must vote for approval.

If this proposal is approved by stockholders, the proposed amendment will go into effect upon the filing of the Certificate of Amendment attached hereto as Appendix B with the Secretary of State of the State of Delaware. The amendment will not go into effect if this proposal is not approved by stockholders.

		Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have the same effect as a vote against this proposal.	Abstentions will have the same effect as a vote against this proposal.

A representative of Broadridge Financial Services, Inc. will tabulate the votes and act as inspector of elections.

Voting Procedures

Registered Stockholders—If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•                  By Internet. You may submit a proxy electronically via the Internet at www.proxyvote.com. Please have your Notice of Availability, which includes your personal control number, in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the proxy card or Notice of Availability.

•                  By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

•                  By Mail. If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning your proxy card in the pre-addressed envelope provided.

•                  In Person. You may vote in person at the 2016 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote. Directions to the meeting are provided at the back of this Proxy Statement.

Street Name Stockholders—If your shares are held in street name, you will receive instructions from your bank, broker or other holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will be offered to street name stockholders. You may also vote in person at the 2016 Annual Meeting if you obtain a legal proxy from your bank, broker or other holder of record. Please consult the voting instruction form or other information sent to you by your bank, broker or other holder of record to determine how to obtain a legal proxy in order to vote in person at the 2016 Annual Meeting.

Revoking Your Proxy

If you are a registered stockholder, you may revoke your proxy or change your vote at any time before the shares are voted at the 2016 Annual Meeting by:

•                  Timely delivering a valid, later-dated executed proxy card;

•                  Timely submitting a proxy with new voting instructions using the Internet or telephone voting system;

•                  Voting in person at the meeting by completing a ballot (attending the meeting without completing a ballot will not revoke any previously submitted proxy); or

•                  Filing a written notice of revocation received by the General Counsel of Cloud Peak Energy Inc. at 505 South Gillette Avenue, Gillette, Wyoming 82716, by 5:00 p.m. Mountain Time, on Tuesday, May 10, 2016.

If you are a street name stockholder and you submit a voting instruction form, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record in accordance with the procedures of such bank, broker or other holder of record.

Annual Meeting Admission

If you wish to attend the 2016 Annual Meeting in person, you must present a form of personal identification. If you are a beneficial owner of Cloud Peak Energy common stock that is held of record by a bank, broker or other holder of record, you will also need to provide proof of ownership as of the record date to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Solicitation Expenses

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Availability and related proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We have also retained MacKenzie Partners Inc. for proxy solicitation and related services in connection with our 2016 Annual Meeting. Under our agreement with MacKenzie Partners, MacKenzie Partners will receive a fee of up to $15,000 and we will reimburse MacKenzie Partners for reasonable and customary out-of-pocket expenses incurred in performing such services. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Copies of the Annual Report

Upon written request, we will provide any stockholder, without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”), but without exhibits. Stockholders should direct requests to Cloud Peak Energy Inc., Attn: General Counsel, 505 South Gillette Avenue, Gillette, Wyoming 82716. The Form 10-K and the exhibits filed with it are available on our website, www.cloudpeakenergy.com in the “SEC Filings” subsection of the “Investor Relations” section. The Form 10-K does not constitute a part of the proxy solicitation materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and related rules of the Securities and Exchange Commission (the “SEC”) require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. We assist our directors and Section 16 officers in making their Section 16(a) filings pursuant to powers of attorney granted by our directors and Section 16 officers on the basis of information obtained from them and our records.

Except for one Section 16 officer who filed a Form 4 during 2015 one day past the applicable filing deadline, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding common stock of the company, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 2015.  This is based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to Cloud Peak Energy during and with respect to 2015, including those reports that we have filed on behalf of our directors and Section 16 officers pursuant to powers of attorney.

PROPOSAL I

ELECTION OF DIRECTORS

Election of Class I Directors; Recommended Board Declassification

As of the date of mailing of the Notice of Availability, we have seven members on our Board. Pursuant to our Certificate of Incorporation and our Bylaws, as currently in effect, our Board is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year at the annual meeting of stockholders. The current terms of our three classes of directors are:

Class	Expiration of Current Three-Year Term
I	2016 Annual Meeting of Stockholders
II	2017 Annual Meeting of Stockholders
III	2018 Annual Meeting of Stockholders

The Board has approved an amendment to the Certificate of Incorporation to eliminate the classification of the Board over a three-year period and provide for the annual election of all directors beginning at the 2019 annual meeting of stockholders, which amendment stockholders are being asked to approve at the 2016 Annual Meeting. Please see “Proposal VI—Board Declassification Amendment to Certificate of Incorporation” for more information.

The Class I directors elected at the 2016 Annual Meeting will serve for a term of three years, which expires at the annual meeting of stockholders in 2019 or when their successors are duly elected and qualified.  The nominees for Class I directors are (1) Patrick Condon and (2) William Owens, each of whom is a current member of our Board and was recommended for election by our Nominating and Corporate Governance Committee (“Governance Committee”). Each of the nominees has indicated his willingness to serve as a member of the Board if elected. If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy, and if any director is unable to serve his or her full term, the Board may by resolution reduce the number of directors or by a majority vote of the directors then in office may designate a substitute to serve until the annual meeting of stockholders in 2019.

Although Keith Bailey is a Class I director, our Corporate Governance Guidelines state that a director who has attained the age of 72 prior to the annual meeting of stockholders in any year shall retire from office at such annual meeting unless the Board, in its discretion, approves an exception.  Mr. Bailey turned 72 on April 5, 2014.  The Board previously approved an exception to our director retirement policy to provide for Mr. Bailey to continue serving the remainder of his current term as a Class I director, which term expires at the 2016 Annual Meeting.  As a result, Mr. Bailey is not standing for re-election at the 2016 Annual Meeting and will retire from the Board immediately following the 2016 Annual Meeting.  Please see “Director Retirement Policy; Chairman Transition” below for additional information. The Board will reduce the size of the Board by one effective upon Mr. Bailey’s retirement and, as of that time, our Board will be comprised of six members.  In addition, the Board has appointed current independent director William T. Fox III to become Chairman of the Board effective upon Mr. Bailey’s retirement.

The following table sets forth, as of the 2016 Annual Meeting date, certain information about our current directors and nominees.  Immediately following the 2016 Annual Meeting, Mr. Bailey will retire from the Board, the Board will be reduced to six members and Mr. Fox will become Chairman of the Board, as discussed above.

Name	Age*	Position	Class
Keith Bailey	74	Chairman of the Board	I
Patrick Condon	67	Director Nominee	I
William Owens	65	Director Nominee	I
William T. Fox III	70	Director	II
Robert Skaggs	62	Director	II
Colin Marshall	52	President, Chief Executive Officer and Director	III
Steven Nance	59	Director	III

*                 As of the 2016 Annual Meeting date.

Below are summaries of the background, business experience, attributes, qualifications and skills of the current directors of the company and director nominees.

Keith Bailey has served as Chairman of our Board since September 2009. From 1994 until his retirement from full time employment in 2002, Mr. Bailey served as chief executive officer and chairman of the board of directors of The Williams Companies, Inc., an energy and communications company. Mr. Bailey also served as The Williams Companies, Inc.’s president from 1992 to 2001 and chief financial officer from 1986 to 1992. From 2005 to 2013, Mr. Bailey served on the board of directors of Integrys Energy Group, Inc., a natural gas and electric utility company, as the chairman of its finance committee and on its audit committee. Mr. Bailey served on the board of directors of APCO Oil & Gas International, Inc. from 1988 through January 2015, as chair of its nominating committee and on its audit committee. Mr. Bailey has served on the board of directors of Aegis Insurance Services Ltd., an insurance company, since 2002 and currently serves on its investment committee. Mr. Bailey served on the board of directors of MarkWest Energy Partners, L.P., a natural gas gathering and processing company, from 2005 until June 2014. Mr. Bailey holds a Bachelor of Science degree in mechanical engineering from the Missouri School of Mines and Metallurgy.

Qualifications of Mr. Bailey: Mr. Bailey has over fifty years’ executive experience in the energy business, particularly with respect to oil and gas and coal, and over twenty-eight years’ experience as a public company director. Mr. Bailey offers extensive senior leadership and energy industry expertise to our Board, as well as significant corporate governance experience with his years in leadership and board positions with other public companies, public and private universities and both local and national boards of major national charities.

Patrick Condon has served as a director since March 2012.  He also serves on the board of directors of Entergy Corporation, an energy company based in Louisiana, and on the board of Urban Gateways, a Chicago-based 501(c)(3) organization whose mission is to educate and inspire young people by delivering high-quality, accessible arts experiences that advance their personal and academic growth. From May 2012 until its December 2015 sale to The Kroger Co., Mr. Condon also served as an independent director and chair of the audit committee of Roundy’s, Inc., a leading Midwest grocery company located in Milwaukee, Wisconsin. Mr. Condon joined Deloitte & Touche LLP as a partner in 2002, where he provided various consulting and attest services to clients and held a number of regional and national leadership positions until his retirement in 2011. Prior to joining Deloitte & Touche LLP, Mr. Condon was a partner at Arthur Andersen LLP where he provided similar services to clients and held similar leadership positions. Mr. Condon earned a Bachelor of Science in business administration degree in accounting from John Carroll University and is a certified public accountant.

Qualifications of Mr. Condon: Mr. Condon has over forty years’ experience in accounting and finance focused on auditing, leadership and strategy. His qualifications as a financial expert provide an essential skill set to the Board and the Audit Committee.

William Owens has served as a director since January 2010. Mr. Owens served as Governor of Colorado from 1999 to 2007, and as Colorado State Treasurer from 1995 to 1999. Since January 2016, Mr. Owens has served as a Senior Director with the law firm Greenberg Traurig.  Mr. Owens has served on the board of directors and audit committee of Key Energy Services, an oilfield services company, since 2007; on the board of directors, compensation and corporate governance committees of Bill Barrett Corporation since 2010; and on the board of directors, compensation and corporate governance committees of Federal Signal Corporation, an industrial products company, since 2011.  In addition, Mr. Owens has served as a member of the supervisory board of Credit Bank of Moscow, a medium-sized universal privately owned bank operating in Moscow and the Moscow region, since 2012, as chairman of its supervisory board since 2013, and as a member of its compensation, corporate governance and nominations committee and of its strategy and capital markets committee since 2013.  Mr. Owens also served on the board of directors and audit committee of Vision Logistics, a private transportation company, from 2008 to 2013. Mr. Owens earned a Bachelor of Science degree from Stephen F. Austin State University and a Master’s degree in public affairs from the University of Texas.

Qualifications of Mr. Owens: Mr. Owens’ experience in managing in both the public and private sectors makes him well suited to provide advice to the Board, including regarding the political environment that has increasingly impacted our industry in recent years. He also has extensive experience in both the energy and natural resources sectors. Mr. Owens’ breadth of public and private experience, including service on other public and private boards, brings valuable expertise to the Board.

William T. Fox III has served as a director since October 2009. Mr. Fox was with Citigroup Inc., a global financial services company, and its predecessors for 36 years engaged in corporate lending, and served as a senior credit officer from 1978 until his retirement in 2003. From 1989 until his retirement in 2003, Mr. Fox served as Managing Director, Global Industry Head, Global Energy and Mining of Citigroup. Prior to that, Mr. Fox was Citigroup’s Managing Director, North American Energy and Vice President, Petroleum Department. Mr. Fox has served on the board of directors of Rowan Companies, Inc., a provider of international and domestic contract drilling services, since 2001 and currently serves as the chairman of its audit committee, a member of its nominating and corporate governance committee and a member of its executive committee. Mr. Fox holds a Bachelor of Arts degree in economics from Trinity College.

Qualifications of Mr. Fox: Mr. Fox has over thirty years’ experience in commercial banking with a focus in lending to energy companies. In addition, his qualifications as a financial expert and experience as an audit committee chairman on another board provide essential skill sets to the Board and the Audit Committee.

Robert Skaggs has served as a director since July 2015. Mr. Skaggs is chairman of the board and chief executive officer of Columbia Pipeline Group, Inc. (“CPG”), a natural gas pipeline and underground storage system company, which announced in March 2016 that it has entered into a definitive agreement to be acquired by TransCanada Corporation. Prior to CPG’s separation in July 2015 from NiSource Inc. (“NiSource”), a Fortune 500 energy holding company engaged in natural gas and electric generation, transmission, storage and distribution, Mr. Skaggs served as chief executive officer of NiSource since 2005 and as its president since 2004. Mr. Skaggs earned a Bachelor of Arts degree in economics from Davidson College, a Juris Doctorate from West Virginia University and a Master’s degree in business administration from Tulane University.

Qualifications of Mr. Skaggs: Mr. Skaggs has extensive experience in developing regulatory strategies, as well as leading regulated commercial activities, and in federal governmental relations in the natural gas, electric and coal-fired generation industries, which brings important expertise and skill to the Board and to the Audit Committee, Compensation Committee and Governance Committee.

Colin Marshall has served as our President and Chief Executive Officer and a director since July 2008. Previously, he served as the president and chief executive officer of Rio Tinto Energy America Inc. (“RTEA”), an indirect subsidiary of Rio Tinto plc and the former parent company of Cloud Peak Energy Resources LLC (“CPE Resources”), the company’s wholly-owned subsidiary, from June 2006 until November 2009. In this Proxy Statement, references to “Rio Tinto” refer to Rio Tinto plc and Rio Tinto Limited and their subsidiaries, collectively. Rio Tinto plc is the ultimate parent company of RTEA. From March 2004 to May 2006, Mr. Marshall served as General Manager of Rio Tinto’s Pilbara Iron’s west Pilbara iron ore operations in Tom Price, West Australia, from June 2001 to March 2004, he served as General Manager of RTEA’s Cordero Rojo mine in Wyoming, and from August 2000 to June 2001, he served as Operations Manager of RTEA’s Cordero Rojo mine. Mr. Marshall worked for Rio Tinto plc in London as an analyst in the Business Evaluation Department from 1992 to 1996. From 1996 to 2000, he was Finance Director of the Rio Tinto Pacific Coal business unit based in Brisbane, Australia. Mr. Marshall holds a Bachelor of Engineering degree and a Master’s degree in mechanical engineering from Brunel University and a Master of Business Administration from the London Business School.

Qualifications of Mr. Marshall: In his position as President and Chief Executive Officer, making him the senior most executive of the company, Mr. Marshall provides the Board with a key perspective into the operations of the business, including the operations and marketing challenges it faces. Mr. Marshall has over twenty years’ financial and operational experience in the mining industry.

Steven Nance has served as a director since January 2010. Mr. Nance has been the president and managing member of Steele Creek Energy, LLC, a company dealing primarily in oil and gas investments, since 2010. Mr. Nance was appointed to the board of directors of The Williams Companies, Inc. in January 2012 and currently serves on its compensation committee and chairs its special safety committee. Mr. Nance was appointed to the board of directors of Newfield Exploration Company, an exploration and production company, in June 2013 and currently serves as lead director in addition to serving on its compensation and operations and reserves committees and chairing its nominating and governance committee. Mr. Nance served as president and sole director of Steele Creek Investment Company, the predecessor entity which held Mr. Nance’s oil and gas ownership, from 1997 to November 2013 providing, from time to time, consulting services on matters such as oil and gas investments, succession planning, coaching and leadership development. From 2000 until 2007, Mr. Nance served as the president of Peoples Energy Production Company, an oil and gas exploration and production company. Mr. Nance holds a Bachelor of Science degree in petroleum engineering from Texas Tech University and is a registered professional engineer (inactive status).

Qualifications of Mr. Nance: Mr. Nance has over thirty years’ experience in the oil and gas industry and has significant experience in senior executive positions, as well as merger and acquisition activities in these industries. Mr. Nance has experience in risk management and, along with his perspective as a former executive, brings a wealth of broad corporate knowledge to the Board.

Board Recommendation on Proposal

The Board unanimously recommends a vote FOR the election of each of the Class I director nominees named above. The management proxy holders will vote all properly submitted proxies FOR election unless properly instructed otherwise.

EXECUTIVE OFFICERS

This section provides information regarding the background, business experience, attributes, qualifications and skills of our current executive officers, other than Mr. Marshall, our President and Chief Executive Officer, who also serves as a director of the company. Refer to the table and disclosure above under “Proposal I—Election of Directors” for biographical and related information regarding Mr. Marshall.

Name	Age*	Position(s)
Heath Hill	45	Executive Vice President and Chief Financial Officer
Gary Rivenes	46	Executive Vice President and Chief Operating Officer
Bryan Pechersky	45	Executive Vice President, General Counsel and Corporate Secretary
Bruce Jones	58	Senior Vice President, Technical Services
Cary Martin	64	Senior Vice President, Human Resources
Todd Myers	52	Senior Vice President, Business Development
James Orchard	55	Senior Vice President, Marketing and Government Affairs
Kendall Carbone	50	Vice President and Chief Accounting Officer

*                 As of the 2016 Annual Meeting date.

Heath Hill has served as our Executive Vice President and Chief Financial Officer since March 2015 and prior to that he served as our Vice President and Chief Accounting Officer since September 2010. Previously, Mr. Hill served in various capacities with PricewaterhouseCoopers LLP, our independent public accountants, from September 1998 to September 2010, including Senior Manager from September 2006 to September 2010, and Manager from September 2003 to September 2006. While with PricewaterhouseCoopers LLP, Mr. Hill’s responsibilities included assurance services primarily related to SEC registrants, including annual audits of financial statements and internal controls, public debt offerings and IPO transactions. From June 2003 to June 2005 he held a position with PricewaterhouseCoopers in Germany serving U.S. registrants throughout Europe. Mr. Hill never worked on any engagements or projects for Cloud Peak Energy Inc. or its predecessor, Rio Tinto, while he was with PricewaterhouseCoopers LLP. Mr. Hill earned his Bachelor’s degree in accounting from the University of Northern Colorado and is an active certified public accountant.

Gary Rivenes has served as our Executive Vice President and Chief Operating Officer since October 2009. Previously, he served as Vice President, Operations, of RTEA from December 2008 until November 2009, and as Acting Vice President, Operations, of RTEA from January 2008 to November 2008. From September 2007 to December 2007, Mr. Rivenes served as General Manager for RTEA’s Jacobs Ranch mine, from October 2006 to September 2007, he served as General Manager for RTEA’s Antelope mine and from November 2003 to September 2006, he served as Manager, Mine Operations for RTEA’s Antelope mine. Prior to that, he worked for RTEA in a variety of operational and technical positions for RTEA’s Antelope, Colowyo and Jacobs Ranch mines since 1992. Mr. Rivenes holds a Bachelor of Science in mining engineering from Montana College of Mineral, Science & Technology.

Bryan Pechersky has served as our Executive Vice President since January 2015, our General Counsel since January 2010 and our Corporate Secretary since March 2013. Prior to his promotion to Executive Vice President, he served as Senior Vice President beginning in 2010. Previously, Mr. Pechersky was Senior Vice President, General Counsel and Secretary for Harte-Hanks, Inc., a worldwide, direct and targeted marketing company from March 2007 to January 2010. Prior to that, he also served as Senior Vice President, Secretary and Senior Corporate Counsel for Blockbuster Inc., a global movie and game entertainment retailer from October 2005 to March 2007, and was Deputy General Counsel and Secretary for Unocal Corporation, an international energy company acquired by Chevron Corporation in 2005, from March 2004 until October 2005. While in these capacities, Mr. Pechersky’s responsibilities included advising on various legal, regulatory and compliance matters, transactions and other responsibilities that are common for a general counsel and corporate secretary. Mr. Pechersky was in private practice for approximately seven years with the international law firm Vinson & Elkins L.L.P. before joining Unocal Corporation. Mr. Pechersky also served as a Law Clerk to the Hon. Loretta A. Preska, Chief Judge of the U.S. District Court for the Southern District of New York in 1995 and 1996. Mr. Pechersky earned his Bachelor’s degree and Juris Doctorate from the University of Texas, Austin, Texas.

Bruce Jones has served as our Senior Vice President, Technical Services since July 2013, with responsibilities in strategic and long-term mine planning, geological services, land management and environmental affairs. Prior to his appointment as Senior Vice President, Mr. Jones was General Manager of our Spring Creek Mine from March 2007 to July 2013. Before joining the Spring Creek Mine, Mr. Jones was the Operations Manager for Kennecott Utah Copper at the Bingham Canyon Mine in Bingham Canyon, Utah. Mr. Jones began his career as a mining engineer for Inspiration Coal, Inc. in 1982 and has worked in several sectors of the mining industry. During his career, Mr. Jones has held engineering and operations management positions at gold, copper and coal mining operations. Mr. Jones holds a Bachelor of Science degree in mining engineering from the University of Wisconsin-Platteville and a Master of Business Administration from the University of Utah. Mr. Jones is a registered professional engineer in Kentucky and Utah.

Cary Martin has served as our Senior Vice President, Human Resources since October 2009. Previously, he served as Vice President / Corporate Officer of Human Resources for OGE Energy Corp., an electric utility and natural gas processing holding company from September 2006 until March 2008, and as a Segment Vice President for several different divisions of SPX Corporation, an international multi-industry manufacturing and services company from December 1999 until May 2006. In these capacities, Mr. Martin’s responsibilities included oversight of employee and labor relations, workforce planning, employee development, compensation administration, policies and procedures and other responsibilities that are common for a human resources executive. From 1982 until 1999, Mr. Martin served in various management and officer positions for industries ranging from medical facilities to cable manufacturers. Mr. Martin received his Bachelor’s degree in business administration from the University of Missouri and his Master’s degree in management science from St. Louis University.

Todd Myers has served as our Senior Vice President, Business Development since July 2010. Previously, he served as President of Westmoreland Coal Sales Company. Prior to that, Mr. Myers served in other senior leadership positions with Westmoreland Coal in marketing and business development during two periods dating to 1989. In his various capacities with Westmoreland Coal, Mr. Myers’s responsibilities included developing and implementing corporate merger and acquisition strategies, divesting coal related assets, negotiating complex transactions and other responsibilities generally attributable to the management of coal businesses. Mr. Myers also spent five years with RDI Consulting, a leading consulting firm in the energy industry, where he led the energy and environment consulting practice. In 1987, Mr. Myers served as a staff assistant in the U.S. House of Representatives. Mr. Myers earned his Bachelor of Arts in political science from Pennsylvania State University in University Park, Pennsylvania, and a Master of International Management from the Thunderbird Graduate School of Global Management in Glendale, Arizona.

James Orchard has served as our Senior Vice President, Marketing and Government Affairs since October 2009. Previously, he served as Vice President, Marketing and Sustainable Development for RTEA from March 2008 until November 2009. From January 2005 to March 2008, Mr. Orchard was Director of Customer Service for RTEA. Prior to that he worked for Rio Tinto’s Aluminum division in Australia and New Zealand for over 17 years, where he held a number of technical, operating, process improvement and marketing positions, including as manager of Metal Products from January 2001 to January 2005. Mr. Orchard graduated from the University of New South Wales with a Bachelor of Science and a PhD in industrial chemistry.

Kendall Carbone has served as our Vice President and Chief Accounting Officer since March 2015 and previously as our Assistant Chief Accounting Officer since January 2015. Prior to joining Cloud Peak Energy, Ms. Carbone served as Vice President, Controller and Chief Accounting Officer for both Cool Planet Energy Systems, Inc. from 2013 to 2014 and QEP Resources, Inc. from 2010 to 2013. Ms. Carbone has extensive experience in the energy industry including bio-fuel, natural gas and oil refining as well as previous experience in mining. Ms. Carbone is a certified public accountant and holds a Master’s degree in accounting from New York University and a Bachelor’s degree in economics from Dartmouth College.

CORPORATE GOVERNANCE

We believe strong corporate governance helps to ensure our company is managed for the long-term benefit of our stockholders. We believe effective corporate governance should include constructive conversations with our stockholders, and we maintain a robust investor relations program.  In 2015, we engaged in an extensive investor outreach effort specifically focused on corporate governance matters, as described in greater detail below.

As part of our commitment to corporate governance leadership and our compliance with the listing standards of the NYSE and SEC regulations, we have adopted various charters, policies and procedures. You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee, Governance Committee, and Health, Safety, Environment and Communities Committee (“HSEC Committee”), as well as our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for Principal Executive and Senior Financial Officers, Clawback Policy, Insider Trading Policy and certain other policies and procedures from our website at www.cloudpeakenergy.com in the “Corporate Governance” subsection of the “Investor Relations” section. Additionally, stockholders can request copies of any of these documents, free of charge, by submitting a written request to Cloud Peak Energy Inc., Attn: General Counsel, 505 South Gillette Avenue, Gillette, Wyoming 82716.

The Board reviews these materials annually and updates them based on changes in Delaware corporate law, the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board also takes into account feedback received from our investor outreach efforts.  From time to time, we expect these materials will be modified in response to changing regulatory requirements, evolving practices, concerns of our stockholders and other stakeholders and otherwise as circumstances warrant. We encourage you to check our website periodically for the most recent versions of our governance materials.

Board Leadership Structure; Separate Chairman and CEO Positions

Cloud Peak Energy’s Chairman of the Board and Chief Executive Officer (“CEO”) positions are separate. Our Board is composed of a majority of independent directors, and the Chairman of the Board is an independent director. The only member of our Board who is not considered independent is Mr. Marshall, our President and CEO. In addition, our Audit Committee, Compensation Committee and Governance Committee, each as described below, are composed of entirely independent directors, including the chairman of each committee. The Board believes that the HSEC Committee is best served by including Mr. Marshall as a member and has appointed an independent director as the chairman of that committee.

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. We believe the number of independent directors that make up our Board, along with the oversight provided by our independent Chairman of the Board, benefits both the company and our stockholders. The Board and independent directors consider the Board’s leadership structure on a regular basis.

As discussed above, our Corporate Governance Guidelines state that a director who has attained the age of 72 prior to the annual meeting of stockholders in any year shall retire from office at such annual meeting unless the Board, in its discretion, approves an exception.  Mr. Bailey, who served as Chairman of the Board during 2015 and to date in 2016, turned 72 on April 5, 2014.  The Board previously approved an exception to our director retirement policy to provide for Mr. Bailey to continue serving the remainder of his current term as a Class I director, which term expires at the 2016 Annual Meeting.  As a result, Mr. Bailey is not standing for re-election at the 2016 Annual Meeting and will retire from our Board effective immediately following the 2016 Annual Meeting.  The Board has appointed current independent director Mr. Fox to become Chairman of the Board effective upon Mr. Bailey’s retirement.

Board’s Role in Risk Oversight

Generally speaking, the Board executes oversight responsibility for risk management directly and through its committees, as follows:

•                  The Audit Committee has primary responsibility for overseeing and discussing with management the process for identifying and classifying the company’s principal risks and identifying appropriate steps to monitor and control such exposures. The company’s internal auditor, who reports directly to the Audit Committee and administratively to our Executive Vice President, General Counsel and Corporate Secretary, performs risk assessments and conducts audits of high risk areas accordingly. The Audit Committee’s meeting agendas are planned to include discussions of significant individual risk areas throughout the year. In addition, the Audit Committee has certain oversight responsibilities with respect to our overall legal compliance program.

•                  The Board’s other committees (Compensation Committee, Governance Committee, and HSEC Committee) oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

•                  The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairmen to the full Board. These reports are presented at regular Board meetings and include discussions of committee agenda topics, including matters involving risk oversight. In addition, Board members frequently attend committee meetings regardless of membership on that committee, and the full Board is provided with Board and all standing committee meeting materials. For additional information about the activities and responsibilities of the Board’s committees and the scope of the Board’s delegation to its committees, refer to the respective committees’ charters, which are available on our website at www.cloudpeakenergy.com in the “Corporate Governance” subsection of the “Investor Relations” section.

•                  The Board’s meetings are also planned to consider specific risk topics, including risks associated with our strategic plan, our capital structure and our significant business activities, and an overall risk review presented by management. In addition, the Board receives detailed regular reports from members of our executive management team, which include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings. Further, the Board’s fulfillment of its oversight responsibility for risk management includes being informed between regular meetings of significant developments, including those that could affect our risk profile or other aspects of our business.

Diversity of Board Members

We do not maintain a separate policy regarding the diversity of our Board members. However, the charter of the Governance Committee provides that in recommending potential nominees to the Board, the Committee will take diversity into account with the intent of creating a Board that consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Consistent with its charter, the Governance Committee and ultimately the Board seek nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the appropriate mix of skills, perspectives, personal and professional experiences and backgrounds necessary to fulfill the needs of the company with respect to the current issues it faces. When evaluating recommendations for potential nominees, the Governance Committee considers the contribution of existing directors, as well as the qualifications of new nominees.

Board of Directors and Board Committees

Our business is managed under the direction of our Board. The Board appoints the CEO, approves and monitors the fundamental financial and business strategies of our company, and provides a source of advice and counsel to management. The Board also oversees CEO succession planning and is responsible for ensuring that succession planning for other members of senior management is ongoing. In addition, the Board’s responsibilities include reviewing and approving major corporate actions, working with management to identify the principal risks of the company’s businesses and overseeing the implementation of appropriate risk management systems, as well as evaluating, through the Compensation Committee and the independent directors, the compensation of the CEO and other executive officers.

The Board meets on a regularly scheduled basis to review significant developments affecting our company, to act on matters requiring approval by the Board and to otherwise fulfill its responsibilities. It also holds special meetings when an important matter requires action or review by the Board between regularly scheduled meetings. The Board has the following separately designated standing committees: (1) Audit Committee, (2) Compensation Committee, (3) Governance Committee, and (4) HSEC Committee.

The following table provides membership and meeting information for the Board and each of the Board’s standing committees during 2015 and also describes changes to the Board and its committees as of the date of this Proxy Statement:

Director	Independent (1)	Audit Committee (2)	Compensation Committee	Governance Committee	HSEC Committee
Keith Bailey (3)	Yes	—	—	—	Member
Patrick Condon	Yes	Chair	—	Member	—
William T. Fox III (3)(4)	Yes	Member	Chair	Former Member	—
Colin Marshall	No	—	—	—	Member
Steven Nance (5)	Yes	Former Member	Member	—	Chair
William Owens	Yes	—	Member	Chair	—
Robert Skaggs (6)	Yes	Member	Member	Member	—
Number of In-Person and Telephonic Committee Meetings in 2015 (7)		9	6	5	5
Number of In-Person and Telephonic Board Meetings in 2015 (7)	8

(1)         The Board has determined whether the director is independent as described below under “Independence of Directors.”

(2)         The Board has determined that each of Messrs. Condon, Fox and Skaggs is an audit committee financial expert as described below under “Audit Committee Financial Experts and Financial Literacy.”

(3)         As discussed above, immediately following the 2016 Annual Meeting, Mr. Bailey will retire from the Board pursuant to our director retirement policy, the Board will be reduced to six members and Mr. Fox will become Chairman of the Board.

(4)         Mr. Fox was appointed to the Governance Committee, effective January 8, 2015.  He was removed from the Governance Committee in July 2015, in connection with Mr. Skaggs’ appointment to the Board and the Governance Committee.

(5)         Mr. Nance was appointed to the Compensation Committee, effective January 8, 2015.  He was removed from the Audit Committee in July 2015, in connection with Mr. Skaggs’ appointment to the Board and the Audit Committee.

(6)         Mr. Skaggs was elected to the Board effective July 7, 2015, and was appointed as a member of the Audit Committee, Compensation Committee and Governance Committee.

(7)         During 2015, each director participated in (a) all of the Board meetings that were held and (b) at least 75 percent of the total number of all meetings of each committee of which the director was a member that were held, in each case, during the period that the director served on the Board or the applicable committee.

A brief description of the principal functions of each of the Board’s four standing committees follows. Each committee also has certain oversight responsibilities for risk management as described above. The Board retains the right to exercise the powers of any committee to the extent consistent with applicable rules and regulations, and may do so from time to time. For additional information, please refer to the Audit Committee Charter, the Compensation Committee Charter, the Governance Committee Charter, and the HSEC Committee Charter, which are available on our website at www.cloudpeakenergy.com in the “Corporate Governance” subsection of the “Investor Relations” section.

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibility to our stockholders, the investment community and governmental agencies that regulate our activities in its oversight of:

•                  The integrity of our financial statements, financial reports and other financial information filed with the SEC;

•                  The integrity and adequacy of our auditing, accounting and financial reporting processes and systems of internal control over financial reporting;

•                  Our compliance with legal and regulatory requirements, including internal controls designed for that purpose;

•                  The independence, qualifications and performance of our independent registered public accounting firm; and

•                  The performance of our internal audit function.

The Audit Committee provides an avenue of free, open and clear communication among the auditors, the internal audit function, management, the Audit Committee and the Board. The Audit Committee is also responsible for preparing the Audit Committee Report that SEC rules require be included in our annual proxy statement. The Audit Committee meets regularly in executive session with the Chief Financial Officer (“CFO”), internal auditor, General Counsel and external auditors, and as a committee. These executive sessions may include other non-employee directors.

Compensation Committee

General

The Compensation Committee determines and oversees the execution of the company’s compensation philosophy and oversees the administration of the company’s executive compensation program. The primary functions of the Compensation Committee are to:

•                  Review, evaluate and approve, or recommend to the Board or other independent directors of the Board, our agreements, plans, policies and programs to compensate our executive officers and directors;

•                  Oversee our plans, policies and programs to compensate our non-executive employees;

•                  Review and discuss with our management the Compensation Discussion and Analysis included in our annual proxy statement, and determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement, in accordance with applicable rules and regulations;

•                  Produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in our annual proxy statement; and

•                  Otherwise discharge the Board’s responsibilities relating to compensation of our executive officers and directors.

The Compensation Committee may, in its discretion and as appropriate, delegate duties and responsibilities to a member or to a subcommittee of the Compensation Committee. However, no subcommittee may be delegated any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. No subcommittees were formed or met in 2015.

The Compensation Committee meets in executive session as it deems appropriate to review and consider executive compensation matters without the presence of our executive officers. These executive sessions may include other independent directors.

Other Participants in the Executive Compensation Process

In addition to the members of the Compensation Committee and members of the Board who may also be in attendance at the Compensation Committee’s meetings, our CEO, Senior Vice President, Human Resources and the Compensation Committee’s independent compensation consultant, Aon Hewitt, also participated in and contributed to our executive compensation process during 2015. Ultimately, the Compensation Committee exercises its independent business judgment with respect to recommendations and opinions of these other participants and the Compensation Committee (or our independent directors as a group) makes final determinations about our executive officer compensation.

CEO—During its meetings throughout 2015, the Compensation Committee invited input from our CEO on executive compensation for 2015. In particular, Mr. Marshall provided the perspective of management to the Compensation Committee regarding executive compensation matters generally and the performance of the executive officers reporting to him. Mr. Marshall provided input on the company targets, and, for the executive officers reporting to him, the personal performance measurements related to our Annual Incentive Plan for 2015, base salary levels and other compensation matters. Mr. Marshall did not provide recommendations with respect to his own compensation amounts.

Compensation Consultants—As in prior years, the Compensation Committee retained Aon Hewitt to assist with the evaluation of and determinations for our executive compensation program and other executive and director compensation matters. Under the terms of the engagement, Aon Hewitt reports directly to the Compensation Committee. Although Aon Hewitt also works in cooperation with management as required to gather information necessary to carry out its obligations to the Compensation Committee, Aon Hewitt does not have a separate engagement with our management; however, management has periodically engaged Radford, an Aon Hewitt affiliate, to provide equity valuation and other similar services from time to time for an immaterial service fee.

In connection with its engagement of Aon Hewitt and based on the information presented to it, the Compensation Committee assessed the independence of Aon Hewitt pursuant to applicable SEC and NYSE rules and concluded that Aon Hewitt’s work for the Compensation Committee did not raise any conflict of interest for 2015.  Please see “Executive Compensation—Compensation Discussion and Analysis” for additional information regarding the scope of Aon Hewitt’s engagement for 2015 and other matters related to our executive compensation program for 2015.

Nominating and Corporate Governance Committee

The primary functions of the Governance Committee are to:

•                  Advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;

•                  Assist the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board;

•                  Advise the Board about the appropriate composition of the Board and its committees;

•                  Lead the Board in the annual performance evaluation of the Board, its committees and of management; and

•                  Direct all matters relating to the succession of our CEO.

Health, Safety, Environment and Communities Committee

The primary functions of the HSEC Committee are to oversee:

•                  Our compliance with safety, health, environmental and sustainability-related laws and other regulatory requirements applicable to our business;

•                  Our initiatives to enhance sustainable business practices and our reputation as a responsible corporate citizen, including the promulgation and enforcement of policies, procedures and practices that promote the protection of the safety and health of our employees, contractors, customers, the public and the environment;

•                  The plans, programs and processes established by us to evaluate and manage safety, health, environmental and sustainability risks to our business, operations, products and reputation generally; and

•                  Our response to significant safety, health, environmental and sustainability-related public policy, legislative, regulatory, political and social issues, trends or incidents that may affect our business operations, financial performance or public image or the industry in which we operate.

Stockholder Outreach and Stockholder Rights

As discussed above, we maintain a robust investor relations program and, in 2015, engaged in an extensive investor outreach effort specifically focused on corporate governance matters.  Following this outreach effort, our Board took a number of actions as part of the company’s ongoing commitment to corporate governance leadership and to further a strong alignment of interests between Cloud Peak Energy’s stockholders and the Board.

Board Declassification

Subject to stockholder approval at the 2016 Annual Meeting, the Board has approved an amendment to our Certificate of Incorporation that will eliminate over a three-year period the Board’s classified structure. As a result of the proposed amendment, the Board’s declassification would be phased-in over a three-year period beginning with the 2017 annual meeting of stockholders. From and after the election of directors at the 2019 annual meeting of stockholders, all directors will stand for election at each annual meeting of stockholders for one year terms. Please see “Proposal VI—Board Declassification Amendment to Certificate of Incorporation” for additional information.

Proxy Access

On October 20, 2015, the Board approved and adopted amendments to our Bylaws to implement 3%/3-year proxy access, which became effective immediately and was first available to stockholders beginning with the 2016 Annual Meeting. The new proxy access provision allows eligible stockholders who comply with the requirements set forth in the Bylaws to include their own nominee or nominees for director in the company’s proxy statement along with the candidates nominated by the Board.

The Board’s decision to adopt proxy access followed extensive individual discussions with our largest stockholders. As previously disclosed in prior public filings with the SEC, at the company’s annual stockholders’ meeting in May 2015, the stockholders approved a non-binding stockholder proposal requesting an amendment to the Bylaws to implement proxy access and did not approve the Board’s alternative recommended amendment to the Bylaws to implement proxy access. As part of the Board’s efforts to be responsive to the 2015 annual meeting voting outcome on proxy access, the company held numerous one-on-one discussions with its largest stockholders. These discussions focused on proxy access structures that would be appropriate for the company and took into consideration, among other factors, evolving proxy access developments at other U.S. public companies, the voting results from the company’s 2015 annual meeting, our overall corporate governance program and the risk of abuse of the proxy access process by short-term or special interest investors who may not represent the best interests of all of our stockholders. Stockholders expressed a variety of opinions and preferences with respect to the need for proxy access, desirable features of a proxy access structure and managing the risks of abuse from short-term and special interest holders.

Following the foregoing investor outreach and taking into account the input received from stockholders and the proxy access voting results at the 2015 annual meeting, the Board modified its previously recommended proxy access provision and adopted a proxy access provision that provides that (1) a stockholder or a group of no more than 20 stockholders, (2) who has, or have, maintained continuous qualifying ownership of at least 3% of Cloud Peak Energy’s outstanding common stock, (3) for at least 3 years, (4) and has, or have, complied with the other requirements set forth in the Bylaws, (5) may submit, for inclusion in Cloud Peak Energy’s proxy materials for an annual meeting of stockholders, a number of director nominees that together with all eligible stockholder nominees shall not exceed the lesser of 20% of the Board and the total number of directors to be elected at the annual meeting.  As compared to the Board’s previously recommended proxy access provision, the adopted proxy access provision provides that shares on loan can be considered “owned” shares under certain circumstances, removes the one-year post-meeting holding requirement, removes the disqualification provision for nominees in a future meeting who fail to receive a certain percentage of the vote in a prior meeting, and clarifies that multiple funds under common management count as one stockholder for purposes of the group aggregation limit.

Director Nomination Process

The Governance Committee identifies and recommends to the Board the candidates for nomination as directors. Stockholders may propose nominees for consideration by our Governance Committee by submitting names and supporting information to Cloud Peak Energy Inc., Attn: Corporate Secretary, 505 South Gillette Avenue, Gillette, Wyoming, 82716 in accordance with our Bylaws and applicable law. The Board approves the final choice of candidates for nomination and recommendation for election to our stockholders. In addition, beginning with the 2016 Annual Meeting and as described above under “Stockholder Outreach and Stockholder Rights,” our Bylaws provide that eligible stockholders who comply with the requirements of the proxy access provision set forth in our Bylaws may include their own nominee or nominees for director in our proxy statement.

The Governance Committee selects nominees for the Board, including any nominees proposed for consideration by our stockholders, in accordance with the procedures and criteria set forth in the Corporate Governance Guidelines and the Governance Committee’s charter. The Board seeks a diverse group of candidates who possess the background, skills and expertise necessary to make a significant contribution to the Board and the company. In reviewing director candidates, the Governance Committee reviews each candidate’s qualifications for membership on the Board and takes into account the qualities required to add value to the company and to the functioning of the

Board and its committees such as independence, financial expertise, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s personal and professional integrity and business judgment, the candidate’s willingness to commit the required time to serve as a Board member, the extent to which the candidate would be a desirable addition to the Board and its committees and any other factors it deems appropriate (including with respect to continuing directors, the director’s past Board and committee meeting attendance and performance and length of Board service), as well as the expected qualities of Board members set forth in our Corporate Governance Guidelines and any applicable legal, regulatory and listing requirements.

As provided by our Corporate Governance Guidelines, a Board member is expected to demonstrate high ethical standards and integrity in his or her personal and professional dealings, act honestly and in good faith with a view to the best interest of the company, devote sufficient time to the affairs of the company and exercise care, diligence and skill in fulfilling his or her responsibilities, both as a Board member and as a member of any of its standing committees. A Board member is also expected to provide independent judgment on a broad range of issues, understand and challenge the key business plans of the company, be willing to work in a team and be open to opinions of others, and raise the appropriate difficult questions and issues to facilitate active and effective participation in the deliberation of the Board and of each committee on which he or she serves. Further, each of the Board members should make all reasonable efforts to attend all Board and committee meetings, review the materials provided by management in advance of the Board and committee meetings, and inform the Chairman of the Board before accepting membership on any other board of directors or audit committees. A Board member should also inform the Chairman of the Board of any change in the director’s interests that could affect the director’s relationship to the company.

The Governance Committee and the Board may take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board or the company’s stockholders, as applicable.

Mr. Skaggs, who was appointed to the Board in July 2015, was referred by one of our current independent directors for consideration by the Governance Committee and the Board, and he was ultimately appointed to the Board following multiple candidate interviews and in accordance with our director nomination process described above.

Director Retirement Policy; Chairman Transition

As discussed above, our Corporate Governance Guidelines state that a director who has attained the age of 72 prior to the annual meeting of stockholders in any year shall retire from office at such annual meeting unless the Board, in its discretion, approves an exception.  Mr. Bailey, who served as Chairman of the Board during 2015 and to date in 2016, turned 72 on April 5, 2014.  The Board previously approved an exception to our director retirement policy to provide for Mr. Bailey to continue serving the remainder of his current term as a Class I director, which term expires at the 2016 Annual Meeting.  As a result, Mr. Bailey is not standing for re-election at the 2016 Annual Meeting and will retire from our Board effective immediately following the 2016 Annual Meeting.  The Board has appointed current independent director Mr. Fox to become Chairman of the Board effective upon Mr. Bailey’s retirement.

Independence of Directors

Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our Board is comprised of a majority of directors who satisfy the criteria for “independent directors.”

Annual questionnaires are used to gather input to assist the Governance Committee and the Board in their determinations of the independence of the non-employee directors. Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Governance Committee presented its findings to the Board on the independence of (1) Keith Bailey, (2) Patrick Condon, (3) William T. Fox III, (4) William Owens, (5) Steven Nance, and (6) in connection with his appointment to the Board in July 2015, Robert Skaggs, in each case, in accordance with the applicable federal securities laws, the SEC rules promulgated thereunder, and the applicable rules of the NYSE and our Guidelines on the Independence of the Directors (which may be found in Annex A to our Corporate Governance Guidelines).

The Board concluded that, other than in their capacity as directors, none of the non-employee directors had a material relationship with Cloud Peak Energy, either directly or as a partner, stockholder or officer of an organization that has a relationship with Cloud Peak Energy. The Board further determined that (1) each director serving on the Audit Committee, Compensation Committee and Governance Committee is otherwise independent under applicable NYSE listing standards and our Guidelines on the Independence of the Directors for purposes of serving on the Board, Audit Committee, Compensation Committee and Governance Committee, as applicable, (2) each such non-employee director satisfies the additional audit committee independence standards under Rule 10A-3 of the Exchange Act and the additional independence requirements applicable specifically to compensation committee members under the NYSE’s listing standards, and (3) each director serving on the Compensation Committee qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” under Rule 16b-3 of the Exchange Act.

Executive Sessions

Our Corporate Governance Guidelines provide that every regular meeting of the Board will include one or more executive sessions at which no employee directors or other members of senior management are present in order to promote free and open discussion and communication among the non-employee directors. At least one executive session per year includes only independent directors. Currently, all of our non-employee directors are also considered to be independent directors.  As a result, our independent directors hold an executive session at each quarterly Board meeting.  The Chairman of the Board, who is an independent director, presides over all executive sessions of the Board. If, in the future, our Chairman of the Board were to be a person who is an executive of the company, in accordance with our Corporate Governance Guidelines, our Board would appoint a lead director from among the non-employee directors to preside over the executive sessions of the Board.

Board and Committee Evaluations

Each year, the Board and its committees perform a rigorous self-evaluation.  The Governance Committee oversees this process.  The evaluations solicit input from directors regarding the performance and effectiveness of the Board and its committees and provide an opportunity for directors to identify areas where improvements could be made.  Individual director responses are submitted to our Corporate Secretary, who then compiles aggregated, anonymous results of the evaluations for review and discussion by the Board and its committees.  The Board believes this process is effective to evaluate the Board and its committees and identify opportunities for continuous improvement.

Audit Committee Financial Experts and Financial Literacy

The Board has determined that Messrs. Condon, Fox and Skaggs, the current members of the Audit Committee, are each financially literate as interpreted by the Board in its business judgment based on applicable NYSE rules, and that Messrs. Condon, Fox and Skaggs each further qualify as an audit committee financial expert, as such term is defined in applicable SEC rules, and have accounting or related financial management experience, as defined by applicable NYSE rules and interpreted by the Board in its business judgment.

Communications with Non-Employee Directors and Other Board Communications

The Board provides a process, pursuant to its Policy Regarding Communications from Stockholders, to enhance the ability of stockholders and other interested parties to communicate directly with the non-employee directors as a group, the entire Board, Board committees or individual directors.

Stockholders and other interested parties may communicate by writing to: Cloud Peak Energy Inc., 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: Corporate Secretary; or via the Internet at www.cloudpeakenergy.com by clicking on “Contact the Board” in the “Corporate Governance” subsection of the “Investor Relations” section. Stockholders may submit their communications to the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Confidential—To be opened only by the Corporate Secretary of the Company.” The Corporate Secretary will compile all communications submitted using the process described herein and forward such communications to such director or group of directors as he deems necessary or appropriate. The Corporate Secretary is not required to forward certain communications if it is determined that the communication is (1) unrelated to the duties and responsibilities of the Board, (2) unduly hostile, threatening or illegal, or (3) obscene or otherwise deemed to be inappropriate.

Stockholder communications that relate to accounting, internal accounting controls or auditing matters will be processed in accordance with our Accounting Complaints Policy. Concerns about accounting or auditing matters may be forwarded on a confidential or anonymous basis to the Audit Committee by writing to: Cloud Peak Energy Inc., 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: General Counsel, as well as through the Ethics Hotline at (866) 528-0054.

Director Attendance at Annual Meetings

The Corporate Governance Guidelines provide that directors are expected to attend our annual meeting of stockholders. All of our directors at the time of the 2015 annual meeting of stockholders attended that meeting.

Certain Relationships and Related Party Transactions

Pursuant to our Related Party Transactions Policy, our Audit Committee reviews and approves or ratifies transactions in excess of $100,000 of value in which we participate and in which a director, nominee for director, executive officer of the company or any immediate family member thereof, or beneficial holder of more than 5% of any class of our voting securities has or will have a direct or indirect material interest. After appropriate review (which includes consideration of the financial terms of the transaction), the Audit Committee is to approve only those related party transactions that are consistent with our Related Party Transactions Policy and on terms, taken as a whole, which the Audit Committee believes are no less favorable to us than could be obtained in an arms-length transaction with an unrelated third party, unless the Audit Committee determines that the transactions are not inconsistent with the best interests of the company.

Policies on Business Conduct and Ethics

We have established a corporate compliance program as part of our commitment to responsible business practices in all of the communities in which we operate. The Board has adopted a Code of Conduct that applies to all of our directors, officers and employees, which, although not intended to cover every situation or circumstance that may arise, is designed to (1) provide basic principles and guidelines to assist directors, officers and employees in complying with the legal and ethical requirements governing the company’s business conduct and (2) cover a wide range of business practices and procedures. In addition, we have adopted a Code of Ethics for Principal Executive and Senior Financial Officers mandating a commitment to financial integrity and to full and accurate financial disclosure in compliance with applicable accounting policies, laws and regulations. These two policies form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, anti-bribery, trade practices, protection and proper use of company assets, intellectual property, financial accounting, employment practices, health, safety and environment, and political contributions and payments.

Both our Code of Conduct and our Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at www.cloudpeakenergy.com in the “Corporate Governance” subsection of the “Investor Relations” section. In accordance with NYSE and SEC rules, we will disclose any future amendments to or waivers from our Code of Ethics for our Principal Executive and Senior Financial Officers as well as any waivers from our Code of Conduct for directors and executive officers by posting such information on our website within the time period required by applicable SEC and NYSE rules.

Indemnification of Officers and Directors

Our Bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws also state that Cloud Peak Energy has the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, with respect to an employee benefit plan), against any liability asserted against the person and incurred by the person or on the person’s behalf in any such capacity, or arising out of the person’s status as such, whether or not the company would have the power to indemnify the person against such liability under our Bylaws or the Delaware General Corporation Law; provided, however, that such insurance is available on acceptable terms, as determined by a majority of the Board.

Management Certifications

In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and SEC rules thereunder, our CEO and CFO have signed certifications under Sarbanes-Oxley Act Section 302, which have been filed as exhibits to the Form 10-K. In addition, our CEO submitted our most recent certification to the NYSE under Section 303A.12(a) of the NYSE listing standards on May 28, 2015.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the number of shares of common stock beneficially owned by each person known by Cloud Peak Energy to beneficially own more than 5% of the outstanding shares of our common stock. Except as otherwise noted, (A) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (B) ownership is as of the dates noted below. As of February 29, 2016, there were 61,647,254 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	5,630,078	9.1%
Dimensional Fund Advisors LP (2) 6300 Bee Cave Road Austin, TX 78746	3,990,112	6.5%
Boston Partners (3) One Beacon Street 30th Floor Boston, MA 02108	3,692,741	6.0%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	3,550,936	5.8%
Kopernik Global Investors, LLC (5) Two Harbour Place 302 Knights Run Avenue, Suite 1225 Tampa, FL 33602	3,498,418	5.7%
Franklin Resources, Inc. (6) One Franklin Parkway San Mateo, CA 94403	3,436,000	5.6%

(1)         This information is based on a Schedule 13G/A filed with the SEC on January 26, 2016, by BlackRock, Inc., in which it reported sole voting power as to 5,486,882 shares and sole dispositive power as to all shares.

(2)         This information is based on a Schedule 13G filed with the SEC on February 12, 2016, by Dimensional Fund Advisors LP (“Dimensional”), in which it reported sole voting power as to 3,839,194 shares and sole dispositive power as to all shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3)         This information is based on a Schedule 13G filed with the SEC on February 9, 2016, by Boston Partners, in which it reported sole voting power as to 3,197,657 shares and sole dispositive power as to all shares.

(4)         This information is based on a Schedule 13G/A filed with the SEC on February 11, 2016, by The Vanguard Group, Inc., in which it reported sole voting power as to 72,642 shares, sole dispositive power as to 3,478,294 shares and shared dispositive power as to 72,642 shares.

(5)         This information is based on a Schedule 13G filed with the SEC on February 3, 2016, by Kopernik Global Investors, LLC, in which it reported sole voting power as to 2,380,787 shares and sole dispositive power as to all shares.

(6)         This information is based on a Schedule 13G filed with the SEC on February 4, 2016, by Franklin Resources, Inc., in which it reported sole voting power and sole dispositive power held by Franklin Advisory Services, LLC, an indirect wholly-owned investment management subsidiary, as to all shares. The securities are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc., including Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, each of which may be deemed to be the beneficial owners of the securities reported. The address of Franklin Advisory Services, LLC is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024.

The following table sets forth information with respect to the number of shares of our common stock beneficially owned by (1) our “named executive officers,” which, for purposes of this Proxy Statement, refers to the six current and former executive officers included in the Summary Compensation Table below in this Proxy Statement, (2) each current Cloud Peak Energy director and each nominee for director, and (3) all current Cloud Peak Energy directors and executive officers as a group. Except as otherwise noted, (a) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (b) ownership is as of February 29, 2016.

Name and Address (1) of Beneficial Owner	Number of Shares of Common Stock (2)	Percent Of Class
Colin Marshall	751,406	1.2%
Gary Rivenes	186,220	*
Heath Hill	16,228	*
James Orchard	115,935	*
Bryan Pechersky	109,557	*
Michael Barrett (3)	57,660	*
Keith Bailey (4)	83,962	*
Patrick Condon	26,993	*
William T. Fox III	33,843	*
Steven Nance	32,530	*
William Owens	33,030	*
Robert Skaggs	26,871	*
All Current Executive Officers and Directors as a Group (15 persons)	1,591,200	2.5%

*                 Less than 1%.

(1)         Address for beneficial owners shown in the table is: c/o Cloud Peak Energy Inc., 505 South Gillette Avenue, Gillette, Wyoming 82716.

(2)         Includes the following: (a) common stock underlying restricted stock units (referred to herein as “RSUs” or “restricted stock units”), including RSUs that may vest within 60 days of February 29, 2016, (b) common stock underlying performance share units (referred to herein as “PSUs” or “performance share units”) that may vest within 60 days of February 29, 2016, reported at 43% of the target number of PSUs subject to each award, and (c) shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of February 29, 2016, as follows:

Name	Common Stock Underlying Restricted Stock Units (RSUs)	Common Stock Underlying Performance Share Units (PSUs)	Shares Issuable Upon Exercise of Options **
Colin Marshall	31,714	27,274	531,714
Gary Rivenes	12,857	11,057	92,468
Heath Hill	1,916	1,648	9,765
James Orchard	7,382	6,450	69,771
Bryan Pechersky	5,000	4,300	78,448
Michael Barrett (3)	—	—	—
Keith Bailey (4)(5)	33,549	—	—
Patrick Condon(4)	26,188	—	—
William T. Fox III (4)	25,156	—	—
Steven Nance (4)	25,156	—	—
William Owens(4)	25,156	—	—
Robert Skaggs(4)	26,871	—	—

**          As of February 29, 2016, all exercisable stock options had an exercise price greater than the market price of the underlying stock.

(3)         Mr. Barrett resigned from the company effective March 16, 2015 and, as a result, forfeited all of his unvested equity awards and all of his vested, unexercised stock options expired 30 days following his resignation.

(4)         The number of RSUs reported above does not include the following restricted stock unit awards granted in January 2016: (a) 58,081 restricted stock units to Mr. Bailey, (b) 45,455 restricted stock units to Mr. Condon, (c) 45,455 restricted stock units to Mr. Fox, (d) 45,455 restricted stock units to Mr. Nance, (e) 45,455 restricted stock units to Mr. Owens, and (f) 45,455 restricted stock units to Mr. Skaggs.  Pursuant to the terms of those awards, the number of RSUs awarded will vest and become payable on a pro rata basis if the non-employee director leaves the Board prior to the one-year anniversary of the grant date.

(5)         In accordance with our director retirement policy, immediately following the 2016 Annual Meeting, Mr. Bailey will retire from the Board.  As a result, the 58,081 restricted stock units granted to him in January 2016 will vest on a pro rata basis on May 11, 2016 pursuant to the terms of those awards, and all vested and outstanding RSUs held by him will be paid in shares of our common stock within 30 days following his retirement.

EXECUTIVE COMPENSATION

Compensation Committee Report

The material in this Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

William T. Fox III, Chair

Steven Nance

William Owens

Robert Skaggs

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a discussion of the compensation philosophy and objectives that underlie our executive compensation program and how we evaluated and set our executives’ compensation for 2015. This CD&A is intended to provide qualitative information concerning how 2015 compensation was earned and awarded to our named executive officers. Further, it identifies the most significant factors relevant to our 2015 executive compensation decisions and gives context to the data presented in the compensation tables included below in this Proxy Statement. Lastly, this CD&A describes any significant changes to our executive compensation program that have been implemented prior to filing this Proxy Statement for 2016. The term “executive officers” means our senior executives who are all listed above under the heading “Executive Officers” and also includes Mr. Marshall (who is listed further above under the heading “Proposal I—Election of Directors” and is also an executive officer). The term “named executive officers” means the six current and former executive officers identified in the table below, each of whom were considered “executive officers” as of December 31, 2015 (other than Mr. Barrett).

Named Executive Officer	Title
Colin Marshall	President, Chief Executive Officer and Director
Gary Rivenes	Executive Vice President and Chief Operating Officer
Heath Hill	Executive Vice President and Chief Financial Officer
James Orchard	Senior Vice President, Marketing and Government Affairs
Bryan Pechersky	Executive Vice President, General Counsel and Corporate Secretary
Michael Barrett *	Former Executive Vice President and Chief Financial Officer

*                 Mr. Barrett resigned from the company effective March 16, 2015, at which time Mr. Hill was promoted to Executive Vice President and Chief Financial Officer. Previously, Mr. Hill served as our Vice President and Chief Accounting Officer.

Executive Summary

This CD&A executive summary describes key features of our executive compensation program, summarizes the 2015 cash and equity incentive compensation received by our  named executive officers  and highlights the strong alignment of our executives’ compensation with  our financial, operating and stockholder returns.  Please read the complete CD&A and remaining compensation sections in this Proxy Statement for further details regarding the matters summarized below.

The key features of our executive compensation program are:

•                  A Compensation Peer Group (defined below) focused on U.S. coal industry peers and competitors for executive talent;

•                  Base salaries determined in large part through an in-depth comparative analysis of comparable positions at our Compensation Peer Group companies  and targeted to be approximately at the 50th percentile of our Compensation Peer Group;

•                  An annual cash incentive plan with the payment amount based on (1) actual Adjusted EBITDA (defined below) versus a target Adjusted EBITDA approved by the Compensation Committee and which aligns with the Adjusted EBITDA included in our annual budget (60% weighting); (2) annual safety performance that requires improvement relative to a rolling three-year average (20% weighting); and (3) an assessment by the Compensation Committee and other independent directors of individual executive  performance (20% weighting); and

•                  A long term incentive plan consisting of (1) 40% of the targeted grant date value in restricted stock units and (2) 60% in performance share units that require performance based on our three-year total stockholder return (“TSR”) compared to our Performance Peer Group (defined below), with any vesting capped at target if our absolute TSR is negative over the three-year performance period.

Executive compensation highlights for 2015 include:

•                  Targeted direct compensation for our CEO was 80% performance-based, while targeted direct compensation for our other named executive officers was 70% performance-based.

•                  In light of our five-year tenure as a public company, the Compensation Committee conducted an in-depth review of our executive compensation program to determine whether the program as designed continued to meet the needs of our company, our employees, our stockholders and other stakeholders.   The Compensation Committee reaffirmed many elements of our executive compensation program and determined to modify other elements, including the following:

•                  Our CEO’s 2015 salary was increased approximately 3.3% compared to 2014. The other named executive officers’ 2015 salaries were increased on average approximately 3% compared to 2014, excluding Mr. Hill’s salary increase in connection with his promotion. The last salary adjustments were in 2013.

•                  The Compensation Committee eliminated stock options and re-directed that targeted long-term equity value towards a combination of restricted stock units (40%) and performance share units (60%), resulting in the long-term incentive program being further performance-based.

•                  We did not achieve our Adjusted EBITDA target or safety target for our annual incentive plan. As a result, our CEO’s 2015 bonus was 87% of his targeted bonus and approximately 30% lower than his 2014 bonus, and his total cash compensation for 2015 (salary plus realized 2015 bonus) was 93.5% of his targeted cash compensation and approximately 16% less than his realized 2014 cash compensation.

•                  As a result of our negative absolute TSR and relative performance against our Performance Peer Group, payouts realized under our 2012-2014 performance share units, which vested in early 2015, were made at 48% of target.

We believe our CEO’s compensation is well-aligned with our Compensation Peer Group, as demonstrated by the following:

•                  Our CEO’s 2015 direct compensation (salary, plus realized 2015 bonus, plus targeted 2015 long-term incentive awards) was less than the median of the direct compensation for our Compensation Peer Group CEOs (based on available 2014 proxy data); and

•                  Although our 2013-2015 relative TSR compared to our Compensation Peer Group was at the 57th percentile, our CEO’s 2013-2015 direct compensation (as described above) was  at the 38th percentile of the direct compensation for our Compensation Peer Group CEOs (based on available 2012-2014 proxy data).

The following key factors impacted the Compensation Committee’s 2015 executive compensation decisions:

•                  Despite very difficult industry conditions, we were able to achieve 87% of our Adjusted EBITDA target in our cash bonus plan.

•                  Although we did not achieve our challenging safety target, we continued our track record as one of the safest companies in our industry.

•                  In a depressed market we improved our cash margin per ton and cost per ton despite reduced shipments and lower realized coal prices.

•                  We maintained a strong financial position with available liquidity of approximately $620 million including cash and cash equivalents of approximately $89 million at year-end 2015.

•                  We achieved a 98% say on pay approval by our stockholders in 2015.

We believe our total compensation for 2015 appropriately reflects our performance for the year and the performance of our executive team.

This executive summary is organized as follows:

CD&A Executive Summary Organization	Proxy Statement Page Number
Executive Compensation Program Overview	p. 27
Compensation Risk Mitigating Program Design and Governance Policies	p. 28
2015 Company Performance Highlights	p. 28
Current Base Salaries and Periodic Historical Adjustments	p. 29
Annual Cash Incentive Plan and Historical Payouts	p. 30
Long-Term Equity Incentive Plan and Realized/Realizable Values	p. 31
Comparison of Historical Granted and Realized/Realizable Total Pay	p. 33

Executive Compensation Program Overview

Our executive compensation program is designed to attract and retain highly competent, motivated executives and reward them for superior performance, consistent with creating long-term stockholder value. It consists of a mix of three primary components, which we believe appropriately reward our executive officers for their overall contribution to company performance, while also aligning their interests with those of our stockholders with the ultimate objective of increasing long-term stockholder value:

•                  A competitive base salary;

•                  The potential for an annual cash incentive depending on company Adjusted EBITDA, and safety performance and on individual performance; and

•                  An equity-based long-term incentive program that is tied to the performance of our share price, including relative and absolute TSR over a three-year period, and requires executives to maintain substantial ownership in accordance with our stock ownership guidelines.

Based on this philosophy we set targeted pay levels that approximate the median of our coal industry peers. The pay ultimately realized is dependent primarily upon our financial and safety performance, individual performance and our absolute and relative stock price performance.

For our CEO and other named executive officers, the three primary components of our executive compensation program represent the following percentages of their 2015 total targeted direct compensation:

* “Other NEOs” in the chart above includes amounts for our Chief Financial Officer Heath Hill at his 2015 CFO compensation levels. It does not reflect 2015 compensation for our former Chief Financial Officer Michael Barrett.

Compensation Risk Mitigating Program Design and Governance Policies

In addition to these three primary components of executive compensation, our executive compensation program includes other features that we believe are consistent with strong governance practices, including:

•                  A substantial percentage of performance-based compensation;

•                  Annual say on pay stockholder vote regarding our executive compensation program;

•                  Annual compensation program risk assessment;

•                  Engagement by the Compensation Committee of an independent compensation consultant;

•                  Regular review of executive tally sheets by the Compensation Committee;

•                  Executive stock ownership guidelines and holding requirements;

•                  Clawback Policy (defined below) for incentive compensation;

•                  Insider Trading Policy that prohibits, among other things, hedging and pledging transactions relating to our stock;

•                  Double-trigger, rather than single-trigger, change in control vesting acceleration provisions for awards under our Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (as amended and restated effective March 12, 2016) (the “Restated 2009 LTIP” or “LTIP”);

•                  Low double-trigger change-in-control severance multiple of 2X target cash compensation for our CEO and 1X target cash compensation for other executives;

•                  No tax gross-ups upon a change in control;

•                  No payment of dividends on unvested performance shares;

•                  No repricing of stock options without stockholder approval; and

•                  No perquisites.

These components and other features of our overall executive compensation program are discussed in more detail below in this Proxy Statement.

2015 Company Performance Highlights

As described in our year-end 2015 earnings announcement, our company and industry again faced a challenging external environment, oversupplies of coal domestically and internationally and weak coal pricing. Global economic conditions remained sluggish, abundant low priced natural gas in the U.S. continued to compete with coal as a source of electricity generation, U.S. federal regulatory actions continued to negatively impact coal-fueled electricity generation, and low international coal prices were exacerbated by the strong U.S. dollar benefiting non-U.S. coal producers. As noted more fully below, these challenging industry conditions negatively impacted our financial and stock performance and payouts from our annual and long-term incentive plans. Despite the external environment, our mines effectively reduced costs and controlled capital expenditures and we delivered Adjusted EBITDA (defined below) of approximately $124 million and finished the year with a strong cash position. We ended 2015 with available liquidity of approximately $620 million, including cash and cash equivalents of approximately $89 million.

In addition, we accomplished a number of important achievements in 2015 to help manage through current industry conditions and position our company for future growth opportunities:

•                  Improved our cash margin per ton and cost per ton in 2015 compared to 2014, despite reduced shipments and a lower realized price per ton in 2015;

•                  To help address depressed seaborne coal prices, we entered amended agreements with our port and rail providers for our export sales to eliminate volume obligations for the period 2016 through 2018 in exchange for a series of payments, which are in lieu of the previous take-or-pay commitments during this three-year period; and

•                  Reached an agreement with a landowner near our Cordero Rojo Mine in Wyoming, which provides Cordero Rojo with access to substantial additional coal and enhances flexibility for the future development of the mine.

The following table highlights our 2015 financial performance and shipments:

	Year Ended
	12/31/2015	12/31/2014
	(in millions, except per ton amounts)
Adjusted EBITDA (1)	$123.8	$201.9
Net income (loss) (2)	$(204.9)	$79.0
Average cost per ton sold	$9.81	$10.19
Shipments — owned and operated mines (tons)	75.1	85.9
Asian exports (tons)	3.6	4.0

(1)         Non-GAAP financial measure; please refer to Part II, Item 6 “Selected Financial Data,” Footnote 3 in our Form 10-K filed on February 18, 2016 for additional information regarding and a reconciliation of Adjusted EBITDA.

(2)         Net loss for 2015 was impacted by the $111.8 million non-cash valuation allowance adjustment on our deferred tax assets based upon current forecasted taxable earnings and a $58.2 million non-cash asset impairment recorded due to lower forecasted earnings as a result of the weak international coal prices.

During 2015, our All Injury Frequency Rate (“AIFR”) under our cash bonus plan was 0.68, resulting in no payout to our executives for that component of our 2015 cash bonus plan.

From the end of 2014 to the end of 2015, our TSR (calculated using the same methodology as for our performance share units) relative to our Performance Peer Group (defined below) was at the 43rd percentile. Our absolute TSR in 2015 (calculated on the same basis) was negative 71%. This performance reflects the continued challenging external environment facing our industry. Our TSR in 2015 impacts the three-year performance period for performance unit awards granted in 2015 and in certain prior years, in addition to the overall impact that our stock price has on the value associated with restricted stock, restricted stock units and stock option awards.

As discussed more fully below, we believe our compensation program is appropriately aligned with our performance as evidenced by our below-target annual incentive payments and realized pay for our executives compared to targeted cash bonus and equity values.

Current Base Salaries and Periodic Historical Adjustments

Base salaries are generally reviewed annually based upon a detailed review of the compensation for comparable positions of our Compensation Peer Group (defined below) and other market data provided from time to time by Aon Hewitt, the Compensation Committee’s  independent compensation consultant. In addition, the Compensation Committee assesses individual performance, experience, responsibilities and time in position. The chart below shows the annual adjustments, if any, to base salaries from 2013 through 2016 for our CEO and other current named executive officers. Reflecting the current challenging environment and our focus on costs, the Committee made no merit increases for the named executive officers for 2016. The chart below also reflects that Mr. Hill was promoted from Vice President and Chief Accounting Officer to Executive Vice President and Chief Financial Officer in March 2015. Mr. Hill received a market adjustment in 2016 to reflect his below market salary in his first year as CFO in 2015. Other than Mr. Hill, no named executive officer has received a salary increase for 2016.

2013-2016 NEO Base Salaries

Annual Cash Incentive Plan and Historical Payouts

Our Annual Incentive Plan (“AIP”), approved at the 2013 annual meeting of stockholders, is an annual cash incentive plan designed to reward executives for the achievement of certain annual company performance targets that are approved by the Compensation Committee. Under the AIP, each executive has the potential to earn an annual cash incentive based upon a percentage of the executive’s base salary. As in prior years, the 2015 AIP performance targets consisted of three components:

•                  Adjusted EBITDA (weighted 60%);

•                  Safety (weighted 20%); and

•                  Personal performance (weighted 20%).

If performance targets were exceeded, maximum payouts of up to two times target were possible and if performance fell below threshold levels, no payouts are made.

For 2015 the Adjusted EBITDA component was awarded at 87% of target and the safety performance component resulted in no payment. The personal performance components of the AIP were made at levels ranging between 125% and 180%, depending on the assessment of each individual’s performance during the year. As a result, the AIP payouts for our current named executive officers for 2015 ranged between 78% and 89% of target.

Our goal setting for Adjusted EBITDA corresponds to our annual operating plan which reflects our expectations for the year based on our operating environment. Our safety performance target reflects a 20% improvement over the three year rolling safety achievement average.  See page 37 for a full discussion of our AIP goal setting process. We believe these goals are challenging but achievable. As shown in the charts below, our AIP payouts have reflected the different performance levels for Adjusted EBITDA, safety and personal performance over time. We believe our compensation program is appropriately aligned with our performance as evidenced by our actual annual incentive plan payouts in recent years compared to targeted amounts.

* The “Other NEOs” includes our former Chief Financial Officer, Michael Barrett, for years prior to and including 2014, and includes Heath Hill for 2015.  Mr. Hill became our Chief Financial Officer in March 2015.

AIP Results as % of Target

	Adjusted EBITDA (%)	Safety (%)	Personal Performance Range for CEO and Other Then-Applicable NEOs (%)
2011	100	0	120 — 190
2012	87	90	110 — 175
2013	84	167	100 — 160
2014	110	129	150 — 185
2015	87	0	125 — 180

Long-Term Equity Incentive Plan and Realized/Realizable Values

The Restated 2009 LTIP is an equity-based plan designed to align the long-term interests of our executive officers with those of our stockholders. Each executive is awarded an annual target award value under the Restated 2009 LTIP based upon a multiple of the executive’s base salary. For 2015, the Compensation Committee eliminated the stock option component of the annual award (which comprised 25% of the total equity award value in prior years) in light of ongoing depressed equity values in our industry and the dilutive impact of options, and re-directed the targeted long-term equity value between the following two components:

•                  Restricted stock units (40%); and

•                  Performance share units (60%).

The long term value of the awards is a function of our stock price performance over time: if our stock price increases, the value of awards made under the Restated 2009 LTIP increases and our executives benefit; if our stock price decreases, the value of awards made under the Restated 2009 LTIP decreases and our executives do not achieve some or any of the potential value of the awards.

The following tables provide a comparison of the 2012 through 2015 target equity award values at grant date versus actual values or estimated values at year-end 2015 for our CEO and other named executive officers. Grant date targeted value reflects the grant date fair value for the applicable year as determined under FASB ASC Topic 718, which is how equity awards are reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The year-end 2015 value is calculated as of December 31, 2015 based on our closing stock price of

$2.08. We believe that the tables below highlight the strong pay for performance nature of our compensation program, with the current substantially reduced value of our executives’ long-term incentive awards reflecting our absolute and relative stock price performance.

LTIP Awards — Grant Date Targeted Value vs Realized (Realizable) Value

2012 LTIP Awards ($) (1)

CEO
Avg-Other NEOs
$3,000,000.00
$2,500,000.00
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
$2,202,302
$125,900
$643,640
$32,090
PSU
NQ
RSA
Grant Date Target Value
Year-End 2015
Grant Date Target Value
Year-End 2015

2013 LTIP Awards ($) (2)

CEO
Avg-Other NEOs
$3,000,000.00
$2,500,000.00
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
$2,393,771
$122,695
$694,193
$35,578
PSU
NQ
RSU
Grant Date Target Value
Year-End 2015
Grant Date Target Value
Year-End 2015

2014 LTIP Awards ($) (3)

CEO
Avg-Other NEOs
$3,000,000.00
$2,500,000.00
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
$2,580,230
$119,317
$748,192
$34,598
PSU
NQ
RSU
Grant Date Target Value
Year-End 2015
Grant Date Target Value
Year-End 2015

2015 LTIP Awards ($) (4)

CEO
Avg-Other NEOs
$3,000,000.00
$2,500,000.00
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
$2,589,086
$599,699
$767,141
$177,689
PSU
RSU
Grant Date Target Value
Year-End 2015
Grant Date Target Value
Year-End 2015

*                 The “Other NEOs” includes our former Chief Financial Officer, Michael Barrett, for years prior to and including 2014, and includes Heath Hill for 2015.  Mr. Hill became our Chief Financial Officer in March 2015.

(1)         All 2012 LTIP awards were subject to a three-year vesting schedule, in addition to satisfaction of TSR performance criteria over the three-year period for our PSUs.  2012 award values at year-end 2015 were calculated as follows: (1) PSUs reflect the actual 48% vesting of those awards; (2) nonqualified stock options (“NQs”) were valued at $0 because the exercise price was in excess of the closing stock price at year-end 2015; and (3) restricted stock awards (“RSAs”) were valued based on the number of RSAs that vested in March 2015 multiplied by our closing stock price of $2.08 on December 31, 2015.

(2)         All 2013 LTIP awards were subject to a three-year vesting schedule, in addition to satisfaction of TSR performance criteria over the three-year period for our PSUs. 2013 award values at year-end 2015 were calculated as follows: (1) PSUs reflect the actual 43% vesting of those awards based on TSR performance through year-end 2015; (2) NQ were valued at $0 because the exercise price was in excess of the closing stock price at year-end 2015; and (3) RSUs were valued based on the number of unvested RSUs multiplied by our closing stock price of $2.08 on December 31, 2015.

(3)         All 2014 LTIP awards are subject to a three-year vesting schedule, in addition to satisfaction of TSR performance criteria over the three-year period for our PSUs. 2014 award values at year-end 2015 were calculated as follows: (1) PSUs reflect the estimated 45% vesting of those awards based on TSR performance through year-end 2015; (2) NQ were valued at $0 because the exercise price was in excess of the closing stock price at year-end 2015; and (3) RSUs were valued based on the number of unvested RSUs multiplied by our closing stock price of $2.08 on December 31, 2015.

(4)         All 2015 LTIP awards are subject to a three-year vesting schedule, in addition to satisfaction of TSR performance criteria over the three-year period for our PSUs. 2015 award values at year-end 2015 were calculated as follows: (1) PSUs reflect the estimated 100% vesting of those awards based on TSR performance through year-end 2015 and the cap at target vesting for a negative absolute TSR; and (2) RSUs were valued based on the number of unvested RSUs multiplied by our closing stock price of $2.08 on December 31, 2015.

Comparison of Historical Granted and Realized/Realizable Total Pay

We believe that our compensation program creates a strong link between our pay and our performance.  The table below shows the overall impact of our incentive programs and our stock price performance on the substantially reduced realized pay of our executives.

	For Period	CEO	Average of Other NEOs (1)
Granted ($) (2)		$3,602,302	$1,263,932
Realized ($) (3)	2012	$1,560,900	$661,993
Realized +/- Granted (%)		-57%	-48%
Granted ($) (2)		$3,873,772	$1,346,015
Realized ($) (3)	2013	$1,676,795	$721,204
Realized +/- Granted (%)		-57%	-46%
Granted ($) (2)		$4,110,230	$1,400,068
Realized ($) (3)	2014	$1,839,017	$759,023
Realized +/- Granted (%)		-55%	-46%
Granted ($) (2)		$4,119,086	$1,413,900
Realized ($) (3)	2015	$2,030,299	$778,543
Realized +/- Granted (%)		-51%	-45%

(1)         The “Other NEOs” includes our former Chief Financial Officer, Michael Barrett, for years prior to and including 2014, and includes Heath Hill for 2015.  Mr. Hill became our Chief Financial Officer in March 2015.

(2)         Granted values include (a) base salary, (b) target bonus amount, and (c) the grant date fair value of awards under FASB ASC Topic 718, which is how equity awards are reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

(3)         Realized values include (a) base salary, (b) actual bonus payouts and (c) estimated long-term incentive value as of year-end 2015 as reported above under “—Long-Term Equity Incentive Plan and Realized/Realizable Values.”

Additional details of our executive compensation program are included in the following sections of our CD&A. Please read them to develop a full understanding of our program. We firmly believe our executive compensation program is in the best interest of our stockholders, is performance-based, and is aligned with the goal of creating long-term stockholder value.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to reward our executive officers for their overall contribution to company performance, including the achievement of specific annual, long-term and strategic goals. The executive compensation program also seeks to align executive officers’ interest with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing long-term stockholder value. Specifically, the program is designed to:

•                  Retain and attract a highly competent, motivated team of employees appropriately aligned with the long-term interest of our stockholders;

•                  Encompass safety and environmental stewardship as core elements of our compensation program;

•                  Encourage behavior that will enhance both current year performance and long-term growth of stockholder value;

•                  Target total compensation to be in a range around the 50th percentile of our peer group with the opportunity for enhanced compensation for superior company and individual performance;

•                  Provide as part of our total compensation base salary, the opportunity for a cash incentive and, as appropriate, the opportunity for equity, linked to the long-term growth in TSR;

•                  Achieve minimum performance thresholds prior to any incentive compensation being earned;

•                  Provide market competitive programs of health, welfare and retirement benefits to all employees on an equivalent basis; and

•                  Make equity ownership and retention guidelines for executives and directors a key component to ensure alignment with long-term stockholder interests.

The Compensation Committee reviews the compensation philosophy annually to review whether the goals and objectives are being met, and what, if any, changes may be needed to the philosophy.

Annual Say on Pay Stockholder Vote

As recommended by our Board in 2011, a majority of stockholders in 2011 expressed their preference for an advisory vote on executive compensation occurring every year, and we have implemented that recommendation. The following table shows the results of our annual say on pay vote in 2015 and going back to 2011:

Annual Stockholders Meeting	Say on Pay Vote Approvals
2015	98%
2014	91%
2013	96%
2012	98%
2011	99%

The Compensation Committee evaluates the results of each year’s advisory vote on executive compensation and the support expressed by stockholders, and the Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by the Compensation Committee’s independent compensation consultant, and review of data relating to pay practices of our Compensation Peer Group.

For 2015, the Compensation Committee did not make any changes to our compensation programs as a result of the “say on pay” vote, given the strong support stockholders expressed for our executive compensation programs.

Setting Executive Compensation for 2015

The Compensation Committee historically has engaged Aon Hewitt, its independent compensation consultant,  to conduct a review of Cloud Peak Energy’s executive officer compensation program in order to assist the Compensation Committee in determining whether any elements or amounts of the existing compensation program should be modified.

In light of Cloud Peak Energy’s approximately five-year tenure as a public company, the Compensation Committee conducted a historical review of the overall executive compensation program in anticipation of making its 2015 executive compensation determinations. The Compensation Committee’s review was intended to ensure continuing alignment of the program with the increasingly challenging and volatile industry conditions for U.S. coal producers, including the compensation philosophy objective of retaining and attracting a highly competent, motivated team of employees appropriately aligned with the long-term interests of the company’s stockholders. Specifically, the primary purposes of the review were to evaluate whether (1) the executive compensation philosophy remained appropriate, as set forth in the company’s annual proxy statement, (2) the overall executive compensation program and its various components have functioned as intended over time, in accordance with the compensation philosophy and taking into account the changed industry conditions for U.S. coal producers since the company’s 2009 initial public offering, and (3) there are any compensation program components that should be considered for modification.

The Compensation Committee reviewed and discussed various matters, including industry trends in executive compensation, the company’s compensation philosophy and our goal of aligning the executive compensation program with industry conditions to achieve the objectives of the compensation philosophy, the current Compensation Peer Group and whether any potential changes to the peer group were necessary, and the primary elements of the company’s executive compensation program, including base salary, annual cash bonus opportunity and equity awards. The Compensation Committee also reviewed the current long-term incentive plan structure, including historical equity settlements relative to target values and expectations at the time of those previous grants, equity vesting schedules, whether stock options remained an appropriate equity compensation tool, and the impact of the absolute TSR vesting requirements for performance share units which reduces vested shares regardless of relative TSR performance compared to the Performance Peer Group.

As part of this executive compensation program review, the Compensation Committee engaged Aon Hewitt to provide a comprehensive market data review for each executive officer position from our Compensation Peer Group and secondary source data from the mining industry and general industry. In addition, Aon Hewitt’s engagement for 2015 included the following, at the Compensation Committee’s request:

•                  Assist the Compensation Committee in staying abreast of industry, governance and regulatory developments impacting executive and director compensation;

•                  Participate in Compensation Committee meetings as requested and provide the views of Aon Hewitt with regard to various agenda items considered by the Compensation Committee throughout 2015;

•                  Assist the Compensation Committee in reviewing and updating the company’s Compensation Peer Group and the company’s Performance Peer Group, which is used for purposes of TSR comparisons and vesting requirements in the company’s performance share unit awards;

•                  Assist the Compensation Committee in evaluating the intended motivational and alignment purposes of its long-term equity compensation award components and the specific vesting and other terms of its equity awards;

•                  In connection with the company’s Chief Financial Officer transition that was effective in March 2015, provide peer company data to assist the Compensation Committee in its compensation determinations for the promotion of Mr. Heath Hill from Vice President and Chief Accounting Officer to Executive Vice President and Chief Financial Officer;

•                  In connection with the promotion of Mr. Bryan Pechersky from Senior Vice President, General Counsel and Corporate Secretary to Executive Vice President, General Counsel and Corporate Secretary, provide peer company data to assist the Compensation Committee in its related compensation determinations; and

•                  Assist with the Compensation Committee’s periodic compensation program risk assessment.

The Compensation Peer Group for 2015 remained the same as the Compensation Peer Group utilized in 2014, except that the Compensation Committee removed James River Coal and Patriot Coal as a result of their previous bankruptcy filings.  The Compensation Peer Group is used for the purpose of establishing the comparison targets for and annual review of the company’s executive compensation program. As discussed below, we have a separate Performance Peer Group for purposes of the TSR performance metrics used in our performance share units. Our Compensation Peer Group is designed to focus on coal industry peers and competitors for executive talent. Our Performance Peer Group is a broader group that reflects the equity performance of coal producers and also includes oil and gas companies because of the impact natural gas prices have on demand and pricing for domestic coal supplies. For reference, below are the Compensation Peer Group companies:

2015 Compensation Peer Group
1)	Alpha Natural Resources, Inc.
2)	Arch Coal Inc.
3)	Consol Energy Inc.
4)	Oxford Resource Partners, LP*
5)	Peabody Energy Corporation

2015 Compensation Peer Group
6)	Rhino Resource Partners LP
7)	Suncoke Energy Inc.
8)	Walter Energy, Inc.
9)	Westmoreland Coal Co.

*                 This was the previous name of Westmoreland Resource Partners, LP.

Key Elements of Our 2015 Executive Compensation Program

The following table highlights the key elements of our 2015 executive compensation program and the primary purpose of each element. Each element set forth in the table below is discussed in further detail in this CD&A.

Element	Objectives and Basis	Key Features
Base Salary	• Provide base compensation that is competitive for each position to reward and motivate individual performance.

•    Targeted to be in a range around the 50th percentile of our Compensation Peer Group, with the opportunity for enhanced compensation for superior individual performance.

•    Varies by executive based upon individual skills, experience, responsibilities of the position, performance and other factors.

Annual Incentive Compensation (Cash)

•    Provide short term rewards for achieving annual operating, financial and personal performance objectives.

• Align executive officers’ interests with those of our stockholders by promoting strong annual results through maximizing revenue and operating efficiency.

• Retain executive officers by providing market-competitive compensation.

•    Targeted at a level that will provide total direct compensation opportunities (base + annual incentive + equity awards) in a range around the 50th percentile of our Compensation Peer Group’s total direct compensation.

•    Cash incentive based on achievement of company financial and safety targets.

•    A portion of the cash incentive is based on individual performance at the discretion of the Compensation Committee.

•    Actual payout can vary from 0% to 200% of the target amount.

Long-Term Incentive Awards (Equity)

•    Align executives’ interests with stockholders’ interests by linking part of each executive officer’s compensation to long-term corporate performance.

•    Provide ownership opportunities which promote retention and enable us to attract and motivate our executive officers.

•    Retain executive officers through multi-year vesting of equity grants.

•    Targeted at a level that will provide total direct compensation opportunities (base + annual incentive + equity awards) in a range around the 50th percentile of our Compensation Peer Group’s total direct compensation.

•    Utilizes different equity types, including RSUs and PSUs to balance multiple objectives. Stock options were eliminated from the 2015 equity award mix, as discussed below.

•    Long-term equity awards generally vest 100% at the end of a three-year period. PSUs also incorporate relative and absolute TSR requirements for any vesting.

Base Salary

Base salaries are generally reviewed annually based upon a detailed review of the compensation for comparable positions of our Compensation Peer Group and other market data provided from time to time by the Compensation Committee’s independent compensation consultant. In addition, the Compensation Committee assesses individual performance, experience, responsibilities and time in position.

For 2015, the Compensation Committee engaged Aon Hewitt to provide market data for each executive officer position from our Compensation Peer Group and secondary source data from the mining industry and general industry, and the Compensation Committee considered the individual performance, experience, responsibilities and time in position of the CEO and each other senior executive officer, our company performance, and the fact that the last adjustments to base salaries were made in 2013. After this review, the Compensation Committee decided to adjust individual executive officer base salaries to better reflect updated market data since the 2013 adjustments, individual executive performance and responsibilities and the promotion of certain executives. Below are the 2015 annual base salaries for our current named executive officers:

Name	2015 Annual Base Salary	2014 Annual Base Salary
Colin Marshall	$765,000	$740,000
Gary Rivenes	$470,000	$450,000
Heath Hill *	$350,000	$223,600
James Orchard	$360,000	$350,000
Bryan Pechersky	$360,000	$350,000

*                 Mr. Hill was promoted from Vice President and Chief Accounting Officer to Executive Vice President and Chief Financial Officer in March 2015.

Annual Incentive Compensation and Process for Setting Performance Objectives

Our AIP is our cash incentive plan, which has a one-year performance period. Awards under the plan are paid based on actual performance against pre-established company targets that are approved in advance by the Compensation Committee and also include a discretionary personal performance component. In accordance with the plan, annual incentive compensation is determined after the completion of each fiscal year.

As in prior years, the target bonus percentage amounts (“target”) under the AIP for 2015 awards were based on a multiple of each executive’s base salary for 2015. Target bonuses are generally reviewed annually based upon a detailed review of the compensation for comparable positions of our Compensation Peer Group and other market data provided from time to time by Aon Hewitt. For 2015, no changes were made to executive officer target bonus percentage amounts, except to recognize the promotion of Mr. Hill to the Executive Vice President level. Due to his resignation, Mr. Barrett did not receive an AIP award for 2015.

The following table provides the 2015 target multiple, as well as potential payments which could have been made upon the achievement of a threshold, target or maximum level of performance for each of our current named executive officers.

Name	2015 Target Award (% of Base Salary)	2015 Threshold: 50% of Target Award ($)	2015 Target: 100% of Target Award ($)	2015 Maximum: 200% of Target Award ($)
Colin Marshall	100	$382,500	$765,000	$1,530,000
Gary Rivenes	75	$176,250	$352,500	$705,000
Heath Hill *	75	$111,016	$222,032	$444,065
James Orchard	60	$108,000	$216,000	$432,000
Bryan Pechersky	60	$108,000	$216,000	$432,000

*                 Mr. Hill’s potential bonus values were prorated using three months of his base salary related to his previous position as our Chief Accounting Officer and nine months at his 2015 Executive Vice President and Chief Financial Officer compensation level.

The measurement objectives for the plan were established at the beginning of 2015 by the Compensation Committee. There are three components that determined 2015 awards under the AIP: (1) Adjusted EBITDA (weighted 60%), (2) safety (weighted 20%) and (3) personal performance (weighted 20%).

Although personal performance is discretionary at the sole determination of the Compensation Committee, with respect to the senior executive officers other than himself, our CEO provided his recommendations for these amounts to the Compensation Committee for its consideration. The personal performance component is evaluated against the responsibilities of each executive’s position, achievement of annual departmental goals, feedback from peers and other co-workers, assessments of our independent directors, annual performance ratings and the executive’s contributions to significant accomplishments during the year. For 2015, those accomplishments included those noted above under “2015 Company Performance Highlights.” As a result of this evaluation by the Compensation Committee and other independent directors, and taking into account the recommendations of our

CEO for the other executive officers, our named executive officers received amounts ranging from 125% to 180% of their targeted amounts for their personal performance components.

The threshold, target and maximum for the Adjusted EBITDA and safety components, including actual results achieved for each component for 2015, are shown in the following table:

Metric	Threshold	Target	Maximum	Actual 2015 Result
Adjusted EBITDA (in millions) (1)	$76	$141	$196	$123
Safety (AIFR) (2)	0.55	0.44	0.33	0.68

(1)         Refer to Part II, Item 6 “Selected Financial Data,” Footnote 3 in our Form 10-K filed on February 18, 2016 for additional information regarding and a reconciliation of Adjusted EBITDA.

(2)         See below for a discussion of the differences between our AIFR calculation for the AIP compared to the Mine Safety and Health Administration (MSHA) methodology.

In setting the performance objectives for 2015, the Compensation Committee considered a variety of factors, including (i) the continued importance of safety in the company’s culture and the desire to continuously improve the company’s safety record, (ii) setting financial performance targets at a level which reflected our outlook for the business and would appropriately incentivize and compensate executive officers, and (iii) the importance of holding each executive accountable for his individual contribution to our success.

In establishing Adjusted EBITDA targets for 2015, the Compensation Committee reviewed a sensitivity analysis to the key business drivers of Adjusted EBITDA. This sensitivity analysis sought to identify opportunities and risks for each of the key business drivers to establish the threshold, target, and maximum Adjusted EBITDA targets. Key business drivers included sales volumes, coal prices and operating costs, including diesel fuel, labor and explosives costs, logistics revenues and transportation costs. The Adjusted EBITDA goal for 2015 was lower than 2014 and reflected the expected challenging environment for coal demand and pricing for 2015 and corresponds to our budgeted Adjusted EBITDA in our annual operating plan.

The table below reflects the Adjusted EBITDA goals we have set in recent years, along with the actual Adjusted EBITDA result for each applicable year. The Compensation Committee believes the target performance goal for each year was challenging but achievable. As shown in the table below, the goal setting process has produced performance targets that have resulted in below-target payouts on the Adjusted EBITDA goal in three of the last four years.

Year	Threshold	Target	Maximum	Actual Result
2015	$76	$141	$196	$123
2014	$131	$195	$262	$202
2013	$165	$244	$315	$219
2012	$278	$361	$427	$339

Taking into account the recommendation of management, the Compensation Committee again used a rolling three-year average of our AIFR to establish the safety threshold. Target and maximum levels were established by reducing the threshold number by 20% and 40%, respectively. In general, we calculate our AIFR using the same methodology used to report monthly to MSHA, which is calculated by multiplying the number of reportable injuries times 200,000, divided by the total number of hours of employee exposure. The number we report to MSHA is required to include only the employees at our three mines and does not include contractors, visitors or employees at our non-mine sites. However, the safety number we use for our AIP is based on all our employees and includes contractors and all other visitors to all our sites to better reflect our core values and commitment to the safety of everyone involved in our business. As such, our number for purposes of our AIP target is usually different than the MSHA number we report publicly.

As a result of these differences between our AIFR calculation and the MSHA calculation, for 2015, we calculated an AIFR of 0.68, compared to a 0.91 reported by MSHA.

The following table provides a quantitative supplemental breakdown of the three components that make up the named executive officers’ actual 2015 award under our AIP. Both the dollar amount of the award and the award as a percentage of each named executive officer’s base salary are displayed for each component.

	ADJUSTED EBITDA Weighting: 60% Result as % of Target: 87%	SAFETY Weighting: 20% Result as % of Target: 0%	PERSONAL PERFORMANCE Weighting: 20%			Total 2015 Award
	Dollar Amount of Award	Dollar Amount of Award	Result as % of Target	Dollar Amount of Award	Total Performance Score	($)	As a % of Base Salary
Colin Marshall	$394,234	$0	170%	$271,366	88%	665,600	87%
Gary Rivenes	$185,868	$0	170%	$120,832	86%	306,700	65%
Heath Hill *	$122,253	$0	125%	$58,439	78%	180,692	52%
James Orchard	$113,899	$0	180%	$78,401	88%	192,300	53%
Bryan Pechersky	$113,968	$0	160%	$69,732	84%	183,700	51%

*                 Mr. Hill’s bonus was prorated using three months of his compensation related to his previous position as our Chief Accounting Officer and nine months at his 2015 Executive Vice President and Chief Financial Officer compensation level.

Long-Term Equity-Based Awards

The Restated 2009 LTIP provides for the grant of a variety of equity-based awards, including share based awards and options, and awards contingent on TSR performance. The Restated 2009 LTIP is intended to promote our long-term success and increase long-term stockholder value by attracting, motivating and retaining our non-employee directors, officers and employees. Additionally, to better align our executive officers’ long-term interests with those of our stockholders, the Restated 2009 LTIP does not allow for the repricing of stock options once they are awarded unless approved by our stockholders. For additional information regarding the terms of the Restated 2009 LTIP, as it is proposed to be amended by the First Amendment, please see “Proposal IV—Approval of the First Amendment to the Restated 2009 LTIP to Increase the Number of Authorized Shares” and “Proposal V—Re-approval of the Section 162(m) Material Terms of the Restated 2009 LTIP, as amended by the First Amendment.”

We intend for a significant portion of our total compensation provided to our executive officers to consist of equity-based compensation. For 2015, the Compensation Committee evaluated the intended motivational and alignment purposes of stock options in light of ongoing depressed equity values in our industry and the dilutive impact of options, and decided to eliminate stock options as a component of the equity program for 2015. Instead, the Compensation Committee re-directed the targeted long-term equity value towards a combination of restricted stock units (40%) and performance share units (60%), to accomplish several objectives, including:

•                  Providing an incentive for our executive officers to grow long-term stockholder value;

•                  Providing an incentive for our executive officers to preserve long-term stockholder value and avoid excessive risks; and

•                  Positively impacting executive officer retention.

Equity Award Material Terms—We grant equity awards to our executives and certain other employees annually, generally in March of each year following our year-end earnings announcement. All outstanding equity awards vest on an accelerated basis in connection with certain types of terminations of employment following a change in control. For information regarding the terms of this accelerated vesting, please see “Potential Payments Upon Termination or Change in Control; Double-Trigger Change in Control Requirements.”

RSUs vest on the basis of time as determined by the Compensation Committee, which is three years in the case of all awards granted to date. For 2015 and 2016, the Compensation Committee retains the discretion to pay any vested awards in shares of our common stock, cash or a combination of shares and cash. A recipient will not receive dividend equivalents, if any, on RSUs until the RSUs have fully vested and, upon the vesting date, the recipient will be paid any dividend equivalents that may have accrued on the RSUs.

Our performance share units require a minimum relative stock performance compared to our Performance Peer Group (at least 25th percentile relative performance for our 2015 awards) below which no shares are earned. The awards also have a maximum opportunity above which no additional shares are earned (90th percentile relative performance for our 2015 awards). Payouts also depend on whether the company has a positive TSR for the performance period with the vesting level capped at target if there is a negative absolute TSR over the three-year performance period for the 2015 award.  This represents a change from the previous 50% reduction in the event of a negative TSR used in prior awards, in order to better reflect the intention of the awards and the company’s compensation philosophy and objectives. Performance share units are intended to provide market-competitive compensation to our executive officers. The performance conditions are established by the Compensation Committee at the outset of the performance period, which is currently three years. The following table shows the performance levels and payout opportunities for the 2015-2017 performance cycle (without consideration to the cap explained above in the event of a negative TSR):

Performance Level	Payout Level
Below 25th percentile of the peer group	0% of the target award
Threshold — 25th percentile of the peer group	50% of the target award
Target — 50th percentile of the peer group	100% of the target award
Maximum — 90th percentile of the peer group	200% of the target award

The recipient will earn dividend equivalents, if any, on the performance share units, which will be reinvested into additional performance share units and will be subject to the same vesting conditions as the underlying performance share units. For 2015 and 2016, the Compensation Committee retains the discretion to pay any vested awards in shares of our common stock, cash or a combination of shares and cash. For the 2016 performance share units, the Compensation Committee currently expects to settle any such vested awards in cash.

The performance condition that the Compensation Committee determined to use in order to more closely align this element of the named executive officers’ compensation with our stockholders’ interests is relative total stockholder return (“RTSR”), which is calculated by comparing our TSR to the TSR of our Performance Peer Group over the performance period. TSR is calculated as follows:

TSR (1) =	End of Period Share Price - Beginning of Period Share Price + Dividends (2)
Beginning of Period Share Price

(1)         Share prices are calculated based on a multi-day average, as provided by the relevant award agreement.

(2)         Assumes the reinvestment of dividends paid in the applicable shares during the performance period, as provided by the relevant award agreement.

Performance Peer Group—In connection with the award of performance share units in 2015, the Compensation Committee asked Aon Hewitt to assist in reviewing the Performance Peer Group used to measure our RTSR, and determined to remove James River Coal from the Performance Peer Group as a result of its previous bankruptcy filing and Oxford Resources Partners was removed as a result of Westmoreland’s acquisition of Oxford’s General Partner. To replace these companies, Foresight Energy LP, a coal company, was added and Sabine Oil & Gas Corporation replaced Forest Oil, which Sabine had acquired.  The Compensation Committee considered the relative size of the included companies, as well as the overall mix of coal and oil and gas companies in the Performance Peer Group. In 2015, the Compensation Committee approved the following Performance Peer Group:

2015 PSU Performance Peer Group
1)	Alliance Resource Partners LP
2)	Alpha Natural Resources, Inc.
3)	Arch Coal Inc.
4)	Cabot Oil & Gas Corporation
5)	Consol Energy
6)	EQT Corporation
7)	Foresight Energy LP
8)	Newfield Exploration Co.
9)	Noble Energy, Inc.
10)	Peabody Energy Corporation
11)	Penn Virginia Corporation
12)	Rhino Resource Partners LP
13)	Sabine Oil & Gas Corporation
14)	Sandridge Energy, Inc.
15)	SM Energy Company

2015 PSU Performance Peer Group
16)	Suncoke Energy Inc.
17)	Walter Energy, Inc.
18)	Westmoreland Coal Co.
19)	Whiting Petroleum Corp.

*                 Italics denote companies that are common as between the Performance and Compensation Peer Groups.

Results of Completed PSU Performance Cycles — The following table shows the actual vesting, if any, for our completed PSU award cycles.  In addition to the below-target vesting each cycle, the value of any vested shares reflects the substantial reduction in our stock price since the grant date targeted values.  Accordingly, the Compensation Committee believes there is a strong pay for performance alignment in our long-term incentive plan.

Completed PSU Award Cycles (Calendar Years)	Cloud Peak Energy Relative TSR	Cloud Peak Energy Absolute TSR	Vesting (% of Target)	Payout Date (if applicable)
2013-2015	43rd percentile	-88%	43%	March 2016
2012-2014	48th percentile	-50%	48%	March 2015
2011-2013	60th percentile	-23%	0%	—

Equity Awards for 2015—Our equity program is based on the award of equity targeted at the time of grant to be equal to a certain percentage of the executive’s base salary, or “target multiple.” In 2015, equity awards were in the form of (1) restricted stock units (40%), and (2) performance share units (60%). The Compensation Committee made no changes to the 2015 target multiples for any of the named executive officers, except to recognize the promotions of Mr. Hill and Mr. Pechersky to the Executive Vice President level.  Due to his resignation, Mr. Barrett did not receive an LTIP award for 2015.

The following table provides the LTIP target multiples for 2015 for each of the current named executive officers:

Name	2015 Target as % of Base Salary	% of Target: Restricted Stock Units	% of Target: Performance Share Units (at Threshold)	% of Target: Performance Share Units (at Target)	% of Target: Performance Share Units (at Maximum)
Colin Marshall	300	40	30	60	120
Gary Rivenes	200	40	30	60	120
Heath Hill *	200	40	30	60	120
James Orchard	150	40	30	60	120
Bryan Pechersky	150	40	30	60	120

*                 Mr. Hill’s salary for purposes of determining the number of equity awards granted was prorated using three months of his compensation related to his previous position as our Chief Accounting Officer and nine months at his 2015 Executive Vice President and Chief Financial Officer compensation level.

Stock Ownership Guidelines and Holding Requirements—In January 2011, the Compensation Committee established stock ownership guidelines for our executive officers and certain other employees. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders. The guidelines are expressed in terms of the value of their equity holdings as a multiple of each currently employed named executive officer’s base salary, as follows:

Name	Stock Ownership Guideline	Dollar Value of Holding Requirement (based on year-end 2015 base salary)
Colin Marshall	5X Base Salary	$3,825,000
Gary Rivenes	3X Base Salary	$1,410,000
Heath Hill	3X Base Salary	$1,050,000
James Orchard	2X Base Salary	$720,000
Bryan Pechersky	3X Base Salary	$1,080,000

Equity interests that count toward the satisfaction of the ownership guidelines include stock owned outright by the employee or jointly owned, unvested restricted stock or stock units, and, to the extent provided, stock owned in a company-sponsored retirement plan. Although the employees are not subject to a minimum number of years in which to achieve their ownership goals, they are generally prohibited from selling or transferring any stock granted by the company other than to pay the exercise price of stock options or to pay taxes owed as a result of vesting or settlement of an award prior to the time that they meet the ownership guidelines. Per our Stock Ownership Guidelines, ownership is calculated based on an individual’s annual base salary and the average share price of the seven trading days immediately prior to the date of the planned sale transaction. After they have met the ownership guidelines, they are also generally prohibited from selling or transferring stock granted by the company that would cause them to drop below their ownership guideline level unless the transaction was also related to the payment of exercise prices or taxes on equity awards.

Additionally, we have stock ownership guidelines for our non-employee directors. For information regarding these guidelines, please see “Director Compensation” below.

Clawback Policy

Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires the SEC to direct national securities exchanges to prohibit the listing of any security of an issuer that fails to develop and implement a clawback policy. Although these rules have not been finalized, in April 2013, the Board approved and adopted the Cloud Peak Energy Inc. Clawback Policy (the “Clawback Policy”). Under the Clawback Policy, if the Board determines, after conducting a reasonable investigation, any wrongful conduct such as fraud, gross negligence, or intentional misconduct was committed by, or attributable to, any current or former senior executive officer or employee who received an award or payout under the Restated 2009 LTIP or the AIP was a significant contributing factor to the company having to restate all or a portion of its publicly reported financial statements due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws (which shall exclude any restatement caused by a change in applicable accounting rules or interpretations), then the Board shall have the right to take, or cause to be taken, in its sole discretion, such action as it deems necessary to remedy the wrongful conduct and seek to prevent its recurrence. Remedies may result in the reduction, cancellation, forfeiture or recoupment of such grants if certain specified events occur, including, but not limited to, an accounting restatement due to the company’s material non-compliance with financial reporting regulations.

On July 1, 2015 the SEC issued proposed clawback rules under the Dodd-Frank Act.  The proposed rules require the adoption and disclosure of a clawback policy that provides that in the event a company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, that company will recover from any of its current or former executive officers who received incentive-based compensation during the preceding three-year period based on the erroneous data any such compensation in excess of what would have been paid under the accounting restatement. We will continue to monitor developments as these rules are finalized and implemented and we will evaluate any necessary changes to our current Clawback Policy.

Insider Trading Policy; Prohibitions Against Hedging and Pledging

In addition to addressing other customary topics, our Insider Trading Policy prohibits company employees, directors and officers from engaging in certain transactions, including transactions in company or subsidiary debt securities, short sales of company securities, publicly-traded options, any hedging transactions and margin accounts and pledged securities. This policy does not allow for any exception (e.g., waivers that provide for pre-clearance or pre-approval) to the above provisions.

Other Benefits

Retirement and Health and Welfare—We offer the same types of retirement, health and welfare benefits to all of our employees, including to our executive officers, as part of our total executive compensation package. Our programs are designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, and paid time off to all our employees and executive officers. Benefits programs are reviewed on a periodic basis by comparing against companies with which we directly compete, reviewing published survey information, and obtaining advice from various third party benefits consultants.

Our executive officers and other employees participate in our tax-qualified defined contribution savings plan, which we refer to as the Profit Sharing Plan. The Profit Sharing Plan is designed to attract and retain key talent by providing our executive officers and other employees with a competitive retirement program. We also offer a retiree medical plan that is designed to provide retiree medical benefits for our executive officers and other employees once they reach age 55 and have 10 years of continuous service combined with our predecessor, Rio Tinto, and us or age 65. We provide a company match for 401(k) participants of up to the first 6% of the individual’s contributions, and we currently provide a profit sharing contribution of 4% of base salary and a portion of the annual cash incentive for each of our employees, including our named executive officers. The profit sharing contribution was previously 6% but was reduced to 4% in 2015 in response to current industry conditions.

We also offer a non-qualified deferred compensation program (“NQDC Plan”) to the executive officers and select other high-level employees. The NQDC Plan was put in place to continue our efforts to remain competitive with our benefit programs and is designed to allow the deferral of pre-tax compensation in excess of the limits imposed by the Internal Revenue Service under our 401(k) and profit sharing plans. Participants are eligible to defer up to 80% of their base salary and 100% of their AIP bonus award earned during the year. Similar to our 401(k) plan, participants are eligible to receive a dollar-for-dollar company match of up to 6% of their deferrals. The NQDC Plan also provides a company contribution consistent with the design of our Profit Sharing Plan. Additional information regarding the material terms of the NQDC Plan is set forth under “Executive Compensation Tables—Nonqualified Deferred Compensation.”

Employment Agreements—We have entered into employment agreements with all our named executive officers and other executive officers who report directly to our CEO. These employment agreements provide assurances as to position, responsibility, location of employment and certain compensation terms, which, if breached, would constitute “good reason” to terminate employment with us. Each agreement has a one-year term that will extend automatically for one year unless advance written notice by either party is provided. In addition, the agreements provide for:

•                  Specified minimum base salaries;

•                  Participation in all of our employee benefit plans on the same basis as our other senior management;

•                  Termination benefits, including, in specified circumstances, severance payments; and

•                  Annual bonuses pursuant to our AIP and grants pursuant to our Restated 2009 LTIP.

We have not entered into separate severance agreements with our executive officers and instead rely on the terms of the executive’s employment agreement and LTIP award agreements to dictate the terms of any severance and change in control arrangements. Our employment agreements do not provide for accelerated or enhanced cash payments or health and welfare benefits upon a change in control, but do provide for such payments upon the termination of the executive’s position for “good reason” or “without cause,” which are defined in the employment agreements. Each of the executive officer’s LTIP award agreements set forth acceleration terms in the event of a termination within two years of a change in control or termination of the executive’s position by the executive for good reason or by us without cause. Additional information is set forth below under “Potential Payments upon Termination or Change in Control; Double-Trigger Change in Control Requirements.”

Perquisites—It is our policy to not grant perquisites to our named executive officers as a matter of good practice, although the Compensation Committee reserves the right to grant perquisites in the future if it finds that doing so furthers its compensation goals and objectives.

Changes in Executive Compensation Program for 2016

The Compensation Committee met in January of 2016 to discuss and approve the 2016 executive compensation program, including base salary, annual cash bonus opportunities and equity award grants. The Compensation Committee discussed current industry conditions, historical executive compensation reviews and adjustments and the company’s compensation philosophy and goals, and decided not to increase current compensation for our executives, other than a market increase to Mr. Hill’s base salary from $350,000 to $375,000.

The Compensation Committee also discussed the number of shares currently remaining under the Restated 2009 LTIP, the anticipated needs for 2016 awards , the potential dilution that would result from granting historical long term incentive values at recent stock prices and alternatives to maintain current long term incentive award levels, including using cash-settled awards.  The Compensation Committee decided to retain the same long term incentive target award values for 2016 and the same percentage split between restricted stock units (40%) and performance share units (60%).  The Compensation Committee also decided to grant the 2016 restricted stock units and performance share units with the flexibility to settle those awards upon vesting in shares of common stock, cash or a combination of common stock and cash, similar to the 2015 awards.  However, to balance the goals of our executive compensation program against the potential dilution of the long term incentive awards due to our recent low stock price, the 2016 performance share units were awarded with the current expectation that such units would be settled in cash upon any vesting in 2019.

The Compensation Committee also met in February 2016 and approved the following changes to the Performance Peer Group for purposes of new awards of performance share units granted in 2016, based on recommendations made by Aon Hewitt and discussion of the Compensation Committee.  Six peers were removed due to the following reasons:  Alpha Natural Resources, Sabine Oil & Gas, and Walter Energy declared bankruptcy in 2015; Arch Coal declared bankruptcy in January 2016; and SandRidge Energy and Penn Virginia were delisted by the NYSE and moved to NASDAQ’s pink sheets in January 2016.  The following three companies were identified as new Performance Peer Group members:  Antero Resources Corporation, Hallador Energy Company, and Range Resources Corporation.   The Compensation Committee considered the relative size of the included companies, as well as the overall mix of coal and oil and gas companies.

Tax Deductibility of Certain Executive Compensation

Pursuant to Section 162(m) of the Code (“Section 162(m)”), certain compensation paid to our CEO and our three most highly compensated executive officers (other than our CFO) in excess of $1 million is not tax deductible, except to the extent it constitutes performance-based compensation. We have designed certain elements of compensation for our executive officers to be performance-based compensation under Section 162(m) in order to maintain the deductibility of that compensation when we determined that performance-based compensation was appropriate for those executive officers. To this end, we previously requested that our stockholders approve the material terms of our Restated 2009 LTIP at the 2011 annual meeting of stockholders and the AIP at the 2013 annual meeting of stockholders for purposes of Section 162(m), as periodic stockholder approval of the material terms of these two plans is necessary for us to design awards as performance-based compensation for our covered executive officers, if our Compensation Committee determines in its discretion that particular awards under those plans should qualify for Section 162(m) tax deductibility. In addition and in accordance with the Section 162(m) requirements, we are asking our stockholders at the 2016 Annual Meeting to re-approve the material terms of the Restated 2009 LTIP, as amended by the First Amendment. Please see “Proposal V—Re-approval of the Section 162(m) Material Terms of the Restated 2009 LTIP, as amended by the First Amendment.”

The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some or all of it may be non-deductible. For example, the Compensation Committee has retained the 20% personal performance component of the AIP awards even though that portion is not deductible as performance-based compensation under Section 162(m). The Compensation Committee may similarly decide to award compensation or make other compensation determinations, including making or modifying awards under our Restated 2009 LTIP and AIP, that do not meet the deductibility requirements for performance-based compensation under Section 162(m).

Compensation Risk Assessment

In accordance with the requirements of Item 402(s) of Regulation S-K, to the extent that risks may arise from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us, we are required to discuss our policies and practices for compensating our employees (including our employees that are not named executive officers) as they relate to our risk management practices and risk-taking incentives. We have determined that our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on us. Our Compensation Committee routinely assesses our compensation policies and practices and takes this consideration into account as part of its review.

Review of and Conclusion Regarding All Components of Executive Compensation

Overall, the Compensation Committee finds the named executive officers’ total compensation to be fair, reasonable and consistent with the company’s executive compensation philosophy.

Important Note Regarding Compensation Tables

The following compensation tables in this Proxy Statement have been prepared pursuant to SEC rules. Although some amounts (e.g., salary and non-equity incentive plan compensation) represent actual dollars paid to an executive, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of an executive’s employment) or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received by the executive (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables. In addition, please refer to the table above “LTIP Awards — Grant Date Targeted Value vs Realized (Realizable) Value” for information regarding actual realized or estimated year-end LTIP values compared to the targeted grant date values.

Executive Compensation Tables

2015 Summary Compensation Table

The following table sets forth information regarding compensation for each of our named executive officers for fiscal years 2013 through 2015.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Colin Marshall (5)	2015	765,003	2,589,006	—	665,600	171,223	4,190,832
President and Chief	2014	740,002	2,025,236	554,994	954,700	163,573	4,438,505
Executive Officer	2013	740,002	1,838,778	554,994	814,100	150,215	4,098,089

Gary Rivenes	2015	470,018	1,060,475	—	306,700	92,738	1,929,931
Executive Vice	2014	450,008	821,053	224,998	435,400	88,012	2,019,471
President and Chief	2013	450,008	745,449	225,003	361,200	85,271	1,866,931
Operating Officer

Heath Hill (6)	2015	282,690	789,684	—	180,692	50,287	1,303,353
Executive Vice
President and Chief
Financial Officer

James Orchard	2015	360,006	609,203	—	192,300	64,807	1,226,316
Senior Vice President,	2014	350,002	478,903	131,246	256,300	65,398	1,281,849
Marketing and	2013	350,002	434,850	131,249	243,700	62,128	1,221,929
Government Affairs

Bryan Pechersky	2015	360,006	609,203	—	183,700	66,142	1,219,051
Executive Vice President,	2014	350,002	319,253	87,497	268,900	65,120	1,090,772
General Counsel and	2013	350,002	289,900	87,496	239,500	62,155	1,029,053
Corporate Secretary

Michael Barrett (6)	2015	93,847	—	—	—	53,237	147,084
Former Executive Vice	2014	400,005	729,825	199,996	387,100	80,833	1,797,759
President and Chief	2013	400,005	662,616	199,997	348,100	75,977	1,686,695
Financial Officer

(1)         The amounts reported in the “Stock Awards” column for 2015 reflect the aggregate grant date fair value of the RSU and PSU awards granted under the Restated 2009 LTIP during fiscal 2015, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The value of PSUs are based upon the estimated outcome of the market condition applicable to the awards as required by FASB ASC Topic 718, which was the target level for 2015.  If the grant date estimate was calculated using maximum levels, the PSUs granted in 2015 would have been included at the following grant date fair value amounts: $3,342,167 for Mr. Marshall; $1,368,938 for Mr. Rivenes; $1,019,381 for Mr. Hill; and $786,401 for each of Messrs. Orchard and Pechersky. Further details of the methods and assumptions used for purposes of valuing these awards are included in Note 21 of the Notes to Consolidated Financial Statements included in our Form 10-K for fiscal 2015. “Stock Award” amounts reflected for 2013 and 2014 may differ from dollar values included in past years’ proxy statements in order to conform our valuation methodologies to the FASB ASC Topic 718 values for those years.

(2)   The Compensation Committee did not award stock options to any of the named executive officers for 2015. The amounts reported in the “Option Awards” column for 2013 and 2014 reflect the aggregate grant date fair value of the stock option awards granted under the LTIP during the 2013 and 2014 years, computed in accordance with FASB ASC Topic 718.

(3)   For 2015, the amounts shown represent payments earned by each named executive officer under our AIP for performance during the year. Actual payments were made in March 2016.

(4)   The amounts shown in the “All Other Compensation” column with respect to 2015 are more fully described in the 2015 All Other Compensation table included below.

(5)   Mr. Marshall does not receive any additional compensation for his service on the Board.

(6)   Mr. Barrett resigned from the company, effective March 16, 2015 and, as a result, he forfeited all of his unvested equity awards granted in past years.  He did not receive a 2015 AIP award or an equity grant during the 2015 year.  Mr. Hill was promoted to Executive Vice President and Chief Financial Officer in March 2015. Amounts reported for Mr. Hill reflect a combination of his pre- and post-promotion compensation.

2015 All Other Compensation

Name	Company Contrib. to 401(k) Plan ($)	Company Contrib. to Profit Sharing Plan ($)	Company Contrib. to NQDC Plan ($)	Company Profit Sharing Contrib. Under NQDC Plan ($)	Other (a) ($)	Total ($)
Colin Marshall	15,746	15,900	89,155	47,414	1,504	171,223
Gary Rivenes	15,900	15,900	39,473	18,457	1,504	92,738
Heath Hill	15,488	12,919	12,956	5,716	1,604	50,287
James Orchard	15,900	14,305	21,890	9,704	1,504	64,807
Bryan Pechersky	15,900	14,423	22,647	9,964	1,604	66,142
Michael Barrett	15,900	15,685	15,726	2,918	1,504	53,237

(a)         Includes the following amounts for the annual safety award for not having any individual workplace injuries: Mr. Marshall, $100; Mr. Rivenes, $100; Mr. Hill, $200; Mr. Barrett, $100; Mr. Pechersky, $200; and Mr. Orchard, $100. Also includes the long-term disability premiums in the amount of $1,404 paid by us on behalf of each executive.

2015 Grants of Plan Based Awards

The following table reflects AIP awards, PSUs and RSUs granted to each of our named executive officers in 2015 other than Mr. Barrett. Mr. Barrett resigned from the company effective March 16, 2015. Mr. Barrett did not receive an AIP award or an equity grant during the 2015 year, therefore he is not included in the table below.

	Type of		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name (a)	Award (1)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Units (#) (i) (4)	Awards ($) (l) (5)
Colin Marshall	AIP		382,500	765,000	1,530,000
	PSU	3/2/2015				86,495	172,990	345,980		1,671,083
	RSU	3/2/2015							115,327	918,003
Gary Rivenes	AIP		176,250	352,500	705,000
	PSU	3/2/2015				35,428	70,856	141,712		684,469
	RSU	3/2/2015							47,237	376,007
Heath Hill (6)	AIP		111,016	222,032	444,065
	PSU	3/2/2015				26,381	52,763	105,526		509,690
	RSU	3/2/2015							35,175	279,993
James Orchard	AIP		108,000	216,000	432,000
	PSU	3/2/2015				20,352	40,704	81,408		393,200
	RSU	3/2/2015							27,136	216,003

	Type of		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name (a)	Award (1)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Units (#) (i) (4)	Awards ($) (l) (5)
Bryan Pechersky	AIP		108,000	216,000	432,000
	PSU	3/2/2015				20,352	40,704	81,408		393,200
	RSU	3/2/2015							27,136	216,003

(1)          Type of Award: AIP = Cash payment under the Annual Incentive Plan; PSU = Performance share units granted under the LTIP; RSU = Restricted stock units granted under the LTIP.

(2)          The amounts in columns (c), (d), and (e) represent the threshold, target and maximum payment levels with respect to the 2015 annual cash incentive awards under our AIP. Actual bonus payouts for 2015, which were made in March 2016, are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)          The amounts in columns (f), (g), and (h) represent the threshold, target and maximum number of shares of our common stock that may be earned with respect to grants of PSU in 2015 under our LTIP. Actual vested awards may be settled in cash, shares or a combination thereof in the discretion of the Compensation Committee.

(4)          The amounts reported in column (i) are the number of time-based RSUs granted to each named executive officer in 2015 under our LTIP.  Actual vested awards may be settled in cash, shares or a combination thereof in the discretion of the Compensation Committee.

(5)          Amounts for RSUs and PSUs represent each award’s grant date fair value computed in accordance with FASB ASC Topic 718. The value of PSUs is based upon the estimated outcome of the market condition applicable to the awards as required by FASB ASC Topic 718. See footnote (1) the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

(6)          Mr. Hill’s potential bonus values were prorated using three months of his base salary related to his previous position as our Chief Accounting Officer and nine months at his 2015 Executive Vice President and Chief Financial Officer base salary level.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with each of our named executive officers. For a discussion regarding the material terms, please refer to “Potential Payments Upon Termination or Change in Control; Double-Trigger Change in Control Requirements” below.

With respect to our AIP and Restated 2009 LTIP, the treatment of awards granted under each, in the event of certain terminations of employment and/or upon the occurrence of a change in control, is described below under “Potential Payments Upon Termination or Change in Control; Double-Trigger Change in Control Requirements.”

2015 Outstanding Equity Awards at Year End

The table below sets forth information regarding outstanding equity awards held at the end of 2015 by our named executive officers. Refer to “Security Ownership of Management and Principal Stockholders” for additional information regarding beneficial ownership of our current named executive officers.  Mr. Barrett is not included in the table below due to the fact that he did not hold any outstanding equity awards as of December 31, 2015.

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (4)
Colin Marshall
2009 NQ	367,924	0	15.00	11/20/2019
2011 NQ	42,101	0	20.99	3/8/2021
2012 NQ	58,011	0	17.00	3/15/2022
2013 NQ (5)	0	63,678	17.50	3/11/2023

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisabe (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (4)
2013 RSU (5)					31,714	65,965
2013 PSU (5)					27,274	56,730
2014 NQ	0	62,377	19.35	3/14/2024
2014 RSU					28,682	59,689
2014 PSU							28,682	59,689
2015 RSU					115,327	239,880
2015 PSU							172,990	359,819
Gary Rivenes
2009 NQ	26,132	0	15.00	11/20/2019
2011 NQ	17,040	0	20.99	3/8/2021
2012 NQ	23,480	0	17.00	3/15/2022
2013 NQ (5)	0	25,816	17.50	3/11/2023
2013 RSU (5)					12,857	26,743
2013 PSU (5)					11,057	22,999
2014 NQ	0	25,288	19.35	3/14/2024
2014 RSU					11,628	24,186
2014 PSU							11,628	24,186
2015 RSU					47,237	98,253
2015 PSU							70,856	147,380
Heath Hill
2011 NQ	2,354		20.99	3/8/2021
2012 NQ	3,563		17.00	3/15/2022
2013 NQ (5)		3,848	17.50	3/11/2023
2013 RSU (5)					1,916	3,985
2013 PSU (5)					1,648	3,428
2014 NQ		3,769	19.35	3/14/2024
2014 RSU					1,733	3,605
2014 PSU							1,733	3,605
2015 RSU					35,175	73,164
2015 PSU							52,763	109,747
James Orchard
2009 NQ	31,603	0	15.00	11/20/2019
2011 NQ	9,021	0	20.99	3/8/2021
2012 NQ	14,088	0	17.00	3/15/2022
2013 NQ (5)	0	15,059	17.50	3/11/2023
2013 RSU (5)					7,382	15,355
2013 PSU (5)					6,450	13,416
2014 NQ	0	14,751	19.35	3/14/2024
2014 RSU					6,729	13,996
2014 PSU							6,783	14,108
2015 RSU					27,136	56,443
2015 PSU							40,704	84,664
Bryan Pechersky
2010 NQ	53,418	0	16.20	3/3/2020
2011 NQ	6,014	0	20.99	3/8/2021
2012 NQ	8,977	0	17.00	3/15/2022
2013 NQ (5)	0	10,039	17.50	3/11/2023
2013 RSU (5)					5,000	10,400
2013 PSU (5)					4,300	8,944
2014 NQ	0	9,834	19.35	3/14/2024
2014 RSU					4,521	9,404
2014 PSU							4,522	9,405
2015 RSU					27,136	56,443
2015 PSU							40,704	84,664

(1)          Option awards vest with respect to 100% of the underlying shares on the third anniversary of the date of grant. The 2009 option awards (2009 NQ) vested in full on November 20, 2012, the 2011 option awards (2011 NQ) vested in full on March 8, 2014, the 2012 option awards (2012 NQ) vested in full on March 15, 2015, the 2013 option awards (2013 NQ) vested in full on March 11, 2016 (refer to footnote 5 of this table), and the 2014 option awards (2014 NQ) will vest in full on March 14, 2017, in each case subject to the continued employment of the named executive officer through the applicable vesting date. With the exception of Mr. Pechersky who joined our company in 2010, no awards were granted to our named executives in 2010. His 2010 option awards (2010 NQ) vested in full on March 3, 2013. The treatment of outstanding option awards in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under “Potential Payments Upon Termination or Change in Control; Double-Trigger Change in Control Requirements.”

(2)          Restricted stock units vest with respect to 100% of the shares subject to the award on the third anniversary of the date of grant. The 2013 restricted stock units (2013 RSU) vested in full on March 11, 2016 (refer to footnote 5 of this table), the 2014 restricted stock units (2014 RSU) will vest in full on March 14, 2017, and the 2015 restricted stock units (2015 RSU) will vest in full on March 2, 2018, in each case subject to the continued employment of the named executive officers through the applicable vesting date. The treatment of outstanding restricted stock units in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under “Potential Payments Upon Termination or Change in Control; Double-Trigger Change in Control Requirements.”  Awards listed under this column but labeled “2013 PSUs” are described in footnotes 4 and 5 below.

(3)          Represents the market value of outstanding awards and units based on the closing price of $2.08 per share of our common stock on December 31, 2015, the last trading day of fiscal 2015.

(4)          The 2013 award of performance share units (2013 PSU) had a three-year performance period that began on January 1, 2013 and ended on December 31, 2015, the 2014 award of performance share units (2014 PSU) has a three-year performance period that began on January 1, 2014 and ends on December 31, 2016, and the 2015 award of performance share units (2015 PSU) has a three-year performance period that began on January 1, 2015 and ends on December 31, 2017. As of December 31, 2015, our TSR with respect to the 2013 PSU award resulted in 43% of the target number of awards becoming eligible to vest due to the satisfaction of the performance condition. Accordingly, the remaining 57% of the 2013 PSU awards was not eligible to vest.  The 43% that is eligible to vest on December 31, 2015 remained subject to time-based vesting conditions until March 11, 2016, therefore those awards have been moved to the “Stock Awards - Number of Shares or Units of Stock That Have Not Vested” column until the time-based vesting condition can be satisfied.  As of December 31, 2015, (a) with respect to the 2014 PSU awards, our negative absolute TSR would reduce the awards by 50%, and (b) with respect to the 2015 PSU awards, our negative absolute TSR would cap the performance share unit vesting to the target level. Therefore, the amounts reported in the table for (a) the 2014 PSU awards are the lowest number in excess of 0 that could be earned, which is the threshold level (50% of the target award), and (b) the 2015 PSU awards are the target number of shares that could be earned.  The vesting schedule applicable to the 2015 PSU awards is described above in our CD&A under “Key Elements of Our 2015 Executive Compensation Program—Long Term Equity-Based Awards.” The treatment of outstanding performance share unit awards in the event of certain terminations of employment and/or upon the occurrence of a change in control is described below under “Potential Payments Upon Termination or Change in Control; Double-Trigger Change in Control Requirements.”

(5)          The 2013 NQ, 2013 RSU and 2013 PSU awards vested in full on March 11, 2016; however, this table is representative of outstanding equity awards held as of December 31, 2015.

2015 Option Exercises and Stock Vested

The table below sets forth information regarding the outstanding awards under our Restated 2009 LTIP held by named executive officers which vested during 2015.  None of the named executive officers exercised any stock options during the 2015 year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Colin Marshall	60,529	355,911
Gary Rivenes	24,500	144,060
Heath Hill	3,719	21,868
James Orchard	14,700	86,436
Bryan Pechersky	9,367	55,078
Michael Barrett	22,194	130,501

(1)         The number of shares acquired is reported on a gross basis. We withheld the necessary number of shares of common stock in order to satisfy withholding taxes from stock awards, thus the named executive officers actually received a lower number of shares of our common stock than the numbers reported in this table.

(2)         The value realized on vesting is calculated based upon the applicable closing market price of the number of shares acquired (on a gross basis) on the applicable vesting date for each award. It does not represent cash amounts received.

No Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans.

Nonqualified Deferred Compensation

The named executive officers are eligible to participate in our tax-qualified 401(k) plan and the profit sharing plan, which are available to all employees generally. In addition, the named executive officers are eligible to participate in our NQDC Plan. The NQDC Plan is designed to allow the deferral of pre-tax compensation in excess of the limits imposed by the Internal Revenue Service under our 401(k) and profit sharing plans. Participants are eligible to defer up to 80% of their base salary and 100% of their AIP bonus award earned during the year. Similar to our 401(k) plan, participants are eligible to receive a dollar-for-dollar company match of up to 6% of their deferrals. The NQDC Plan also provides a company contribution consistent with the design of our profit sharing plan.

Participants are entitled to elect investment of their accounts under the NQDC Plan. Investment alternatives under the NQDC Plan are substantially similar to the types of investments available under our 401(k) plan; all of which are mutual funds available to the public. Participants are credited with the returns actually earned with respect to those underlying mutual funds. Consequently, no above market or preferential earnings are provided under the NQDC Plan and none of the earnings reported in the Nonqualified Deferred Compensation Table below are included in the Summary Compensation Table set forth above. Participants may change their investment options on a daily basis.

Executives may choose how and when to receive payments under the NQDC Plan. Payments under the NQDC Plan will be made on the earlier to occur of termination of service or an earlier scheduled date. The NQDC Plan provides for payments of benefits upon a participant’s retirement or disability in cash, an annuity contract or other property unless the participant makes an alternative benefit election to receive substantially equal annual installments over up to 15 years of his or her elective deferrals. In the event a participant terminates service other than by reason of retirement, death, or disability, the participant’s elective deferrals will be distributed in cash, an annuity contract, or other property; however, the participant must have five years of service or more to receive distributions as elected upon termination. If the executive has less than five years of service with us, distributions following his or her separation will be made in a lump-sum distribution only. A participant incurs a disability under the NQDC Plan when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or will last continuously for not less than 12 months or is receiving income replacement benefits for at least three months under one of our accident and health plans due to physical or mental impairment reasonably expected to result in death or last at least 12 months. Retirement means termination after having attained age 55 and completed at least 10 years of service or age 65 or older.

In the event that the participant dies prior to commencement of a distribution, distribution will be made to the participant’s beneficiary in cash or other property but not in the form of an annuity contract. If the participant dies after commencement of a benefit, his or her beneficiary will continue to receive payments (if applicable) in accordance with the form previously elected by the participant.

A participant may also elect a distribution date prior to termination for his or her deferral contributions to the extent such contributions are not invested in a fund that includes distribution in the form of an annuity contract. However, the commencement date with respect to deferrals in a given year must be no earlier than two years from the last day of the year in which the deferrals were made. The distribution may be made in cash or substantially equal annual installments over a period up to five years.

The distribution for any participant who is a specified employee within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”) will be delayed for six months to the extent required by Section 409A.

The NQDC Plan also permits hardship distributions. A distribution will be made to the extent a participant has experienced a financial hardship within the meaning of Section 409A(a)(2)(v) of the Internal Revenue Code.

The following table provides information for each of our named executive officers regarding contributions, earnings and year-end account balances under the NQDC Plan for 2015.

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings (or Losses) in Last FY($) (3)	Aggregate Withdrawals / Distributions in Last FY ($) (4)	Aggregate Balance at Last FYE ($) (5)
Colin Marshall	104,901	136,569	(39,749)	165,153	614,428
Gary Rivenes	55,373	57,930	23,172	109,785	298,821
Heath Hill	20,350	18,672	(2,264)	—	36,609
James Orchard	37,791	31,594	(7,472)	59,573	182,606
Bryan Pechersky	38,547	32,611	(19,983)	72,084	175,600
Michael Barrett	31,626	18,644	—	417,566	—

(1)         Amounts reported in this column were deferred at the election of the named executive officer and are also included in the amounts reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2015.

(2)         Amounts reported in this column are also included in the “All Other Compensation” column of the Summary Compensation Table for 2015.

(3)         Amounts reported in this column represent aggregate earnings (or losses) on investments made in the NQDC Plan that accrued during 2015 on amounts of salary and/or cash incentive deferred at the election of the named executive officer and the contributions made by us for each named executive officer. Amounts reflect changes in the market value of the investment holdings.

(4)         Amounts reported in this column reflect scheduled withdrawals that occurred during the 2015 year, as previously elected by the executive.

(5)         The aggregate balance for each named executive officer reflects the cumulative value, as of December 31, 2015, of the contributions to the NQDC Plan made by that named executive officer and by us for the named executive officer’s account, and any earnings (or losses) on those amounts, since the named executive officer began participating in the plan. Of the amounts reported in this column, (a) the following amounts were reported as compensation in the Summary Compensation Table for 2014: Mr. Marshall, $224,115; Mr. Rivenes, $108,482; Mr. Barrett, $95,006; Mr. Pechersky, $67,725; and Mr. Orchard, $68,355; and (b) the following amounts were reported as compensation in the Summary Compensation Table for 2013: Mr. Marshall, $199,205; Mr. Rivenes, $104,517; Mr. Barrett, $85,529; Mr. Pechersky, $129,603; and Mr. Orchard, $63,574.

Potential Payments Upon Termination or Change in Control; Double-Trigger Change in Control Requirements

Our named executive officers are entitled to payments, benefits, and accelerated vesting of certain equity awards upon a termination of employment under certain circumstances and, in certain limited cases, additional equity may vest if such termination is following a change in control. These potential payments and benefits are provided pursuant to the terms of their employment agreements with us and the LTIP award agreements, although the employment agreements make no distinction for a change in control event in the case of any cash or medical benefit awards. We believe our severance and change in control provisions create important retention tools for us as a component of our overall executive compensation program, they help attract skilled professionals in our industry, and they allow management to focus its attention and energy on the business transaction at hand without any distractions regarding the effects of a change in control.  We do not provide tax gross-ups upon a change in control.

The following paragraphs describe the termination entitlements under the terms of our employment agreements and LTIP award agreements with each of Mr. Marshall and our other named executive officers, other than Mr. Barrett, who resigned effective March 16, 2015. Mr. Barrett did not receive any severance payments or benefits upon his resignation (other than accrued amounts of salary and vacation and amounts to which he was otherwise entitled pursuant to the terms of our employee benefit plans).

The subsequent tables also describe future potential benefits in connection with a change in control, as provided in the LTIP award agreements.

Colin Marshall Employment Agreement

If Mr. Marshall resigns for “good reason” or is terminated by us “without cause,” he will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination:

•                  A lump sum payment equal to two (2) times the sum of (A) his base salary and (B) his target annual bonus under our AIP for the year of termination; and

•                  A pro rata annual bonus to be calculated based on our actual performance at the end of the performance year and reduced by an amount equal to the number of days actually worked, divided by 365.

Mr. Marshall is also entitled to the continuation of medical benefits on the same terms as active employees for 18 months (or until such time as Mr. Marshall becomes eligible for medical benefits from a subsequent employer that are at least equal to those provided by us) and such payments will be in lieu of our COBRA obligations. As a condition to receiving the severance and continuation of medical benefits, Mr. Marshall must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The payments described above will generally be payable to Mr. Marshall within the 30 day period following his termination of employment (with the portion relating to the pro rata bonus to become payable no later than 120 days following the date that the performance period for the bonus ends), but if he is a “specified employee” for purposes of Section 409A at the time of his termination, we will delay those payments for a period of six months following his termination to the extent required by Section 409A.

If Mr. Marshall’s employment terminates due to death or disability, other than amounts earned and unpaid through the date of termination, he or his estate will only be entitled to the pro rata bonus for the year of such termination plus the amounts due him or his estate from his elected benefits. Terminations of employment that are due to our termination of Mr. Marshall for “cause,” or his resignation without “good reason” will only result in the payment of amounts earned and unpaid through the date of such a termination.

His employment agreement requires Mr. Marshall to abide by a perpetual restrictive covenant relating to non-disclosure. The agreement also includes covenants relating to non-solicitation and non-competition during Mr. Marshall’s employment term and until the one year period following the termination of his employment. Mr. Marshall will also be required to sign a waiver and release of claims in our favor at the time of his termination of employment in order to receive the severance payments and benefits that could become payable to him if Mr. Marshall resigns for “good reason” or is terminated by us “without cause.”

Other Named Executive Officers’ Employment Agreements

If any of our other named executive officers resign for “good reason” or is terminated by us “without cause,” he or she will be entitled to receive as severance, in addition to any amounts earned and unpaid through the date of termination:

•                  A lump sum payment equal to one (1) times the sum of (A) base salary and (B) his or her target annual bonus under our AIP for the year of termination; and

•                  A pro rata annual bonus to be calculated based on our actual performance at the end of the performance year and reduced by an amount equal to the number of days actually worked, divided by 365.

In addition, such other named executive officer is also entitled to the continuation of medical benefits on the same terms as active employees for 12 months (or until such time as the executive becomes eligible for medical benefits from a subsequent employer that are at least equal to those provided by us) and such payments will be in lieu of our COBRA obligations. As a condition to receiving the severance and continuation of medical benefits, the named executive officer must (a) execute, deliver and not revoke a general release of claims and (b) abide by restrictive covenants as detailed below. The payments described above will generally be payable to the executive within the 30 day period following the executive’s termination of employment (with the portion relating to the pro rata bonus to become payable no later than 120 days following the date that the performance period for the bonus ends), but if the executive is a “specified employee” for purposes of Section 409A at the time of his or her termination, we will delay those payments for a period of six months following his or her termination to the extent required by Section 409A.

If a named executive officer’s employment terminates due to death or disability, other than amounts earned and unpaid through the date of termination, the executive or the executive’s estate will only be entitled to the pro rata bonus for the year of such termination, plus the amounts due the executive or the executive’s estate from his or her elected benefits. Terminations of employment that are due to our termination of the executive officer for “cause,” or the executive’s resignation without “good reason” will only result in the payment of amounts earned and unpaid through the date of such a termination.

The employment agreements require each named executive officer to abide by a perpetual restrictive covenant relating to non-disclosure. The agreements also include covenants relating to non-solicitation and non-competition during the employment term until the one year period following the termination of employment. The executive officers will also be required to sign a waiver and release of claims in our favor at the time of his or her termination of employment in order to receive the severance payments and benefits that could become payable to him or her if the executive resigns for “good cause” or is terminated by us “without cause.”

Certain Definitions

For the purposes of the employment agreements and Restated 2009 LTIP awards, “cause” generally means (1) any conviction of, or plea of guilty or nolo contendere to (x) any felony (except for vehicular-related felonies, other than manslaughter or homicide) or (y) any crime (whether or not a felony) involving dishonesty, fraud, or breach of fiduciary duty; (2) willful misconduct by the executive in connection with the performance of services to us; (3) ongoing failure or refusal after written notice to faithfully and diligently perform the usual and customary duties of his or her employment; (4) failure or refusal to comply with our reasonable written policies, standards and regulations; or (5) a material breach by the executive of any terms related to his or her employment in any applicable agreement. “Good reason” generally means (1) a material breach by us of any of the covenants in the employment agreement, (2) any material reduction in the base salary and, in the case of Mr. Marshall, any material reduction in the target participation levels in our incentive plans, (3) the relocation of the executive’s principal place of employment that would increase the executive’s one-way commute by more than seventy-five miles or (4) a material diminution in the executive’s authority, duties, or responsibilities.

LTIP Awards; Double-Trigger Change in Control Requirements

Options and Restricted Stock Units—As provided in the named executive officers’ award agreements, if the executive’s employment is terminated by us for cause or by the executive without good reason then the executive will forfeit all unvested options and restricted stock units. In the event the executive’s employment is terminated by us for any reason other than for cause or if the executive terminates his or her employment for good reason or his or her employment is terminated due to retirement at or after age 65 (or early retirement at or after age 55 with 10 years of service with the company), death or disability, then, generally, a pro-rata portion (calculated by multiplying the total unvested portion for each award by the percentage of the three year vesting period for that award that the executive was employed with the company) of the unvested options and restricted stock units will vest. As provided in the relevant award agreements, in the event a named executive officer’s employment is terminated without cause or for good reason within two years of a change in control, all unvested option and restricted stock units will vest. In any other circumstance, accelerated vesting upon a change in control would only take place at the discretion of the Compensation Committee.

Performance Share Units—As provided in the named executive officers’ award agreements, if the executive’s employment is terminated by us for cause or by the executive without good reason then the executive will forfeit all unvested performance share unit awards. In the event the executive’s employment is terminated by us for any reason other than for cause or if the executive terminates his or her employment for good reason or his or her employment is terminated due to retirement at or after age 65 (or early retirement at or after age 55 with 10 years of service with the company), death or disability, then, generally, a pro-rata portion (calculated by multiplying the total number of shares that would have paid out had the executive been employed with us through the end of the performance period by the percentage of the three year vesting period for that award that the executive was employed with us) of the performance share unit awards will vest based on, and subject to, our actual TSR performance. As provided in the relevant award agreements, in the event of a change in control of the company, the surviving or successor entity is expected to assume the performance share unit award agreements. If these agreements are not assumed, the Compensation Committee may, in its sole discretion, modify the award, including, but not limited to, providing for the end of the performance period to be the date of the change in control.

Potential Termination and Change in Control Benefits Table

The following table illustrates an estimated amount of compensation or other benefits potentially payable to each of our named executive officers (other than Mr. Barrett) that are triggered upon termination of such executive’s employment under various scenarios. Mr. Barrett is not included in our hypothetical calculations below, as he was no longer eligible for severance or benefits as of December 31, 2015.  We have assumed that all salary payments or any expenses the executive may be due have been paid currently. Any amount ultimately received will vary based on a variety of factors, including the reason for such executive’s termination of employment, the date of such executive’s termination of employment, and the executive’s age upon termination of employment. The amounts shown assume that such termination was effective as of December 31, 2015, and, therefore, are estimates of the amounts that would have been paid to such executives upon their termination. Actual amounts to be paid can only be determined at the time of such executive’s termination from the company.

			No Change in Control (5)		Change in Control (6)
	Voluntary Termination ($)	Early Retirement (9) ($)	For Cause Termination ($)	Termination Without Cause or for Good Reason ($)	For Cause Termination ($)	Termination Without Cause or for Good Reason ($)	Death ($)		Disability ($)
COLIN MARSHALL
Cash Severance (1)	0	0	0	3,060,000	0	3,060,000	0		50 % of pay	(8)
Pro Rata Bonus (2)	0	0	0	665,600	0	665,600	665,600		665,600
Unvested Equity (3)
Options	0	0	0	0	0	0	0		0
Restricted Stock	0	0	0	97,542	0	365,504	97,542		97,542
PSUs	0	0	0	195,085	0	611,067	195,085		195,085
Medical Benefits (4)	0	0	0	31,536	0	31,536	0	(7)	0
Estimated Total	0	0	0	$4,049,763	0	$4,733,706	$958,227		$958,227
GARY RIVENES
Cash Severance (1)	0	0	0	822,500	0	822,500	0		50 % of pay	(8)
Pro Rata Bonus (2)	0	0	0	306,700	0	306,700	306,700		306,700
Unvested Equity (3)
Options	0	0	0	0	0	0	0		0
Restricted Stock	0	0	0	39,543	0	149,182	39,543		39,543
PSUs	0	0	0	79,088	0	249,238	79,088		79,088
Medical Benefits (4)	0	0	0	21,024	0	21,024	0	(7)	0
Estimated Total	0	0	0	$1,268,855	0	$1,548,644	$425,331		$425,331
HEATH HILL
Cash Severance (1)	0	0	0	612,500	0	612,500	0		50 % of pay	(8)
Pro Rata Bonus (2)	0	0	0	180,692	0	180,692	180,692		180,692
Unvested Equity (3)
Options	0	0	0	0	0	0	0		0
Restricted Stock	0	0	0	47,272	0	76,769	47,272		47,272
PSUs	0	0	0	72,594	0	116,956	72,594		72,594
Medical Benefits (4)	0	0	0	21,024	0	21,024	0	(7)	0
Estimated Total	0	0	0	$934,082	0	$1,007,941	$300,558		$300,558
JAMES ORCHARD
Cash Severance (1)	0	0	0	576,000	0	576,000	0		50 % of pay	(8)
Pro Rata Bonus (2)	0	0	0	192,300	0	192,300	192,300		192,300
Unvested Equity (3)
Options	0	0	0	0	0	0	0		0
Restricted Stock	0	0	0	23,065	0	86,149	23,065		23,065
PSUs	0	0	0	46,134	0	144,080	46,134		46,134
Medical Benefits (4)	0	0	0	14,232	0	14,232	0	(7)	0
Estimated Total	0	0	0	$851,732	0	$1,012,761	$261,500		$261,500
BRYAN PECHERSKY
Cash Severance (1)	0	0	0	576,000	0	576,000	0		60 % of pay	(8)
Pro Rata Bonus (2)	0	0	0	183,700	0	183,700	183,700		183,700
Unvested Equity (3)
Options	0	0	0	0	0	0	0		0
Restricted Stock	0	0	0	15,375	0	76,247	15,375		15,375
PSUs	0	0	0	30,753	0	124,274	30,753		30,753
Medical Benefits (4)		0	0	12,204	0	12,204	0	(7)	0
Estimated Total	0	0	0	$818,032	0	$972,424	$229,828		$229,828

(1)          As to Mr. Marshall, upon a termination without cause or for good reason, calculated as two times the sum of base salary plus target bonus. As to each of the other named executive officers, upon a termination without cause or for good reason, calculated as one times the sum of base salary plus target bonus.

(2)          Amounts shown are based on the actual bonus earned by the named executive officer for the 2015 calendar year, which was paid in March 2016.

(3)          Values are calculated based on the closing price of our common stock of $2.08 on December 31, 2015. We have not included any value for the acceleration of stock option awards, as the exercise price for all outstanding options exceeded the price of our common stock on December 31, 2015. In general, PSUs accelerated vesting, if any, is based on actual TSR performance achieved. Under the “no change in control” scenario, this table assumes a pro-rata vesting of the target 2014 and 2015 PSU awards. Under the “change in control” scenarios, this table assumes full vesting of all target 2014 and 2015 PSU awards.

(4)          Mr. Marshall is entitled to 18 months of continuous medical coverage under our then-current plans. Each of the other named executive officers is entitled to 12 months of continuous medical coverage under our then-current plans. Amounts shown reflect the current cost to the company to continue coverage for the named executive officer.

(5)          Pursuant to each named executive officer’s previously described employment agreement and LTIP award agreements, the named executive officer is entitled to pro rata vesting upon termination without cause or resignation for good reason (as defined above).

(6)          As provided by the LTIP award agreements, all unvested equity-based awards vest in connection with a change in control only if the named executive officer is terminated within two years of a change in control without cause or for good reason or otherwise at the discretion of the Compensation Committee. There is no distinction in the named executive officers’ previously described employment agreements for any cash or medical benefit continuation awards upon a change in control.

(7)          Each of the named executive officers was eligible to receive payments under life insurance and accidental death and dismemberment policies provided by us to our employees. These amounts are not enumerated in the table above because these benefits are available to all employees generally and there is no discrimination in scope, terms, or operation in favor of our executive officers.

(8)          Each of the named executive officers was eligible to receive 50% or 60%, as applicable, of his annualized base salary in disability payments, in accordance with the terms of our long term disability insurance program as of December 31, 2015. These amounts are not enumerated in the table above because these benefits are available to all employees generally and there is no discrimination in scope, terms, or operation in favor of our executive officers.

(9)          We have not listed potential payments to our executives upon retirement because none of our named executive officers reached retirement age as of December 31, 2015. Although the Compensation Committee retains the discretion to provide for retirement prior to age 65, we have assumed for purposes of the table above that such discretion would not be exercised.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Fox (Chair), Nance, Owens and Skaggs served on the Compensation Committee. None of the members of the Compensation Committee is or has been an officer or employee of our company. All members of the Compensation Committee participate in decisions related to compensation of our executive officers. No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

Key Elements of Our 2015 Director Compensation Program

The Compensation Committee is responsible for recommending to the Board the form and amount of compensation for non-employee directors. The Compensation Committee may appoint subcommittees and delegate to a subcommittee such power and authority as it deems appropriate, as discussed above in the CD&A. The Compensation Committee did not appoint any subcommittees during 2015.

During its review of the 2015 directors’ compensation program, the Compensation Committee reviewed market data provided by Aon Hewitt from our Compensation Peer Group and secondary source data from industry and other companies. They also took into account the responsibilities of each committee, the time commitments required for each committee to comply with increasing regulatory requirements and the fact that the last adjustments to the directors’ compensation program were made in 2012. As a result of that review, the Compensation Committee recommended, and the Board approved, the following adjustments to the directors’ compensation program for 2015 to account for the market data and responsibilities required by our committees and to ensure the program remains appropriate and competitive for both existing directors and any new future directors:

Element	Description	2015 Amount	2014 Amount
Annual Cash Fee for Board Service	• Payable to the non-executive Chairman of our Board	$110,000	$100,000
	• Payable to the non-employee directors of our Board	$75,000	$65,000
Annual Cash Fee for Committee Chairs	• All Committee Chairs	$18,000	$15,000
Annual Cash Fee for Committee Members	• All Committee Members	$9,000	$7,500
Annual Grant of Restricted Stock Units

•      Grants of restricted stock units to the non-employee directors of our Board

•      Shares of common stock are deliverable in the event of the director’s separation from service from the company due to the director’s death, disability, non-reelection to the Board, resignation from the Board with the prior consent of the Governance Committee or for any other reason, other than for cause

		Restricted stock units valued at $90,000 ($115,000 for the Chairman)	Restricted stock units valued at $75,000 ($100,000 for the Chairman)

2015 Director Compensation Table

The following table shows the actual 2015 compensation received by our non-employee directors. Mr. Marshall is compensated by us only in his capacity as our President and CEO and does not receive any additional compensation for his services as a director. The total compensation provided to Mr. Marshall for services during 2015 is set forth in the 2015 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Keith Bailey (3)	119,000	114,993	233,993
Patrick Condon	102,000	89,994	191,994
William T. Fox III (3)	102,000	89,994	191,994
Steven Nance	102,000	89,994	191,994
William Owens	102,000	89,994	191,994
Robert Skaggs (4)	48,258	109,096	157,354

(1)         Fees were paid in cash and include applicable annual retainers and committee fees earned in 2015 for each director.

(2)         Amounts reflect the aggregate grant date fair value for fiscal 2015 under FASB ASC Topic 718, for grants of restricted stock units in 2015. These amounts do not reflect amounts paid to or realized by the director for fiscal 2015. Assumptions used in the calculation of these amounts are included in Note 21 of the Notes to Consolidated Financial Statements included in our 2015 Form 10-K. Restricted stock units are granted with no exercise price and vest 100% upon the resignation or retirement of the director, subject to pro rata vesting prior to the one-year anniversary of the grant date. The number of outstanding equity awards that each of our directors held as of December 31, 2015 is detailed below.

(3)         In accordance with our director retirement policy, immediately following the 2016 Annual Meeting, Mr. Bailey will retire from the Board.  In addition, at that time, the Board will be reduced to six members and Mr. Fox will become Chairman of the Board.

(4)         Mr. Skaggs was elected to our Board effective July 7, 2015.  For 2015, Mr. Skaggs was eligible to receive the same cash compensation as other non-employee directors (pro-rated for the time he served on the Board) and also received an initial grant of restricted stock units valued at a target of $65,000 and a pro-rated 2015 annual grant of restricted stock units valued at a target of $44,100.

Director Stock Ownership Guidelines

Under our Corporate Governance Guidelines adopted by the Board, in order to ensure alignment of the interests of directors with those of our stockholders, a portion of the directors’ fees paid to a non-employee director is made in equity awards in the form of restricted stock or restricted stock units. All non-employee directors must hold a minimum of the equivalent of three times their respective annual cash fees in the form of (i) our common stock and/or (ii) unvested shares of restricted stock or restricted stock units. Directors have five years from the time of their first election to the Board to meet these stock ownership requirements.

Equity Awards Outstanding at Year End

The following table shows the number of equity compensation awards held by our non-employee directors that had not been settled as of December 31, 2015.

Name	Number of Outstanding Shares of Restricted Stock Units (#)
Keith Bailey (1)	33,549
Patrick Condon	26,188
William T. Fox III	25,156
Steven Nance	25,156
William Owens	25,156
Robert Skaggs (2)	26,871

(1)         In accordance with our director retirement policy, immediately following the 2016 Annual Meeting, Mr. Bailey will retire from the Board.  As a result, his outstanding restricted stock units will vest on May 11, 2016 pursuant to the terms of those awards.  His 2016 awards (which are not reflected in the table above) will vest on a pro rata basis.

(2)         As a new director in 2015, Mr. Skaggs received both an initial grant of RSUs and a pro-rated 2015 annual grant of RSUs valued at an aggregate target amount of $109,100.

Changes to the Directors’ Compensation Program for 2016

The Compensation Committee met in January of 2016 to discuss and recommend the 2016 director compensation program to the Board.  The Compensation Committee discussed current industry conditions and historical director compensation reviews and adjustments, and decided not to recommend any increases to the compensation for our non-employee directors. The only change from 2015 was to approve eligibility for a non-matching deferred compensation election for Directors’ cash compensation that would be implemented upon completing the transition to our new NQDC service provider in 2016.  At the time of this filing, we have not yet made decisions regarding the specific terms or conditions of the non-employee director participation in the NQDC Plan.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The material in this Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

As provided by its charter, the Audit Committee (in this Audit Committee Report, the “Committee”) consists of at least three directors. No director may serve on the Committee unless the director satisfies the independence criteria in Rule 10A-3 of the Exchange Act, the independence criteria of the NYSE and the Guidelines on the Independence of the Directors as set forth in Annex A of Cloud Peak Energy’s Corporate Governance Guidelines. Each member is financially literate, as interpreted by the Board in its business judgment. At least one member has accounting or related financial management expertise (as defined by the NYSE), as interpreted by the Board in its business judgment, and is an “audit committee financial expert” (as defined by the SEC), as determined by the Board. The designation of any person as an “audit committee financial expert” does not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board.

The primary responsibility of the Committee is to oversee Cloud Peak Energy’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee has sole authority to approve the appointment of and to replace the company’s independent auditor. The management of Cloud Peak Energy is responsible for the preparation, presentation and integrity of the company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal audit function is responsible for providing management and the Committee with ongoing assessments of the company’s risks and system of internal control. PricewaterhouseCoopers LLP (“PwC”), the company’s independent auditor for 2015, is responsible for planning and carrying out audits of Cloud Peak Energy’s annual financial statements in accordance with standards of the Public Company Accounting Oversight Board, reviewing Cloud Peak Energy’s quarterly financial statements prior to the filing of each quarterly report, annually auditing the effectiveness of internal control over financial reporting and other auditing procedures.

The Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2015 and related disclosures, including a review of the significant management judgments underlying the financial statements and disclosures and management’s conclusion that the financial statements included in the Form 10-K present fairly, in all material respects, the financial position, results of operations and cash flows of the company for the periods presented in conformity with generally accepted accounting principles.

The Committee also periodically meets in separate private sessions with the independent auditor, the internal auditor and members of senior management (such as the CFO) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Committee also periodically meets in executive session.

The Committee has discussed with PwC the matters that are required to be discussed by Auditing Standard No. 16. PwC has provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and the Committee has discussed with PwC that firm’s independence and considered whether the performance by PwC of any non-audit services was compatible with its independence. The Committee has concluded that PwC’s provision of audit and non-audit services to Cloud Peak Energy and its affiliates is compatible with PwC’s independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Committee has adopted policies to avoid compromising the independence of the company’s independent auditor, such as prior Committee approval of non-audit services and procedures on the hiring of employees or former employees of the company’s independent auditor.

Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2015 be included in the company’s Annual Report on Form 10-K for 2015 for filing with the SEC.

Audit Committee

Patrick Condon, Chair

William T. Fox III

Robert Skaggs

Independent Auditor Fees and Services

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP or fees payable for professional services rendered in or related to 2014 and 2015.

	2015	2014
Audit Fees	$1,642,257	$1,817,550
Audit Related Fees (1)	—	$197,500
Tax Fees(2)	$115,300	—
All Other Fees	—	—
Total	$1,757,557	$2,015,050

(1)         Audit related fees include services rendered by PricewaterhouseCoopers LLP in relation to various corporate transactions.

(2)         Tax fees include tax compliance and consulting services.

Pre-Approval for Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee has the responsibility to review and pre-approve, or to adopt appropriate procedures to pre-approve, audit and non-audit services to be performed for Cloud Peak Energy by its independent auditors. To date, the Audit Committee has not chosen to pre-approve any non-audit services or to delegate any pre-approval authority to a subcommittee, except for (a) up to $20,000 in non-audit mine equipment analysis services of a mining benchmarking advisory firm acquired by PricewaterhouseCoopers LLP in 2013 and (b) certain permitted tax services. All fees reported above were pre-approved by the Audit Committee as required.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Description of Proposal

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP as Cloud Peak Energy’s independent auditors to audit our consolidated financial statements and internal control over financial reporting for 2016 and to render other services required of them. The Board is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the 2016 Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

The submission of this matter for ratification by stockholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

The Audit Committee has the responsibility to oversee and review the independence, qualifications and performance of the company’s independent auditors.

Board Recommendation on Proposal

The Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Cloud Peak Energy’s independent auditors for 2016. The management proxy holders will vote all properly submitted proxies FOR ratification unless properly instructed otherwise.

PROPOSAL III

ADVISORY VOTE TO APPROVE THE COMPENSATION OF
NAMED EXECUTIVE OFFICERS

Description of Proposal

Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords stockholders a vote to approve, on an advisory (nonbinding) basis, the compensation of the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the SEC. This vote is not intended to address any specific item of compensation and is not a vote on the company’s general compensation policies, compensation of the Board or the company’s compensation policies as they relate to risk management. Exchange Act Section 14A(a)(2) requires the company to hold the advisory vote on executive compensation at least once every three years, although the company currently intends to hold such vote annually.

The company’s executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to meet and exceed corporate objectives and create long-term stockholder value. The Compensation Committee believes the company’s executive compensation program reflects a strong pay-for-performance philosophy and is well aligned with the stockholders’ long-term interests. Please read the CD&A above in this Proxy Statement for additional details on our executive compensation program.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Cloud Peak Energy Inc. approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC.

This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs.

Board Recommendation on Proposal

The Board unanimously recommends that the stockholders vote FOR approval, on an advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the SEC. The management proxy holders will vote all properly submitted proxies FOR approval unless properly instructed otherwise.

PROPOSAL IV

APPROVAL OF THE FIRST AMENDMENT TO THE RESTATED 2009 LTIP TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Description of Proposal

At the 2016 Annual Meeting, the stockholders will be asked to approve the First Amendment to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the “2009 LTIP”) (as amended and restated effective March 12, 2016) (the “Restated 2009 LTIP”), to increase the number of shares of common stock reserved for issuance under the Restated 2009 LTIP.  The company previously adopted the 2009 LTIP, a stockholder approved plan, in connection with its initial public offering, pursuant to which the company may issue various equity compensation awards to eligible employees, directors, consultants and advisors selected for participation. Under the Restated 2009 LTIP, the company has awarded restricted stock, restricted stock units, stock options and performance awards.

On March 12, 2016, the Board, based on the recommendation of the Compensation Committee, determined that it is in the best interests of the company to amend the Restated 2009 LTIP pursuant to the First Amendment, subject to stockholder approval, to increase the number of shares of common stock available under the Restated 2009 LTIP by an additional 1,600,000 shares. Accordingly, this Proposal IV seeks approval of the First Amendment to increase the maximum total number of shares of common stock that the company may issue under the Restated 2009 LTIP by 1,600,000 from 5,500,000 to 7,100,000 shares.  The last requested increase to the number of shares available under the 2009 LTIP was in 2011.

The Board believes that the requested additional authorized shares represent a reasonable amount of potential equity dilution over time and is advisable to ensure the company has an adequate number of shares of common stock available to continue to grant meaningful long-term incentive awards. Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of over 1,500 employees, including management and directors, and we believe it is in the best interest of the company for our management team, directors and other senior employees to have an ownership interest in the company in recognition of their present and potential contributions.  In 2015, over 36% of our equity awards were granted to employees other than our named executive officers.  As of March 18, 2016, the number of shares remaining available for future awards under the Restated 2009 LTIP prior to approval of the First Amendment was 25,751. This takes into account the company’s 2016 annual equity awards to employees in March 2016, the assumed cash settlement of any future vested 2016 performance share unit awards, and the assumption that outstanding performance share unit awards granted prior to 2016 are settled at no more than the target payout level.

We believe approval of the First Amendment will allow us to make stock-based grants and other awards permitted under the Restated 2009 LTIP for the remainder of 2016 and potentially through 2017 in amounts consistent with our past practice and as determined to be appropriate by the Compensation Committee; however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the First Amendment, and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our future hiring activity. The closing market price of our common stock as of March 18, 2016 was $2.18 per share, as reported on the NYSE.

It is our practice to grant awards to employees at the beginning of the year as part of each employee’s compensation package. Due to the decline in our stock price largely related to weak coal pricing and demand, recent awards under the Restated 2009 LTIP have involved a higher number of shares to employees than in years past. We will not be able to maintain our employee grant practices without the approval of the First Amendment and may have to provide compensation through other means in order to attract and retain qualified personnel, including through cash-settled awards and other cash compensation.  Even with approval of the First

Amendment, we currently expect to settle any future vested 2016 performance share unit awards in cash rather than shares of our common stock.

As of March 18, 2016, which is the record date for our 2016 Annual Meeting, the total number of shares of our outstanding common stock was 61,263,291. The dilution associated with the number of shares available for grant under the Restated 2009 LTIP, which number is not reduced by the number of performance share units we granted in March 2016 and expect to settle in cash rather than shares of our common stock, is approximately 0.04%. If the First Amendment is approved, the potential dilution associated with the total number of shares available for grant under the Restated 2009 LTIP, as amended by the First Amendment, will increase to approximately 2.65%. Please see “Description of the Restated 2009 LTIP—Number of Shares” for additional information regarding the number of available shares being requested pursuant to the First Amendment. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards. We have also attempted to balance the potential dilutive effect by granting performance share units in 2016 with the expectation that any such vested units would be settled in cash rather than shares of our common stock.

If the First Amendment is approved at the 2016 Annual Meeting, it will become effective as of the date of our 2016 Annual Meeting, and we intend to file, pursuant to the Securities Act a registration statement on Form S-8 to register the additional shares available for issuance under the Restated 2009 LTIP, and the 1,600,000 additional shares will be available for future awards.

Failure of our stockholders to approve this Proposal IV will mean that we will continue to grant equity awards under the terms of the Restated 2009 LTIP, in its current form, until the shares available for issuance thereunder are exhausted. If we do not have shares available under the Restated 2009 LTIP, we may elect to provide compensation through other means in order to assure that we can attract and retain qualified personnel to help our company manage through ongoing depressed industry conditions and to position the company for future growth opportunities. Those other means of compensation may include cash-settled long-term incentive awards or other cash compensation.

Description of the Restated 2009 LTIP

The following is a description of the principal features of the Restated 2009 LTIP, as proposed to be amended by the First Amendment. This description does not purport to be a complete description of all of the provisions of the Restated 2009 LTIP, as amended by the First Amendment, and is qualified in its entirety by reference to the full text of (i) the Restated 2009 LTIP, which is set forth in Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on March 14, 2016, and (ii) the First Amendment thereto, which can be found by reference to Appendix A to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Restated 2009 LTIP.

Key Features of the Restated 2009 LTIP. Key features of the Restated 2009 LTIP include:

•                  No discounted options or related awards may be granted;

•                  Awards are non-transferrable, except that certain awards may be transferred pursuant to a qualified domestic relations order or by will or the laws of descent and distribution;

•                  No automatic award grants are made to any eligible individual;

•                  Awards may, in the discretion of the Compensation Committee, be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m) of the Internal Revenue Code;

•                  There are limitations on the maximum number or amount of awards that may be granted to certain individuals during any calendar year;

•                  No repricing of stock options or stock appreciation rights is authorized without stockholder approval;

•                  Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances;

•                  There is no recycling of shares that are withheld or tendered to pay the exercise price of an option or stock appreciation right  or to satisfy any tax withholding obligation under any award;

•                  Except under limited circumstances, options and stock appreciation rights must include a minimum one-year vesting period; and

•                  Except under limited circumstances, the plan’s default for accelerated vesting of outstanding awards upon a change in control requires a termination of the awardholder’s employment or services with us (double-trigger vesting).

Purpose

The purpose of the Restated 2009 LTIP is to strengthen the company, by providing an incentive to its employees, officers, consultants and directors, thereby encouraging them to devote their abilities and industry to the success of the company’s business enterprise. It is intended that this purpose be achieved by extending to employees, officers, consultants and directors of the company and its subsidiaries an added incentive for high levels of performance and efforts through the grant of the types of cash and equity awards as outlined below.

Eligibility

Any current or future employee, officer, director, consultant or advisor of the company or any of its subsidiaries is eligible to receive an award under the Restated 2009 LTIP (“Eligible Individuals”). As of February 29, 2016, the company has approximately 1,500 employees and six non-employee directors who would be eligible to receive awards under the Restated 2009 LTIP. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the company or any of its subsidiaries on the date the Incentive Stock Option is granted.

Administration

The Restated 2009 LTIP is administered by the Compensation Committee. The Compensation Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Restated 2009 LTIP. The Compensation Committee consists of at least two directors and may consist of the entire Board; provided that (a) if the Compensation Committee consists of less than the entire Board, then, with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Compensation Committee consists of at least two directors, each of whom is a Non-Employee Director, and (b) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Compensation Committee consists of at least two directors, each of whom is an Outside Director.

Number of Shares

Approval of the First Amendment would increase the number of shares of common stock available for Awards under the Restated 2009 LTIP from the number previously authorized to be issued under the Restated 2009 LTIP by 1,600,000 Shares. Accordingly, the aggregate number of Shares that may be made the subject of Awards or Options granted under the Restated 2009 LTIP, since its inception, may not exceed 7,100,000, no more than 2,000,000 of which may be granted as Incentive Stock Options.

The number of Shares that may be the subject of Options and Stock Appreciation Rights granted to an Eligible Individual in any calendar year may not exceed 1,500,000. The number of Shares that may be the subject of Performance Share Units or Performance-Based Restricted Stock granted to an Eligible Individual in any calendar year may not exceed 2,000,000 (determined with respect to the number of Shares denominated in the relevant award agreements, without regard to the percentage of such Shares that may become payable based on the level of Performance Objective attained). The dollar amount of cash that may be the subject of Performance Units granted to an Eligible Individual in any calendar year may not exceed $6,000,000 (determined with respect to the dollar amount denominated in the relevant award agreements, without regard to the percentage of such dollar amount that may become payable based on the level of Performance Objective attained).  Notwithstanding anything in the Restated 2009 LTIP to the contrary, the following shares will not become available again for issuance under the LTIP: (i) shares withheld or tendered as full or partial payment of the Option Price, (ii) shares withheld or tendered as settlement of tax withholding obligations, (iii) any shares repurchased by the company with the proceeds from the exercise price of an Option, and (iv) the excess of the number of shares subject to a Stock Appreciation Right over the number of shares issued as a result of the exercise of such Stock Appreciation Right. Common stock issued under the Restated 2009 LTIP may come from authorized but unissued shares of our common stock or from previously issued shares of common stock reacquired by us and held as treasury shares, including shares purchased on the open market.

Types of Awards

Restricted Stock

The Compensation Committee may, in its discretion, grant to Eligible Individuals Awards of Restricted Stock, the terms and conditions of which are set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Restricted Stock is issued in the name of the Grantee as soon as reasonably practicable after the Award is granted; provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Compensation Committee, an escrow agreement and any other documents which the Compensation Committee may require as a condition to the issuance of such Restricted Stock. At the discretion of the Compensation Committee, Restricted Stock may be deposited together with the stock powers with an escrow agent (which may be the company) designated by the Compensation Committee. Unless the Compensation Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee will have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

Until all restrictions upon the Restricted Stock awarded to a Grantee have lapsed in the manner set forth in the relevant Agreement, such Shares cannot be sold, transferred or otherwise disposed of and cannot be pledged or otherwise hypothecated.

At the time an Award of Restricted Stock is granted, the Compensation Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the company for the account of the Grantee until such time.

Restricted Stock Units

The Compensation Committee may, in its discretion, grant to Eligible Individuals Awards of Restricted Stock Units, the terms and conditions of which are set forth in an Agreement. Each Restricted Stock Unit represents the right of the Grantee to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Compensation Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Compensation Committee at the time the Restricted Stock Unit was granted. The Compensation Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Compensation Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

The Grantee cannot sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of an Award of Restricted Stock Units or any portion thereof.

Stock Options

The Compensation Committee may, in its discretion, grant to Eligible Individuals Options, the terms and conditions of which are set forth in an Agreement. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option is determined by the Compensation Committee and set forth in the

Agreement; provided, however, that the exercise price per Share under each Option is not less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).  Except for Options and Stock Appreciation Rights relating to a maximum of 5% of the Shares available for grant under the LTIP, Options granted to Eligible Individuals shall become vested and exercisable no earlier than one year after the date of grant.

No Option can be transferrable by the Grantee other than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order.  An Option is exercisable only during the lifetime of the Grantee or his or her guardian or legal representative.

The exercise of an Option is made only by giving written notice delivered in person or by mail to the person designated by the company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option can be paid in any or any combination of the following forms: (a) cash or its equivalent, (b) if permitted by the Compensation Committee, the transfer to the company of Shares that have been held by the Grantee for at least six months prior to the exercise of the Option, (c) in the form of other property as determined by the Compensation Committee and in accordance with applicable law or (d) if permitted by the Committee, payment of the exercise price pursuant to a non-broker assisted “cashless exercise” procedure.  In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee.

No Grantee is deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option has been exercised pursuant to the terms thereof, (b) the company has issued and delivered Shares to the Grantee, a securities broker acting on behalf of the Grantee or such other nominee of the Grantee, and (c) the Grantee’s name, or the name of his or her broker or other nominee, has been entered as a stockholder of record on the books of the company. Thereupon, the Grantee has full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

Stock Appreciation Rights

The Compensation Committee may, in its discretion, grant to Eligible Individuals Stock Appreciation Rights, the terms and conditions of which are set forth in an Agreement.  Except for Options and Stock Appreciation Rights related to a maximum of 5% of the Shares available for grant under the LTIP, Stock Appreciation Rights granted to Eligible Individuals shall become vested and exercisable no earlier than one year after the date of grant.  A Stock Appreciation Right may be granted (a) if unrelated to an Option, at any time or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

If granted in connection with an Option, a Stock Appreciation Right covers the same Shares covered by the Option (or a specified lesser number of Shares) and, except as otherwise provided, is subject to the same terms and conditions as the related Option. Such Stock Appreciation Right (i) is exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) is exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the Agreement evidencing the related Option and (iii) is not transferable except to the extent the related Option is transferable. Upon the exercise of such a Stock Appreciation Right, the Grantee is entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised.  Upon exercise of such Stock Appreciation Right, the related Option shall be cancelled to the extent of the number of Shares to which the Stock Appreciation Right is exercised, and upon the exercise of such related Option, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares to which the related Option is exercised or surrendered.

A Stock Appreciation Right unrelated to an Option covers such number of Shares as the Compensation Committee determines. Such Stock Appreciation Rights contain such terms and conditions as to exercisability, vesting and duration as the Compensation Committee determines, but in no event have a term of greater than ten years (except upon the Grantee’s death prior to expiration of the Award, unless the Committee provides otherwise, a Stock Appreciation Right may provide for an exercise period of up to one year following the Grantee’s death even if such period extends beyond ten years from the date of grant). Upon exercise of such a Stock Appreciation Right, the

Grantee is entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised. No Stock Appreciation Right is transferrable by the Grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and a Stock Appreciation Right is exercisable only during the lifetime of the Grantee or his or her guardian or legal representative.

Stock Appreciation Rights are exercised by a Grantee only by giving written notice delivered in person or by mail to the person designated by the company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. Payment may be made in the discretion of the Compensation Committee solely in whole Shares in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares.

Dividend Equivalent Rights

The Compensation Committee may, in its discretion, grant to Eligible Individuals Dividend Equivalent Rights either in tandem with an Option or Award or as a separate Award, the terms and conditions of which are set forth in an Agreement. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Compensation Committee determines whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year interest on the amount of the account at the beginning of the year at a rate per annum as the Compensation Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Compensation Committee.

Performance Awards

The Compensation Committee, in its discretion, may grant to Eligible Individuals Awards of Performance Units and/or Performance Share Units, the terms and conditions of which are set forth in an Agreement.

Performance Units are denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement specifies the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest, and the Performance Cycle within which such Performance Objectives must be satisfied.

Performance Share Units are denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share Unit represents the right to receive payment of the Fair Market Value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. Each Agreement specifies the number of Performance Share Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Share Units to vest, and the Performance Cycle within which such Performance Objectives must be satisfied.

Payment to Grantees in respect of vested Performance Share Units and Performance Units is made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Compensation Committee may determine, but in no event later than 2.5 months after the end of the calendar year in which the Performance Cycle is completed. Such payments may be made entirely in Shares valued at their Fair

Market Value, entirely in cash, or in such combination of Shares and cash as the Compensation Committee in its discretion determines at any time prior to such payment.

The Compensation Committee, in its discretion, may grant to Eligible Individuals Awards of Performance-Based Restricted Stock, the terms and conditions of which are set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Performance-Based Restricted Stock are issued in the name of the Grantee as soon as reasonably practicable after the Award is granted or at such other time(s) as the Committee may determine; provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Compensation Committee, an escrow agreement and any other documents which the Compensation Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Compensation Committee, Performance-Based Restricted Stock may be deposited together with the stock powers with an escrow agent (which may be the company) designated by the Compensation Committee. Upon delivery of the Shares to the escrow agent, the Grantee has all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. Each Agreement specifies the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Performance-Based Restricted Stock to vest, and the Performance Cycle within which such Performance Objectives must be satisfied.

At the time the Award of Performance-Based Restricted Stock is granted, the Compensation Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the company for the account of the Grantee until such time.

Until the vesting of Performance Units and Performance Share Units or the lapsing of any restrictions on Performance-Based Restricted Stock, as the case may be, such Performance Units, Performance Share Units or Performance-Based Restricted Stock cannot be sold, assigned, exchanged, transferred or otherwise disposed of and cannot be pledged or otherwise hypothecated.

Share Awards

The Compensation Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Compensation Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the company. The Grantee may not sell, transfer, assign exchange, pledge, encumber or otherwise dispose of a Share Award or any portion thereof; provided, however, that this transferability restriction does not apply to the underlying Shares once all restrictions and conditions included in the Share Award (if any) have been satisfied in full.

No Repricing of Options or Stock Appreciation Rights

Other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the Restated 2009 LTIP, the Compensation Committee is prohibited from making any adjustment or approving any amendment that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Restated 2009 LTIP, whether through amendment, cancellation and exchange for cash or replacement grants, or other means, unless the company’s stockholders shall have approved such adjustment or amendment.

Limitations on Single Trigger Change in Control Vesting

With respect to any Option or Award granted under the Restated 2009 LTIP, absent any contrary provision in the Agreement governing the Option or Award, no such Option or Award may become vested or exercisable in full automatically upon a Change in Control, except (a) if such acceleration is also contingent upon a termination of the Grantee’s employment or services with the company or any of its subsidiaries that occurs within the two-year period following the Change in Control, or (b) if such acceleration occurs with respect to an Option or Award that is not assumed, replaced, or converted by the surviving entity in any such Change in Control.

Qualified Performance-Based Compensation

Section 162(m) of the Internal Revenue Code limits the company’s ability to deduct compensation paid to its senior executive officers, unless the compensation qualifies as “performance-based compensation,” as defined in Section 162(m) and the regulations promulgated thereunder. To the extent possible the company intends to have the Restated 2009 LTIP satisfy the requirements of Section 162(m) so that the Compensation Committee, if it determines to do so in its discretion, is able to grant awards satisfying the requirements of “performance-based compensation.”

Awards of “performance-based compensation” will be contingent upon the achievement of one or more pre-established Performance Objectives based on one or more of the business criteria described below under “Proposal V—Re-approval of the Section 162(m) Material Terms of the Restated 2009 LTIP, as amended by the First Amendment.” With respect to Awards intended to constitute “performance-based compensation,” Performance Objectives will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance Objectives may vary among Award recipients or among Awards to the same recipient. Performance Objectives will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

Amendment and Termination of the Restated 2009 LTIP

The Board may at any time terminate the Restated 2009 LTIP, and the Board may at any time and from time to time amend, modify or suspend the Restated 2009 LTIP; provided, however, that: (a) no such amendment, modification, suspension or termination may impair or adversely alter any Options or Awards theretofore granted under the Restated 2009 LTIP, except with the consent of the Grantee, nor may any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of the Restated 2009 LTIP; and (b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment is effective unless approved by the stockholders of the company in accordance with applicable law, regulation or exchange requirement.

Certain United States Federal Income Tax Aspects

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the Restated 2009 LTIP. This description is based on current laws in effect on March 1, 2016, which are subject to change (possibly retroactively). The tax treatment of participants in the Restated 2009 LTIP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Restated 2009 LTIP.

Tax Consequences to Participants under the Restated 2009 LTIP

Stock Options and Stock Appreciation Rights

Participants will not realize taxable income upon the grant of an Option or a Stock Appreciation Right. Upon the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonqualified Stock Option or a Stock Appreciation Right that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an Incentive Stock Option. Upon the exercise of an Incentive Stock Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Stock Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Stock Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Stock Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Stock Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Stock Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonqualified Stock Option or an Incentive Stock Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonqualified Stock Option or Incentive Stock Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonqualified Stock Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonqualified Stock Option or Incentive Stock Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonqualified Stock Option or Incentive Stock Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Restated 2009 LTIP generally prohibits the transfer of Awards, except that Options and Stock Appreciation Rights may be transferred by will or according to the laws of descent and distribution, and Nonqualified Stock Options and Stock Appreciation Rights may also be transferred pursuant to a qualified domestic relations order. For income and gift tax purposes, certain transfers of Nonqualified Stock Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonqualified Stock Options (other than in the context of divorce) or Stock Appreciation Rights. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonqualified Stock Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonqualified Stock Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonqualified Stock Option at the time of the gift. The value of the Nonqualified Stock Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonqualified Stock Option and the illiquidity of the Nonqualified Stock Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2016, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonqualified Stock Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonqualified Stock Options has not been extended to unvested Nonqualified Stock Options. Whether such consequences apply to unvested Nonqualified Stock Options or to Stock Appreciation Rights is uncertain, and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Cash Awards, Restricted Stock Units, Dividend Equivalents, Restricted Stock and Share Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a Restricted Stock Unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the Restricted Stock Unit award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The Dividend Equivalents, if any, received with respect to a Restricted Stock Unit or other Award (subject to the discussion below regarding Restricted Stock Awards for which a Section 83(b) election is made) will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of a Restricted Stock Award or Share Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Code Section 409A

Awards under the Restated 2009 LTIP are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Internal Revenue Code in an effort to avoid the imposition of early or additional taxes and/or penalties. To the extent that an Award under the Restated 2009 LTIP fails to comply with Section 409A, such Award will, to the extent possible, be modified to comply with such requirements.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

The ability of the company (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Restated 2009 LTIP could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation

The ability of the company (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Restated 2009 LTIP could be limited by Section 162(m) of the Internal Revenue Code. Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” (or “Section 162(m) Awards”) from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Compensation Committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as “performance-based compensation,” we are seeking stockholder approval of the material terms of the Restated 2009 LTIP, including the maximum amount of compensation that may be paid under the Restated 2009 LTIP, pursuant to Proposal V. Performance Awards intended to be Section 162(m) Awards may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, result in cash compensation that exceeds a specified limitation. Under the terms of the Restated 2009 LTIP, a “covered employee” who receives an Award intended to be a Section 162(m) Award may not receive Awards relating to more than (i) 1,500,000 shares of common stock in a given calendar year in the case of Options and Stock Appreciation Rights, (ii) 2,000,000 shares of common stock in a given calendar year in the case of Performance Share Units and Performance-Based Restricted Stock (determined with respect to the number of Shares denominated in the relevant award agreements, without regard to the percentage of such Shares that may become payable based on the level of Performance Objective attained), or (iii) $6,000,000 in a given calendar year with respect to cash-denominated Awards (determined with respect to the dollar amount denominated in the relevant award agreements, without regard to the percentage of such dollar amount that may become payable based on the level of Performance Objective attained). Although the Restated 2009 LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in the company’s best interests not to satisfy the requirements for the exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

Grants to Certain Persons

Because Awards granted under the Restated 2009 LTIP are at the discretion of the Compensation Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to Eligible Individuals. For information regarding the outstanding Options that have been granted to our named executive officers, including the exercise prices, expiration dates, and other material conditions upon which these Options may be exercised, please see “2015 Outstanding Equity Awards at Year End,” above.  None of our directors holds any outstanding Options.

Board Recommendation on Proposal

The Board unanimously recommends a vote FOR the adoption and approval of the First Amendment to the Restated 2009 LTIP. The management proxy holders will vote all duly submitted proxies FOR adoption and approval of the First Amendment to the Restated 2009 LTIP unless duly instructed otherwise. All members of the Board and our executive officers and other senior employees are eligible for awards under the Restated 2009 LTIP and thus have a personal interest in the approval of the First Amendment.

PROPOSAL V

RE-APPROVAL OF THE SECTION 162(M) MATERIAL TERMS
OF THE RESTATED 2009 LTIP, AS AMENDED BY THE FIRST AMENDMENT

Description of Proposal

In addition to the approval of the First Amendment, our stockholders are also being asked to re-approve the material terms of the Restated 2009 LTIP, as amended by the First Amendment, for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). As explained in greater detail below, we believe approval of this Proposal V is advisable in order to allow us to continue to grant awards under the Restated 2009 LTIP, as amended by the First Amendment, that may qualify as “performance-based compensation” under Section 162(m).

The Restated 2009 LTIP is designed, in part, to allow us to provide “performance-based compensation” that may be tax-deductible by us and our subsidiaries without regard to the limits of Section 162(m) in the event we choose to structure compensation in a manner that will satisfy the exemption. Under Section 162(m), the federal income tax deductibility of compensation paid to the CEO and the three other most highly compensated executive officers (other than the CEO and the CFO) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to the Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m).

In addition to certain other requirements, in order for awards under the Restated 2009 LTIP to constitute “performance-based compensation,” the material terms of the Restated 2009 LTIP must be periodically disclosed to and approved by our stockholders. Under Section 162(m), the material terms of the Restated 2009 LTIP, as amended by the First Amendment, that stockholders are being asked to re-approve are (i) the employees eligible to receive compensation under the Restated 2009 LTIP, (ii) the maximum amount of compensation that may be paid to an individual under the Restated 2009 LTIP during a specified period, and (iii) the list of business criteria on which Performance Objectives may be based. Each of these items is discussed below, and stockholder approval of this Proposal V constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements. This Proposal V does not seek any amendment of the existing eligible employees or list of business criteria contained within the Restated 2009 LTIP, but does include certain additional adjustment items that may impact how performance is measured with respect to a Performance Award, as well as an increase in the maximum compensation limits (as measured in Shares) for certain types of awards, which increase was implemented in order to make equitable adjustments in the Share limitations to account for the current depressed price of our common stock.   This Proposal V is being presented to stockholders to comply with the periodic re-approval requirements of Section 162(m) described above, including with respect to the additional available shares we are requesting stockholders to approve pursuant to the First Amendment under Proposal IV.

If this Proposal V is not approved, our Covered Employees may not receive the compensation that we intended to provide them under the Restated 2009 LTIP, as amended by the First Amendment, and the deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that the company may be limited in its ability to grant Awards that satisfy its compensation objectives and that are deductible (although the company retains the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some or all of it may be non-deductible).  More specifically, certain of our executive officers were granted performance share unit awards effective March 4, 2016, a portion of which (specifically, only that portion exceeding the maximum compensation limits under the 2009 LTIP that were previously approved by our shareholders), was granted contingent upon shareholder re-approval of the material terms of the Restated 2009 LTIP, as the same may be  amended from time to time (including by the First Amendment).  If such shareholder re-approval is not attained within the period required under Section 162(m) of the Code, such portion of these performance share units will be forfeited by the executive officers, and the Company may need to seek alternative means to incentivize and retain our executive officers.  More information on these awards is included in the “New Plan Benefits” table below.

Description of the Section 162(m) Material Terms

The discussion in this Proposal V does not purport to be a complete description of all of the provisions of the Restated 2009 LTIP, as amended by the First Amendment, and is qualified in its entirety by reference to the full text of (i) the Restated 2009 LTIP, which is set forth in Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on March 14, 2016, and (ii) the First Amendment thereto, which can be found by reference to Appendix A to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Restated 2009 LTIP.

Eligibility to Participate

Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. The employees eligible to receive Awards under the Restated 2009 LTIP are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards, and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the Performance Objectives described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the Performance Award.

Maximum Amount of Compensation

Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by our stockholders. Under the terms of the Restated 2009 LTIP, a Covered Employee who receives an Award intended to be a Section 162(m) Award may not receive Awards relating to more than (i) 1,500,000 shares of common stock in a given calendar year in the case of Options and Stock Appreciation Rights, (ii) 2,000,000 shares of common stock in a given calendar year in the case of Performance Share Units and Performance-Based Restricted Stock, multiplied by a performance vesting factor of up to 200% if the Performance Objectives that are subject to such an award are satisfied at the maximum level, or (iii) $6,000,000 in a given calendar year with respect to cash-denominated Awards, multiplied by a performance vesting factor of up to 200% if the Performance Objectives that are subject to such an award are satisfied at the maximum level. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the maximum set forth in the Restated 2009 LTIP.

Business Criteria

Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by our stockholders. If the Compensation Committee determines that an Eligible Individual is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as “performance-based compensation” under such section, then the grant, exercise, vesting and/or settlement of such Award will be contingent upon the achievement of one or more pre-established Performance Objectives based on one or more of the business criteria set forth below. With respect to Awards intended to constitute “performance-based compensation,” Performance Objectives will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance Objectives may vary among Award recipients or among Awards to the same recipient. Performance Objectives will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

Performance Objectives for Performance Awards may be expressed in terms of (i) stock price, (ii) earnings per share, (iii) operating income, (iv) return on equity or assets, (v) cash flow, (vi) earnings before interest, taxes, depreciation and amortization (EBITDA), (vii) revenues, (viii) overall revenue or sales growth, (ix) expense reduction or management, (x) market share, (xi) total stockholder return, (xii) return on investment, (xiii) earnings before interest and taxes (EBIT), (xiv) net income, (xv) return on net assets, (xvi) economic value added, (xvii) stockholder value added, (xviii) cash flow return on investment, (xix) net operating profit, (xx) net operating profit after tax, (xxi) return on capital, (xxii) return on invested capital, (xxiii) cost per ton or cost per unit, (xxiv) total material moved, (xxv) tons shipped, (xxvi) tire life improvement, (xxvii) increased truck, dragline or shovel OEE, (xxviii) effective equipment utilization, (xxix) achievement of savings from business improvement projects, (xxx) capital project deliverables, (xxxi) performance against environmental targets, (xxxii) safety performance and/or incident rate, (xxxiii) coal pricing targets, (xxxiv) coal sales targets, (xxxv) human resources management targets, including medical cost reductions and time to hire, (xxxvi) achievement of warehouse and purchasing performance measurements, (xxxvii) leverage ratios, including debt to equity and debt to total capital, (xxxviii) individual performance criteria (other than for covered employees as defined in Section 162(m)) or (xxxix) any combination or derivative of the foregoing.

Performance Objectives may be in respect of the performance of the company, any of its subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

The Compensation Committee may determine that any evaluation of performance shall include or exclude any of the following items: (i) gain or loss on the disposal of a business segment, (ii) unusual or infrequently occurring events and transactions that have been publicly disclosed, (iii) changes in tax laws, accounting principles, regulations, or other laws affecting reported results, (iv) goodwill impairment charges, (v) acquisitions or divestitures, (vi) accruals for reorganization and restructuring programs, (vii) the impact of other corporate transactions (such as a stock split or stock dividend), (viii) capital or special charges, (ix) asset write-downs, (x) litigation, claims, judgments, or settlements, (xi) annual incentive payments or other bonuses, or (xii) to the extent set forth with reasonable particularity in connection with the establishment of Performance Objectives, any other extraordinary events or occurrences identified by the Committee, all as determined in accordance with generally accepted accounting principles (to the extent applicable); provided, that in respect of Performance Awards intended to constitute “performance-based compensation,” such adjustments are permitted only to the extent permitted under Section 162(m) and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as “performance-based compensation” and, if required for such treatment, only if, at the time the Performance Objectives in respect of a Performance Award are established, the Committee provides for the manner in which performance would be measured against the Performance Objectives to reflect the effects of such items.

Other Material LTIP Provisions

For a detailed description of the other material terms of, certain tax consequences associated with participation in and other information regarding the Restated 2009 LTIP, as amended by the First Amendment, please see “Proposal IV—Approval of the First Amendment to the Restated 2009 LTIP to Increase the Number of Authorized Shares,” which is incorporated in this Proposal V by reference.

Grants to Certain Persons

Because Awards granted under the Restated 2009 LTIP are at the discretion of the Compensation Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to Eligible Individuals.  However, the “New Plan Benefits” table below shows the number of performance share units that have been granted to the individuals named in the table contingent upon shareholder re-approval of the material terms of the Restated 2009 LTIP, as the same may be amended from time to time (including by the First Amendment), for purposes of complying with certain requirements of Section 162(m).

Board Recommendation on Proposal

The Board unanimously recommends a vote FOR re-approval of the material terms of the Restated 2009 LTIP, as amended by the First Amendment, in accordance with the periodic re-approval requirements of Section 162(m). The management proxy holders will vote all duly submitted proxies FOR approval by our stockholders of this proposal unless duly instructed otherwise.

NEW PLAN BENEFITS

Cloud Peak Energy Inc. 2009 Long-Term Incentive Plan

(As Amended and Restated Effective March 12,  2016)

	Performance Share Units (#)(2)
Name and Position	Dollar Value ($)(1)	Total Number of Potential Earned Shares (Maximum)	Number of Potential Earned Shares Subject to Shareholder Re-approval
Colin Marshall	2,754,012	1,412,312	912,312
President and Chief Executive Officer
Gary Rivenes	1,128,042	578,482	78,482
Executive Vice President and Chief Operating Officer
Heath Hill	900,006	461,542	0
Executive Vice President and Chief Financial Officer
James Orchard	648,012	332,312	0
Senior Vice President, Marketing and Government Affairs
Bryan Pechersky	648,012	332,312	0
Executive Vice President, General Counsel and Corporate Secretary
Michael Barrett	0	0	0
Former Executive Vice President and Chief Financial Officer
Executive Group	1,056,006	541,538	0

Non-Executive Director Group	0	0	0

Non-Executive Officer Employee Group	2,591,170	1,328,738	0

(1)         Based on our closing stock price of $1.95 per share on March 4, 2016 and the maximum number of shares subject to each performance share unit award.

(2)         For the performance share unit awards granted in March 2016, this table reflects (a) the total maximum number of performance share units subject to such awards that could potentially become earned shares (subject to the actual level of achievement of the applicable Performance Objectives for the awards), and (b) the number of potential shares that may become earned under such performance share unit awards that exceeds the maximum compensation limits under the 2009 LTIP that were previously approved by our shareholders.  Only the number of shares referred to in clause (b) of the preceding sentence is contingent upon shareholder re-approval of the material terms of the 2009 Restated LTIP, as the same may be amended from time to time (including by the First Amendment).  The number of shares subject to these awards that will ultimately vest and become earned is based upon our level of relative and absolute total shareholder return over a three-year period that commenced on January 1, 2016.  We currently expect to settle any future vested 2016 performance share unit awards in cash rather than shares of our common stock.  For further information regarding the terms of the performance share unit awards and applicable vesting levels, please see “Executive Compensation—Compensation Discussion and Analysis.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding our equity compensation plans as of December 31, 2015. The number of securities reported in column (c) as available for future issuance does not include any of the additional shares that stockholders are being asked to approve at the 2016 Annual Meeting. See “Proposal IV—Approval of the First Amendment to the Restated 2009 LTIP to Increase the Number of Authorized Shares.”

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted —average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,235,666	$ 16.78	2,061,009	*
Equity compensation plans not approved by security holders	—	—	—
Total	4,235,666	$ 16.78	2,061,009	*

*                 Includes 1,809,252 shares under the Restated 2009 LTIP and 251,757 shares under our Employee Stock Purchase Plan. Shares available for issuance under the Restated 2009 LTIP may be issued pursuant to restricted stock, restricted stock units, options, stock appreciation rights, dividend equivalent rights, performance awards, and share awards.

PROPOSAL VI

BOARD DECLASSIFICATION AMENDMENT TO CERTIFICATE OF INCORPORATION

Description of Proposal

The company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Board is divided into three classes of directors, with each class elected every three years. The Board has approved, and recommends that the stockholders adopt, amendments to the Certificate of Incorporation to eliminate the classification of the Board over a three-year period and provide for the annual election of all directors beginning at the 2019 annual meeting of stockholders.

If approved, the proposed amendments to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the company would do promptly after stockholder approval is obtained for the proposed amendments. Board declassification would be phased-in over a three-year period, beginning at the 2017 annual meeting of stockholders (each annual meeting of stockholders an “Annual Meeting”) as follows:

•                  From the effective time of the Certificate of Amendment until the election of directors at the 2017 Annual Meeting, the Board shall be divided into three classes of directors, Class I, Class II and Class III, with the directors in Class II having a term expiring at the 2017 Annual Meeting, the directors in Class III having a term expiring at the 2018 Annual Meeting and the directors in Class I having a term expiring at the 2019 Annual Meeting.

•                  Commencing with the election of directors at the 2017 Annual Meeting, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2018 Annual Meeting and the directors in Class II having a term that expires at the 2019 Annual Meeting. The successors of the directors who, immediately prior to the 2017 Annual Meeting, were members of Class II (and whose terms expire at the 2017 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2017 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2018 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2017 Annual Meeting, were members of Class I and whose terms were scheduled to expire at the 2019 Annual Meeting shall become members of Class II with a term expiring at the 2019 Annual Meeting.

•                  Commencing with the election of directors at the 2018 Annual Meeting, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2019 Annual Meeting. The successors of the directors who, immediately prior to the 2018 Annual Meeting, were members of Class I (and whose terms expire at the 2018 Annual Meeting) shall be elected to Class I for a term that expires at the 2019 Annual Meeting, and the directors who, immediately prior to the 2018 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2019 Annual Meeting shall become members of Class I with a term expiring at the 2019 Annual Meeting.

•                  From and after the election of directors at the 2019 Annual Meeting, the Board shall cease to be classified and the directors elected at the 2019 Annual Meeting (and each meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.

The proposed amendments would not affect the election of the class of directors at this 2016 Annual Meeting. Beginning with the 2019 Annual Meeting, all directors will stand for election at each Annual Meeting for one year terms. The proposed amendments would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Delaware corporate law provides, unless otherwise provided in the certificate of incorporation, that members of a board that is classified may be removed only for cause. At present, because the Board is classified, the Certificate of Incorporation provides that the members of the Board are removable only for cause. If this Proposal VI is approved by stockholders, Section 5.5 of Article V of the Certificate of Incorporation would be amended to provide that, once the Board has become declassified in 2019, directors may be removed with or without cause.

As part of its ongoing review of corporate governance matters, the Board considered the advantages and disadvantages of maintaining the classified board structure. The Board considered the view of some stockholders who believe that classified boards have the effect of reducing the accountability of directors to stockholders because stockholders are unable to evaluate and elect all directors on an annual basis. The Board also considered that the election of directors is the primary means for stockholders to influence corporate governance policies of the company. The Board also considered benefits of retaining the classified board structure, which has a long history in corporate law. A classified structure may provide continuity and stability in the management of the business and affairs of the company because a majority of directors always have prior experience as directors of the company. In some circumstances classified boards may enhance stockholder value by forcing an entity seeking control of the company to initiate discussions at arm’s-length with the board of the company, because the entity cannot replace the entire Board in a single election. After balancing these interests, the Board has decided to submit the proposed amendments to eliminate the classified board structure.

If the proposed amendments to the Certificate of Incorporation are adopted by the stockholders, the company plans to make certain conforming changes to the company’s Bylaws and its Corporate Governance Guidelines.

The Certificate of Amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix B.

Board Recommendation on Proposal

The Board unanimously recommends a vote FOR adoption of the amendments to the Certificate of Incorporation to provide for the annual election of all directors, as set forth in Appendix B to this Proxy Statement. The management proxy holders will vote all properly submitted proxies FOR adoption unless properly instructed otherwise.

OTHER BUSINESS

The Board is not aware of any matter to be presented for action at the 2016 Annual Meeting other than the six company proposals set forth in this Proxy Statement. Should any other matter requiring a vote of stockholders properly arise, the management proxies confer upon the management proxy holders discretionary authority to vote the same in accordance with their best judgment in the interest of the company.

PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in Our Proxy Statement

Under the rules of the SEC, stockholder proposals that are being submitted for inclusion in our proxy statement relating to our 2017 annual meeting of stockholders must be received no later than November 28, 2016 at our principal executive offices, located at 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: General Counsel. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act, and our Bylaws.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our Board recently amended our Bylaws to permit a stockholder (or a group of no more than 20 stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our Bylaws, to submit director nominees (which shall not exceed the lesser of 20% of the Board and the total number of directors to be elected at the annual meeting) for inclusion in our proxy statement along with the candidates nominated by the Board if the stockholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.  Notice of director nominees submitted under these Bylaw provisions must be received at our principal executive offices, located at 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: Corporate Secretary, no earlier than the close of business 150 days, nor later than 120 days prior to the anniversary of the date our company issued our proxy statement for the previous year’s annual meeting.  Based upon the anniversary date of our company’s issuance of the Proxy Statement for the 2016 Annual Meeting, a stockholder or stockholders must send advance written notice of such nominations such that the notice is received by us not earlier than the close of business on October 29, 2016 and no later than the close of business on November 28, 2016.  Notice must include all information required by our Bylaws.

Proposals Not for Inclusion in Our Proxy Statement

Our Bylaws require advance written notice from any stockholder seeking to present any business or proposal, not for inclusion in next year’s proxy statement, but directly at the 2017 annual meeting of stockholders, including nominations of persons for election to our Board. Notice of such proposals must be received at our principal executive offices, located at 505 South Gillette Avenue, Gillette, Wyoming 82716, Attn: Corporate Secretary, not earlier than the close of business 120 days, nor later than the close of business 90 days prior to the anniversary of the immediately preceding annual meeting. Based upon the anniversary date of the 2016 Annual Meeting as currently scheduled, a stockholder must send advance written notice of such nominations or other business or proposals such that the notice is received by us not earlier than the close of business on January 11, 2017 and no later than the close of business on February 10, 2017. In the event the annual meeting is convened on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, such notice must be received not earlier than the close of business 120 days prior to such annual meeting nor later than the close of business on the later of 90 days prior to such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was first made by the company. Such proposals when submitted must be in full compliance with applicable law and our Bylaws.

DIRECTIONS TO ANNUAL MEETING LOCATION

Gillette College Technical Center
3251 South 4-J Road
Gillette, Wyoming 82718

Nearest Airport: Gillette-Campbell County Airport—GCC

Go south on Airport Road. Turn left to stay on Airport Road. Turn right onto US 14-16 / WY-59 towards Gillette. Turn right onto South Burma Avenue. Turn left onto Westover Country Road. Turn right onto South 4-J Road and drive south approximately 1.2 miles.

Appendix A

Proposal IV
Approval of the First Amendment to the
Restated 2009 LTIP to Increase the Number of Authorized Shares

FIRST AMENDMENT TO THE
CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE MARCH 12, 2016)

THIS FIRST AMENDMENT (the “Amendment”), dated as of May [•], 2016, to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 12, 2016 (the “Plan”), as approved by the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (the “Company”), is hereby adopted by the Company.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan;

WHEREAS, subject to certain limitations, Section 15.1 of the Plan gives the Board the authority to amend the Plan;

WHEREAS, the Board, based upon the recommendation of the Compensation Committee of the Board, which committee has previously been appointed by the Board pursuant to Section 3.1 to administer the Plan (the “Committee”), has determined that it is in the best interests of the Company and its subsidiaries, subject to the approval of the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders, to amend the Plan to increase the number of shares of common stock of the Company available under the Plan by an additional 1,600,000 shares from 5,500,000 shares to 7,100,000 shares; and

WHEREAS, the Company desires to make the amendment to the Plan described above.

NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:

1.              The second sentence of Section 4.1 is amended as follows:

“The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed 7,100,000, no more than 2,000,000 of which may be granted as Incentive Stock Options.”

* * *

Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Plan, to be effective as of May [•], 2016.

CLOUD PEAK ENERGY INC.

By:
Name:
Title:

A-1

Appendix B

Proposal VI
Board Declassification Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLOUD PEAK ENERGY INC.

Pursuant to Section 242
of the General Corporation Law of the State of Delaware

Cloud Peak Energy Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.              The Amended and Restated Certificate of Incorporation is hereby amended by deleting Section 5.3 of Article V, and inserting the following in lieu thereof:

“Section 5.3.  TERMS OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect directors:

(a) From the effectiveness of this Section 5.3 of Article V filed with the Secretary of State of the State of Delaware until the election of directors at the 2017 annual meeting of stockholders (each annual meeting of stockholders an “Annual Meeting”), pursuant to Section 141(d) of the DGCL, the Board of Directors shall be divided into three classes of directors, Class I, Class II and Class III (each class as nearly equal in number as possible), with the directors in Class II having a term expiring at the 2017 Annual Meeting, the directors in Class III having a term expiring at the 2018 Annual Meeting and the directors in Class I having a term expiring at the 2019 Annual Meeting.

(b) Commencing with the election of directors at the 2017 Annual Meeting, pursuant to Section 141(d) of the DGCL, the Board of Directors shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2018 Annual Meeting and the directors in Class II having a term that expires at the 2019 Annual Meeting. The successors of the directors who, immediately prior to the 2017 Annual Meeting, were members of Class II (and whose terms expire at the 2017 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2017 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2018 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2017 Annual Meeting, were members of Class I and whose terms were scheduled to expire at the 2019 Annual Meeting shall become members of Class II with a term expiring at the 2019 Annual Meeting.

(c) Commencing with the election of directors at the 2018 Annual Meeting, pursuant to Section 141(d) of the DGCL, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2019 Annual Meeting. The successors of the directors who, immediately prior to the 2018 Annual Meeting, were members of Class I (and whose terms expire at the 2018 Annual Meeting) shall be elected to Class I for a term that expires at the 2019 Annual Meeting, and the directors who, immediately prior to the 2018 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2019 Annual Meeting shall become members of Class I with a term expiring at the 2019 Annual Meeting.

(d) From and after the election of directors at the 2019 Annual Meeting, the Board shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2019 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting and may be removed with or without cause pursuant to Section 5.5 of this Article V.”

B-1

2.              The Amended and Restated Certificate of Incorporation is hereby amended by adding the following at the end of Section 5.4 of Article V:

“In the event of any increase or decrease in the authorized number of directors at any time during which the Board of Directors is divided into a class or classes, (a) each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and (b) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of preferred stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the class or classes so as to keep the number of directors in each class as nearly equal as possible.”

3.              The Amended and Restated Certificate of Incorporation is hereby amended by deleting Section 5.5 of Article V, and inserting the following in lieu thereof:

“Section 5.5.  REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a director may be removed from office at any time, at a meeting called for that purpose (a) prior to the election of directors at the 2019 Annual Meeting when the Board of Directors shall cease to be classified, only for cause and only by the affirmative vote of the holders of least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class and (b) from and after the election of directors at the 2019 Annual Meeting when the Board of Directors shall cease to be classified, with or without cause and only by the affirmative vote of the holders of least two-thirds of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class.”

4.              The Amended and Restated Certificate of Incorporation is hereby amended by deleting the definition “IPO Date” in Article XII.

5.              The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [•] day of May, 2016.

CLOUD PEAK ENERGY INC.

By:
Name:
Title:

B-2

CLOUD PEAK ENERGY INC. 505 SOUTH GILLETTE AVENUE GILLETTE, WYOMING 82716 SUBMIT YOUR PROXY BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 P.M. Eastern Time on May 10, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 10, 2016. Have your proxy card in hand when you call and then follow the instructions. SUBMIT YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M83830-P62058 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CLOUD PEAK ENERGY INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors For Against Abstain a. Patrick Condon  b. William Owens  The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2016 fiscal year.  6. To approve an amendment to the Cloud Peak Energy Inc. Amended and Restated Certificate of Incorporation to eliminate the classification of the Board over a three-year period.  3. To approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. 4. To approve the First Amendment to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (as amended and restated effective March 12, 2016) (the “Restated 2009 LTIP”) to increase the number of shares authorized for issuance thereunder.  Other, if Applicable: 7. In their discretion, the management proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.  5. To re-approve the material terms of the Restated 2009 LTIP, as amended by the First Amendment, in accordance with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code. For address change/comments, mark here (see reverse for instructions)  Please indicate if you plan to attend this meeting.  Yes  No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting: The Annual Report on Form 10-K and the Notice and Proxy Statement are available at www.proxyvote.com M83830-P62058 CLOUD PEAK ENERGY INC. 2016 Annual Meeting of Stockholders Gillette College Technical Center, 3251 South 4-J Road, Gillette, Wyoming 82718 May 11, 2016 9:00 AM MT This proxy is solicited by the Board of Directors The undersigned stockholder of Cloud Peak Energy Inc. hereby revokes any proxy or proxies previously granted and appoints Bryan Pechersky, Executive Vice President, General Counsel and Corporate Secretary, and Heath Hill, Executive Vice President and Chief Financial Officer, or either of them, as proxies, each with full powers of substitution and resubstitution, to represent and vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) or postponement(s) thereof, with all the powers that the undersigned would possess if personally present at such Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement of Cloud Peak Energy Inc. ANY STOCKHOLDER SIGNING THIS PROXY THAT FAILS TO MARK ANY OF PROPOSALS 1 THROUGH 6 WILL BE DEEMED TO HAVE GIVEN THE DESIGNATED PROXIES COMPLETE DISCRETION IN VOTING HIS, HER OR ITS SHARES “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, 5 AND 6. IF ANY SUCH PROPOSAL IS MARKED, A STOCKHOLDER’S SHARES WILL BE VOTED ON SUCH PROPOSAL IN ACCORDANCE WITH HIS, HER OR ITS INSTRUCTIONS. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 7. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS DESCRIBED IN THE PROXY STATEMENT. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address change/comments: